CONFIDENTIAL TREATMENT REQUESTED

                                                                   Exhibit 10.15

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, has been marked with an asterisk to denote where omissions have been made. The confidential material has been filed separately with the Commission.

                             GLOBAL SUPPLY AGREEMENT

                         APPLIED MATERIALS CONFIDENTIAL


This Global Supply Agreement dated and effective as of June 1, 2002 is by and between Applied Materials, Inc., a Delaware corporation, having places of business in Santa Clara, California and Austin, Texas, and Kinetics Fluid Systems, Inc., a California corporation, having places of business in Santa Clara, California, and Austin, Texas.

In consideration of the mutual promises and consideration provided for in this Agreement, the parties agree as follows:

DEFINITIONS

The following capitalized terms will have the meanings given below when used in this Agreement:

"Agreement" means this Global Supply Agreement, all its Exhibits and Attachments, and all Specifications for Items, all as amended from time to time, and all Applied Purchase Orders and other Authorized Demand Signals that may be issued for the purchase of Items (including Services). When used with reference to the purchase of a particular Item or Items, "Agreement" means those provisions of the foregoing that apply to such Item or Items and to the transaction for such purchase.

"Applied's Standard Terms and Conditions of Purchase" means Exhibit 1 to this Agreement.

"Applied" means Applied Materials, Inc., and all of its domestic and international divisions and subsidiaries.

"Applied IP" has the meaning given in the IPA.

"Applied System(s)" means capital equipment sold by Applied that incorporates a Fluid Delivery System.

"Asset Purchase Agreement" means the Asset Purchase Agreement dated June 25, 1999 between Applied Materials, Inc. and Kinetics Fluid Systems, Inc., as amended and supplemented from time to time.

"Attachment" means one of the documents, records or instruments identified as an "Attachment" on the List of Exhibits and Attachments set out in this Agreement.

CONFIDENTIAL TREATMENT REQUESTED


"Authorized Demand Signal" means an order or record issued by Applied to Supplier pursuant to Section 2.1.5.1.

"Bus Route" or "Blanket Order" means an arrangement, method or agreement for the order and purchase of goods under which the buyer issues a standing, blanket or open order (under which quantities may be indeterminate, forecasted, or otherwise provided for) and then periodically specifies quantities for delivery through summary orders, issuance of a purchase order document, or by electronic or other notice.

"Business Day" means a day that is not a Saturday, a Sunday, or a holiday or operating shut down day under the most current fiscal year operating calendar of Applied in effect under this Agreement.

"Committed Delivery Date" means the date on which Supplier shall deliver a completed Item and all required documentation to Applied, as determined under Sections 2.1.5.2 and 2.1.5.3. As to Services for which a Purchase Order is the "Authorized Demand Signal," the "Committed Delivery Date" means each date established by such Purchase Order for completion of Services and delivery of work product or other deliverables to Applied.

"Confidential Information" means all of the following: (a) "Confidential Information," as such term is defined by the IPA, a Design SOW, a DSA or a DVA (each as defined below), (b) Internal Applied Data, as defined below, and new product plans of Applied that are included as Confidential Information under
Section 2.9.2 below, and (c) "Confidential Information" or "Proprietary Information" of, or received from, Applied or Supplier, under (and as such term(s) are defined in) any NDA now in effect or hereafter in effect (but in any case, only for the period applicable under the IPA, NDA or other agreement, as applicable).

"Configurable Subassemblies" means those configurable products identified by a non-repeating part numbering system established by Applied (in which a Subassembly part numbering follows a particular convention, i.e., XXXX-cont.). A Configurable Subassembly may contain a number of Piece Parts, Modules or devices (or a combination thereof) that are electrically and/or mechanically connected and perform a specific function. An FDS is a Configurable Subassembly.

"Configuration Engineering Services" means the engineering services requested by Applied and provided by Supplier for Applied (i) in the preparation of the Bill of Materials ("BOM") that conforms to, and is configured to, the requirements of the standard manufacturing options for an FDS as specified and designed by Applied (a "Configured BOM"), including system design information identified by Applied through its Authorized Demand Signal or (ii) in the preparation of a revised Configured BOM pursuant to a Configuration Change Request.

"CCR Services" means the Configuration Engineering Services or CES Services provided by Supplier pursuant to Applied's CCR.

"CCR" means Applied's request for CES Services or Configuration Engineering Services in the revision of a Configured BOM or CES Package, which request is issued after Supplier's acceptance of the applicable SSR or NSO order.

CONFIDENTIAL TREATMENT REQUESTED


"Contract Price" means the price for an Item, including a Service, established by or in accordance with Attachment 1 or, as to Services for which pricing is not determined under Attachment 1, the price for Services established by or in accordance with the applicable Applied Purchase Order issued under this Agreement.

"CES Package" means all documentation, drawings, specifications and information prepared or provided by Supplier to implement and record a CES.

"CES Services" means the engineering services provided by Supplier pursuant to Applied's request to Supplier for a Customer Engineering Special.

"CES" or "Customer Engineering Special" means a modification to an existing standard Fluid Delivery System configuration, wherein the modification involves either (1) the specification by the customer of alternative Piece Part(s) or Module(s), or alternative manufacturer of a Piece Part or Module, instead of Applied's default standard Piece Parts or Modules, or (2) the modification of the FDS interface to the customer's facility, e.g., power connection(s), gas connection(s), water connection(s) or physical mounting. CES does not include, and CES Services do not include engineering or design services required as a result of, the specification by an Applied customer of a new requirement or process that requires research and development, or design.

"CPS" means Applied's Installed Customer Productivity Support organization, formerly known as the Installed Base Service & Support organization, and any successor organization (such organization being sometimes referred to as "IBSS" or "CPS").

"Design Services," "Design SOW," "Design Services Agreement," and "DSA" have the meanings given in the IPA.

"Development Services," "Development Services Agreement," and "DVA" have the meanings given in the IPA.

"ECO" means an Engineering Change Order issued by Applied to change a Specification or to make another Engineering Change under (and as defined in)
Section 4.1.1 below or approved by Applied to authorize a change in a Specification or to make another Engineering Change under Section 4.1.1 below.

"ERS Program" means Applied's "Evaluated Receipts Settlement Program," which is a system for payment by Applied for Items purchased hereunder, as described in
Section 2.11.1.3 below.

"Exhibit" means one of the documents, records or instruments identified as an "Exhibit" on the list of Exhibits and Attachments set out in this Agreement.

"FDS" or "Fluid Delivery System" has the meaning given in the IPA. The term FDS includes (unless otherwise limited by particular provisions of this Agreement) Volume Manufacturing FDS, Pilot FDS, R&D FDS and NSO FDS.

"First Article" means a new Item, an Item with revised Specifications (including drawings), or an Item manufactured after a change in Supplier's (or a sub-tier supplier's) manufacturing location,

CONFIDENTIAL TREATMENT REQUESTED


manufacturing process or any other change that, pursuant to the QRD (defined below) or the Quality Framework Document (Attachment 15 to this Agreement), requires the change or the affected Item to be evaluated and accepted by Applied prior to delivery to Applied or use in manufacturing of Items under this Agreement.

"Internal Applied Data" means all non-public, proprietary information from any source that is recorded, displayed, maintained or accessed on Applied's SPR, SSR, NSR, CCR or any internal database, subject to the exclusions of Section 4.1, clauses (i) through (v) of the IPA.

"IP Rights" has the meaning given in the IPA.

"Item" or "Items" means FDS(s), Module(s), other Subassembly(ies), Piece Part(s) and any other good(s) or Service(s) that (a) Supplier is to provide to Applied under this Agreement pursuant to any Authorized Demand Signal and (b) are identified in, or have pricing terms determined as set forth in, Attachment 1 and any amendments to Attachment 1 or are identified in and have pricing terms set forth in an Applied Purchase Order issued as an Authorized Demand Signal under this Agreement. Items (excluding Services) shall be deemed to constitute "goods" as that term is defined in, and used in, the Uniform Commercial Code as adopted in California, including amendments to such statutes. Certain exclusions affecting "Items" are also set out in Section 1.4 below.

"Manufacturing Process" has the meaning given in the IPA.

"MFC" means mass flow controller.

"Module" means those standard or configurable parts that may be identified by a single Applied part number, that contain multiple Piece Parts and that are sold by Supplier to Applied on a recurring basis as separate units or as assemblies for use in FDSs, NSOs or other fluid delivery products.

"NDA" means any and all agreements between Applied and Supplier for confidentiality, nondisclosure or limitation on use of Confidential Information. Such term, unless otherwise indicated in this Agreement, includes the IPA.

"New Product Transition" or "NPT" means the transition, in accordance with criteria approved by Applied, of an FDS or Applied System from R&D Manufacturing to Pilot Manufacturing, or from Pilot Manufacturing to Volume Manufacturing.

"New Product Transition Services" or "NPT Services" means the manufacturing, engineering and documentation preparation services necessary for New Product Transition. The particular requirements for each NPT Services project will be defined in Applied's Purchase Order for NPT Services issued pursuant to an RFP/RFQ process, and will generally include (when appropriate to the particular project and with compensation to be negotiated) evaluation of product structure tree(s), identification of open design issues and of product options (released or not released), appropriate assembly and test fixture specifications, definition and requirements, engineering of tooling and test fixtures, and documentation preparation.

CONFIDENTIAL TREATMENT REQUESTED

"NSO" or "Non-System Order" means a Subassembly or other Item (excluding an FDS) that (a) is ordered by Applied for Volume Manufacturing, Pilot Manufacturing or R&D use and (b) either is to be installed or incorporated in a previously manufactured Configurable Subassembly or is to be used by Applied for R&D purposes.

"NSR" means a nonstandard request for an Item to be manufactured by Supplier, which request will include basic process, platform, fab, and chamber information and other information to describe the Item ordered.

"Piece Parts" means piece parts that are contained in Subassemblies or that are provided by Supplier to Applied separately from a Subassembly.

"Pilot FDSs" means FDSs manufactured by Supplier for incorporation into Applied Systems under Applied's Pilot Manufacturing program.

"Pilot Manufacturing" excludes R&D Manufacturing and means (i) manufacturing in the United States of America of FDSs or Modules that have not been released for Volume Manufacturing by completion of New Product Transition, and/or (ii) manufacturing of FDSs or Modules in each other country which is specifically identified from time to time in an Attachment to this Agreement as a country in which Supplier may provide FDSs or Modules that have not been released for Volume Manufacturing by completion of New Product Transition.

"Product Development Process" means Applied's process and management procedures for its new product development programs employed to control design and delivery of Applied's products.

"Purchase Order," (i) when used to describe a method of ordering Items, means that method of ordering (sometimes also referred to as "Spot Buy") under which Applied issues Authorized Demand Signals in accordance with Section 2.1.5.1, including SSRs, NSRs and Purchase Orders (as defined in the following clause
(ii)), that identify or describe particular Items to be manufactured or provided to Applied; and (ii) when used to describe an order issued by Applied for particular Item(s), means Applied's order for particular Item(s) contained in an Applied purchase order form, except that the provisions of this Agreement (including Exhibit 1 to this Agreement) shall be a part of each purchase order form issued as a Purchase Order under this Agreement and shall supersede and replace in their entirety the terms and conditions stated on the reverse side of the purchase order form. The Purchase Order method is distinguished from the Bus Route method. The Purchase Order method will be utilized for the ordering of FDSs by Applied from Supplier. When used in Section 2.2.3, "Spot Buy" refers to Supplier's method, arrangement or agreement for the purchase of Piece Parts under a Purchase Order method.

"QRD" means the "Quality Requirements Document for Manufactured Assemblies -- Kinetics Gas Systems," attached to this Agreement as Attachment 20, as such document is modified from time to time.

"R&D" means the development, design and related scientific analysis (a) for new or modified capital equipment for use or application in any Applied System; and
(b) for the prototype manufacture of such new or modified capital equipment.

CONFIDENTIAL TREATMENT REQUESTED


"R&D Manufacturing" means the manufacturing of FDSs or Modules on a prototype or other limited basis for use by Applied for R&D purposes.

"R&D Services" means Design Services and Development Services required for R&D or R&D Manufacturing. R&D Services may include creation of product definitions and functional requirements, schematics, product structure trees, electronic valve assignments, definition of test requirements, determination and resolution of manufacturing engineering issues, and the manufacture of one or more prototypes. CES Services are not included in the term R&D Services.

"RFP," "RFQ," or "RFP/RFQ" means, as applicable, Applied's Request for Proposal or Request for Quotation process, as applicable, or a combination of such processes.

"SAT" means the Supply Account Team (or successor organization) assigned to Supplier by Applied.

"Services" means Configuration Engineering Services, CES Services, CCR Services, NPT Services, Design Services, Development Services, and other services performed by Supplier for Applied pursuant to this Agreement, the IPA (to the extent applicable), or (as to Design Services or Development Services) the relevant DSA or DVA.

"SMT" means Applied's Subsystem Management Team (or successor organization) assigned to Supplier by Applied.

"Source Inspection" means any inspection at Supplier's facilities required by the quality provisions of this Agreement, including the QRD or the Quality Framework, Attachment 15.

"Spares" means Items ordered by Applied's CPS pursuant to Section 2.1.5 below.

"Specifications" means authorized drawings, designs, specifications, instructions relating to installation, assembly and testing, and manufacturing and product requirements that are applicable to an Item. Specifications include any ECOs applicable to an Item and information of the types set out above that is included in, or referred to in, an SSR, NSR, CCR or Purchase Order issued as to an Item.

"SPR" or "System Production Report" means, as to Volume Manufacturing FDSs, Pilot Manufacturing FDSs, and NSO Items, Applied's schedule for anticipated production of Applied Systems and NSOs, which is posted by Applied from time to time and updated at least weekly for Supplier's electronic access and review, identifying the Applied Systems and NSO transactions for which Supplier (subject to the provisions of this Agreement) is anticipated to provide FDSs or NSOs under this Agreement.

"Standard Services" means any or all of the following: Configuration Engineering Services; CCR Services; CES Services; and NPT Services.

"Standard Subassemblies" means those products discretely identified by a single Applied part number. A Standard Subassembly may contain a number of Piece Parts, Modules or devices (or

CONFIDENTIAL TREATMENT REQUESTED


a combination thereof) that are electrically and/or mechanically connected and performs a specific function.

"Subassemblies" means both Standard Subassemblies and Configurable
Subassemblies.

"Supplier" means Kinetics Fluid Systems, Inc., a California corporation, and (x) all unincorporated divisions of Kinetics Fluid Systems, Inc. and (y) those subsidiaries and affiliates of Kinetics Fluid Systems, Inc. that are approved (through written supplement to this Agreement) by Applied as permitted to perform supply or service obligations hereunder. Unit Instruments, Inc. shall not be included in the term "Supplier" unless a written amendment to this Agreement, executed by all parties, so provides. As set out in Section 1.4 below, this Agreement does not apply to goods, products, parts or services that are the subject of agreement(s) previously entered into with Applied by Insync Systems, Inc., even though Supplier has succeeded to such prior agreement(s) by merger.

"Supplier Performance Plan" means a formal performance plan for Supplier in the form of Attachment 16, as modified from time to time. Attachment 16 is the Supplier Performance Plan in effect on the Effective Date.

"System Specification Report" or "SSR" means Applied's internally generated report of basic process, platform, fab and chamber information and requirements describing an order for an Applied System requiring FDS or other Item(s), or for an NSO, from Supplier, as the same is posted by Applied to the Applied website designated for Supplier access or as otherwise furnished to Supplier.

"UCC" means the Uniform Commercial Code, as adopted, amended and in effect in the State of California from time to time, which is currently codified in the California Commercial Code.

"Volume Manufacturing FDSs" means FDSs manufactured by Supplier for incorporation into Applied Systems in Applied's Volume Manufacturing operations.

"Volume Manufacturing" or "VMO" means (i) manufacturing in the United States of America of those FDSs or Modules that are released by Applied for Volume Manufacturing from Pilot Manufacturing following completion of New Product Transition, and also (ii) manufacturing of FDSs or Modules in each other country which is specifically identified from time to time in an Attachment to this Agreement as a country in which Supplier may provide FDSs or Modules that have been released by Applied for Volume Manufacturing from Pilot Manufacturing following completion of New Product Transition.

"Will" or "shall" have the same meaning and are used to convey an affirmative duty or obligation (i.e., a requirement).

Capitalized terms used in this Agreement and defined in other provisions will have the meanings in this Agreement given in such other provision(s). Unless otherwise indicated, references to Sections, provisions, paragraphs or like terms are to such elements of this Agreement and to all subsections or subparts of the referenced Section, provision or paragraph, and "hereof," "herein" and like words refer to this Agreement as a whole and not to a particular provision, also unless otherwise indicated. "Including" or "includes" does not indicate a limitation. Capitalized terms

CONFIDENTIAL TREATMENT REQUESTED


defined in the text of this Global Supply Agreement that are also used in its Attachments or Exhibits are used in the Attachments and Exhibits as defined in the text of the Global Supply Agreement, unless the context of usage indicates otherwise.

1.       SCOPE.

1.1.     Description of Agreement.

This Agreement defines the terms and requirements applicable between Applied and Supplier with respect to the supply of Items by Supplier to Applied and to matters related to such supply that are covered by this Agreement; each party agrees to observe, perform under and comply with this Agreement. Applied may, from time to time, issue Authorized Demand Signals to Supplier for the purchase of Items. Upon acceptance (including deemed acceptance) of each Authorized Demand Signal, and for valuable consideration received, Supplier agrees that it shall, throughout the term of this Agreement, sell and deliver the Item(s) covered by each such Authorized Demand Signal under and in compliance with this Agreement. Decisions regarding future purchases from Supplier will be based in part upon Supplier's performance under this Agreement, and Supplier's achievement toward Applied's business objectives.

1.2.     Addresses and Contact Persons; Notices.

         1.2.1.   Contact Persons.

         The persons to receive notices generally under this Agreement and the procedures for notice are set out in Section 1.2.2. The following individual contact persons are identified for convenience of the parties and certain of the persons listed below are designated, in specific sections of this Agreement, as the person(s) to receive or initiate certain specific notices or actions. Each party may change any of its contact persons or other information in this Section 1.2.1 from time to time. Upon any such change, notice of the change shall be given promptly to the other party through the person(s) specified to receive notice under Section 1.2.2 below, and until such notice is given the change shall not be effective as to the other party.

         SUPPLIER CONTACT PERSONS:  KINETICS FLUID SYSTEMS, INC.

         Senior Vice President:  Joe Foster
         Phone:  (408) 935-4570
         Facsimile:  (408) 934-6302
         E-mail address:  jfoster@kineticsgroup.com

         Vice President Operations:  Brad Sander
         Phone:  (512) 246-5100
         E-mail address:  bsander@kineticsgroup.com

CONFIDENTIAL TREATMENT REQUESTED


         Vice President Sales:  Mark Thomas
         Phone:  (408) 935-4592
         E-mail address:  mthomas@kineticsgroup.com

         Senior Director of Operations - Round Rock Division:  Mark Hutson
         Phone:  (512) 246-5103
         E-mail address:  mhutson@kineticsgroup.com

         Director of Operations - Milpitas Division:  Shireen Zekanoski
         Phone:  (408) 934-4603
         E-mail address:  szekanoski@kineticsgroup.com

         Customer Service Manager (Austin):  Geoff Chriswisser
         Phone:  (512) 246-5852
         E-mail address:  gchriswisser@kineticsgroup.com
         Cell phone:  (512) 917-4670 Pager:  (888) 789-1928

         Customer Service Manager (Milpitas):  Sapana Talwalker
         Phone:  (408) 935-7414
         Email address:  stalwalker@kineticsgroup.com
         Cell phone:  (408) 621-6605 Pager:  (408) 388-0687

         Engineering Manager:  John Rowland
         Phone:  (512) 246-5841
         E-mail address:  jrowland@kineticsgroup.com

         Quality Manager (Round Rock):  Dave Thomas
         Phone:  (512) 246-5775
         E-mail address:  dthomas@kineticsgroup.com

         Quality Manager (Milpitas):  Tina Caspar
         Phone:  (408) 935-4595
         E-mail address:  tcaspar@kineticsgroup.com

         Finance Manager (Milpitas):  Diep Ha
         Phone:  (408) 935-7470
         E-mail address:  dha@kineticsgroup.com

         Finance Manager (Round Rock):  Paul Senecal
         Phone:  (512) 246-5104
         E-mail address:  psenecal@kineticsgroup.com

         Customer Service Manager-Warranty Claims:  Mark Kitchen
         Phone:  (512) 246-5848
         E-mail address:  mkitchen@kineticsgroup.com

CONFIDENTIAL TREATMENT REQUESTED


         Senior Counsel - Austin:  Nicol Hebert
         Phone:  (512) 246-9092
         E-mail address:  nhebert@kineticsgroup.com

         Milpitas Division Address:
         1463 Center Pointe Drive, Milpitas, CA 95035

         Austin/Round Rock Division Address:
         200 C. Parker Drive, Austin, Texas 78728

         APPLIED CONTACT PERSON:

         Craig Romick, Supply Account Team Lead, M/S 3300
         Applied Materials, Inc., 9700 Highway 290E, Austin Texas 78724
         Phone:  512-272-2535
         Facsimile:  (512) 272-3908 Attn: Craig Romick
         E-mail:  Craig_A_Romick@amat.com

         1.2.2.   Notices.

         Notices required or permitted under this Agreement shall be given in writing, which shall include facsimile and e-mail transmission with receipt confirmed (either electronically or by the recipient or on behalf of the recipient) to the recipient, at the recipient's current business address, facsimile number or e-mail address, addressed to Supplier or Applied, as the case may be, and to the attention of the persons specified below, except as otherwise provided in this Agreement. If hand-delivered or transmitted by facsimile or e-mail, notice is effective at the time of receipt at the designated business address, facsimile number or e-mail address or on the next Business Day after receipt if receipt occurs after 5:00 p.m. (local time of recipient) or on a non-Business Day; if sent by nationally recognized courier or express service (e.g., Federal Express, Airborne, Express Mail or equivalent service), or by mail (which shall be certified mail -- return receipt requested), notice is effective on the Business Day of receipt, or the next Business Day after receipt, if receipt occurs on a non-Business Day.

         The persons specified to receive notices under the Agreement as provided in this Section 1.2.2 are:

                  FOR APPLIED,

                  Craig Romick, Supply Account Team Lead, at the address given above in Section 1.2.1,

                  with a copy to:

                  Barry Quan, Vice President-Legal Affairs, Applied Materials, Inc., Legal Department, 2881 Scott Blvd., Building 20, Santa Clara, California 95050.

CONFIDENTIAL TREATMENT REQUESTED


                  Telephone: (408) 986-7930, Facsimile: (408) 986-2836, E-mail:
                  Barry_Quan@amat.com;

                  FOR SUPPLIER,

                  Joe Foster, Senior Vice President, 2805 Mission College Blvd., Santa Clara, California 95054, and whose telephone and facsimile numbers and e-mail address are given above in
                  Section 1.2.1,

                  with a copy to:

                  (a) Brad Sander, Vice President Operations at the address given above in Section 1.2.1, and

                  (b) John Goodman, Vice President and General Counsel, 2805 Mission College Blvd., Santa Clara, California 95054.
                  Telephone: (408) 588-4422, Facsimile: (408) 576-0196, E-mail:
                  jgoodman@kineticsgroup.com.

         Either party may specify that notices to it, and any required copies of same, be provided to no more than three persons, and notice shall be effective as to a party when it has been given as above provided to all persons so specified. Further, each party may, from time to time, change the persons(s) specified to receive notice under this Section
         1.2.2. Notice of such a change shall be given to the person(s) specified to receive notice for the other party under this Section 1.2.2, and such change shall be effective when notice thereof is effective under the procedures of this Section 1.2.2.

In certain instances, notice may also be given to one or more "Guarantors" under and for purposes of the "Performance Guaranty Agreement" (such terms being defined below) relating to this Agreement. The persons to receive such notice(s) are set out in such Performance Guaranty Agreement.

1.3. Entire Agreement; Related Agreements; Modification; Prior Transactions.


         1.3.1.   Certain Related Agreements.

         In addition to this Agreement, the parties and certain affiliates of Supplier have entered into and delivered concurrently with this Agreement certain other agreements related to, and constituting part of the consideration for, this Agreement (the "Related Agreements"). The Related Agreements are the following:

                  (i) an Acknowledgement and Supplement agreement of even date herewith to the Asset Purchase Agreement;

                  (ii) two Acknowledgement and Supplement agreements of even date herewith to the two Facilities Use Agreements between the parties and dated, respectively, June 28, 1999, as to Applied's facilities in Austin, Texas, and September 20, 1999, as to

CONFIDENTIAL TREATMENT REQUESTED


                  Applied's facilities in Santa Clara County, California, as the same have been amended (such Facilities Use Agreements, as amended, being called the "FUAs");

                  (iii) An Amended and Restated Intellectual Property Agreement of even date herewith (such agreement, as amended from time to time, being called the "IPA"); and

                  (iv) a Performance Guaranty Agreement of even date herewith of Kinetics Holdings Corporation (sometimes called "KHC") and The Kinetics Group, Inc. (sometimes called "KGI") (such agreement, as amended from time to time, being called the "Performance Guaranty Agreement" and such corporations being collectively called "Guarantors") with and for the benefit of Applied.

         1.3.2.   Entire Agreement.

         This Agreement and the Related Agreements set forth the entire understanding and agreement of the parties as to the subject matter of this Agreement and of the Related Agreements. From and after the Effective Date (defined below) of this Agreement, this Agreement and the Related Agreements supersede, in accordance with their respective terms and subject to the other provisions below in this Section 1.3.2, all prior agreements, understandings, negotiations and discussions between the parties as to the subject matter of this Agreement and of the Related Agreements.

                  1.3.2.1. In addition to this Agreement and the Related Agreements, other agreements now in effect between Applied and Supplier and referred to in Section 1.3.2.2, clause "third" below, relate to the subject matter of this Agreement and provide Applied or Supplier with rights in or licenses of Confidential Information or intellectual property of the other party, or protect or limit the use by either of Confidential Information or intellectual property of the other party (the "Separate Confidential Information Agreements"). The Separate Confidential Information Agreements shall remain in effect for the respective terms thereof and each of such agreements shall control as to the matters covered by such Separate Confidential Information Agreements, subject to Section 1.3.2.2.

                  1.3.2.2. In the event (and to the extent) of conflict between or among any of the documents set out in this Section 1.3.2.2, precedence shall be given as follows (except as otherwise expressly agreed in writing, with reference to this Agreement or to the other affected agreement):

                           first, to any DVA entered into by Applied and Supplier, and then to the IPA ;

                           second, to this Agreement (other than its incorporated Exhibits or

CONFIDENTIAL TREATMENT REQUESTED


                           Attachments, unless and to the extent otherwise provided expressly by this Agreement);

                           third, to any DSA, and then to any applicable Separate Confidential Information Agreement (including any NDA) other than the IPA, a DVA or DSA;

                           fourth, to Exhibit 1 to this Agreement, and then to all Attachments and other Exhibits (if any) to this Agreement;

                           fifth, to Specifications, to other technical documents incorporated in this Agreement (other than Attachments), and then to Authorized Demand Signals; and

                           sixth, to any of the Related Agreements that are not specifically identified above for precedence.

                  1.3.2.3. From and after the Effective Date (defined below), this Agreement supersedes and replaces in its entirety the Amended and Restated Comprehensive Supplier Agreement dated as of June 28, 1999, as amended and extended through the Effective Date (the "CSA"), so that the term of the CSA expires concurrently with this Agreement becoming effective on its Effective Date, except as to those obligations, rights and liabilities arising under such CSA that have accrued at or prior to the Effective Date, or that hereafter accrue with respect to transactions between the parties that have occurred under and pursuant to such CSA at or prior to the Effective Date (including, by way of example, obligations, rights and liabilities relating to Items provided prior to the Effective Date of this Agreement), as to which the CSA shall continue in effect in accordance with its terms. In this regard, the parties specifically agree (i) that pricing for Items for which an SSR or Purchase Order issued under the CSA has been accepted, under the procedures described in Section 2.1.5.1 below, prior to the Effective Date shall be determined under the CSA, and (ii) that, except for such pricing of those Items within clause (i) above, the provisions of this Agreement will apply to Items that are delivered after the Effective Date but were ordered under the CSA prior to the Effective Date of this Agreement.

         1.3.3.   Provisions Continuing in Effect.

         Following any termination, cancellation, or expiration of this Agreement, the provisions of each of Articles 2, 3, 5, 9,11, 21, 22, and 27 of Exhibit 1 and Sections 2.9.1.1.D, 2.9.2, 4.8, 7 and 9 of this Agreement will remain in full force and effect, unless specifically terminated by mutual written agreement between the parties, until the respective stated expiration of such provisions. The termination, cancellation or expiration of this Agreement shall not relieve a party of its obligations and liabilities that accrue or arise under or in connection with this Agreement through the time of, or in connection with, termination, cancellation or expiration of this Agreement (or thereafter under or in connection with provisions that survive as set out above), which obligations and

CONFIDENTIAL TREATMENT REQUESTED


         liabilities and related claims, demands and causes of action shall continue until the expiration of the applicable period for the bringing of claims under controlling statutes of limitation or repose. The various Related Agreements and Separate Confidential Information Agreements (including NDAs) shall terminate or continue in effect as provided in such agreements.

         1.3.4.   Modification.

         No amendment to or modification of this Agreement will be binding unless in writing and signed by a duly authorized representative of each party, except for amendments or modifications which Applied is permitted to initiate by posting or notice under this Section 1.3.4. The Attachments to this Agreement that are identified on the List of Exhibits and Attachments following the signature page of this Agreement as subject to modification or amendment by Applied upon notice (the "Implementation Attachments"), will be deemed to be the most current versions of such Attachments, as updated and revised from time to time by Applied in accordance with this Section 1.3.4.

         Unless prohibited by law or by separate modification of this Agreement, to initiate a modification or amendment of an Implementation Attachment, Applied will either (i) post updates or revisions to current versions of such Attachment on the Applied website which shall be designated for Supplier's use and made available to Supplier, or
         (ii) provide other written or electronic notice to Supplier of the revision or update, which notice shall be sent or given to Supplier's Senior Counsel - Austin identified in Section 1.2.1 above.

         If Supplier fails to object within thirty (30) calendar days after the date (i) on which such modification or amendment to an Implementation Attachment was posted on Applied's website (provided that Supplier had timely notice of posting of such modification or amendment through notice on the Applied website designated for Supplier's use) or (ii) on which such other notice was provided to Supplier, then such Attachment, as modified or amended, shall be deemed to be accepted by Supplier as the Attachment to this Agreement and shall be effective as the applicable Attachment upon the expiration of such thirty (30) day period.

         Any update or revision to an Attachment that is initiated by Applied's posting of the update or revision on the applicable Applied web site and that would have the effect of amending this Agreement (other than the modification or amendment of the affected Attachment) shall be effective only if Supplier fails to object within thirty (30) days after written, electronic or other actual notice of such update or revision is received by Supplier. Notice of such an update or revision subject to this provision shall be given to Supplier's Senior Counsel - Austin, as above identified.

1.4. Items Covered.

All Items supplied (including Services other than Development Services) to Applied by Supplier, even if sold pursuant to a separate Purchase Order, will be covered by this Agreement; provided that the terms, provisions and conditions of this Agreement (if any) applicable to Services rendered pursuant to a DVA shall be determined in accordance with the DVA. This Agreement does not apply to goods, parts, products or services that Unit Instruments, Inc., or any other

CONFIDENTIAL TREATMENT REQUESTED


subsidiary or affiliate of Supplier provides to Applied. This Agreement likewise does not apply to goods, parts, products or services provided to Applied pursuant to the currently effective Global Supply Agreement dated as of October 27, 2000 (with execution dates of October 4, 2000 and October 19, 2000), for weldments and other items provided to Applied by Insync Systems, Inc. (now merged into, and a division of, Supplier), or pursuant to subsequent agreements for such goods, parts, products or services, even though Supplier is successor by merger to Insync Systems, Inc. Such other agreement(s) for goods, parts, products or services shall continue in effect in accordance with their respective terms, but shall not affect this Agreement. New Items may be added to Attachment 1 upon mutual written agreement of Applied and Supplier from time to time.

1.5. Duration of Agreement.

This Agreement is effective and commences on and as of June 1, 2002 (the "Effective Date").

This Agreement will remain in effect for a term of thirty-six (36) months, from the Effective Date through May 31, 2005 (the "Initial Term"), unless and to the extent earlier terminated or cancelled in accordance with its provisions. At any time before expiration of the Initial Term, Applied may, at Applied's option, extend the term of this Agreement (subject to all other provisions of this Agreement) for an additional period of up to 6 months, by notifying Supplier in writing of such extension. The Initial Term shall include the period of such an extension.

2.   LOGISTICS, ORDERING AND OPERATIONAL FRAMEWORK.

2.1. Operation and Management of Orders.

         2.1.1.   Operating Calendar & Holidays.

         This Agreement operates on the basis of Applied's current fiscal year operating calendar, shown in Attachment 2, as modified from time to time. Recognized holidays and operating shut down days are as shown on such calendar. Supplier shall, unless commercially impracticable, adjust its operations, holidays and any shut down days as necessary to provide all Items (including Services) and meet its other agreements and obligations in accordance with this Agreement. Applied may, in accordance with Section 1.3.4, modify its calendar as needed for its operations, which may result in the requirement for production support seven days a week, twenty-four hours a day.

         2.1.2.   Monthly Volume Summaries.

         Supplier will prepare periodic summary reports showing quantities of FDSs and Modules projected by Applied for manufacture by Supplier (the "Monthly Volume Summaries"), and Supplier will retain a copy or electronic record of at least one (1) Monthly Volume Summary for each month during the term of this Agreement. Supplier will retain such copies and records for audit purposes for a minimum of twelve (12) months following the end of the month for which the respective Monthly Volume Summary was prepared. All of Applied's SPRs and other reports regarding Items or Applied Systems and the information provided by Applied in such SPRs and reports are Applied Confidential Information, to be used only by Supplier to meet its obligations to Applied under this

CONFIDENTIAL TREATMENT REQUESTED


         Agreement and treated by Supplier as Confidential Information of Applied. The Monthly Volume Summaries are Confidential Information of each of Applied and Supplier to the extent of their respective Confidential Information included in, or used in the preparation of, any Monthly Volume Summary.

         2.1.3.   Manufacture and Delivery.

         Supplier will manufacture, provide, sell and deliver all Items to Applied for which an Authorized Demand Signal has been issued and accepted or deemed accepted. Supplier will deliver all such Items to the locations, in the quantities, and at the times specified in or determined from the applicable Authorized Demand Signal, as accepted or deemed accepted, as such Authorized Demand Signal is modified pursuant to this Agreement and as otherwise required by a controlling provision of this Agreement.

                  2.1.3.1.  Delivery Mechanics.

                  The specific mechanics and requirements for delivery of Items to Applied are set out in Attachment 3, and other delivery and transportation terms and requirements are set out in Section
                  2.10.3. Applied and Supplier may provide, by subsequent written agreement, that Supplier shall manufacture and deliver Items on a lean manufacturing system; if so, the requirements and specific mechanics to be followed for lean manufacturing shall be as shown in Attachment 3, subject to such modifications as may be mutually agreed at the time.

                  2.1.3.2.  Delivery Dates.

                  Supplier shall deliver each Item to Applied on its Committed Delivery Date, as determined under Section 2.1.5.2, as the same may be modified pursuant to or as provided by Section
                  2.1.5.3 (or Section 2.1.4) or extended pursuant to Section 4.2.4(b). Supplier may make actual delivery of an Item no more than three (3) Business Days prior to the Committed Delivery Date; unless an earlier actual delivery date is permitted pursuant to Section 2.5.3. Delivery shall not be made after an
                  Item is cancelled as provided in this Agreement, except as provided in Section 2.3.3(a). Supplier shall use all commercially reasonable efforts to make delivery of an Item on a date requested by Applied pursuant to Section 2.1.4.4. If Items are purchased under a Blanket Order (Bus Route) procedure, Items under the Blanket Order procedures shall be delivered at the date, time and location specified in the applicable Bus Route delivery requirements.

                  The provisions of Section 2.1 shall control over provisions of Attachment 3 with regard to determination of actual and permitted dates of delivery.

         2.1.4.   Change in Delivery Date.

                  2.1.4.1. Applied may request Supplier to accelerate the manufacture, completion and delivery of any Item to a date other than the Committed Delivery Date then

CONFIDENTIAL TREATMENT REQUESTED


                  established under Section 2.1.5 below. A request for accelerated delivery shall be issued by a written or electronic record transmitted to Supplier to the attention of the Customer Service Manager or Director of Operations (including Senior Director of Operations) at the affected facility. A request for accelerated delivery may propose modification of the delivery date of one or more scheduled Items.

                  2.1.4.2. Supplier will respond to the request for accelerated delivery within forty-eight (48) hours (measured during Business Days and under prevailing Pacific Time), after its receipt of the request. Supplier will include in its response the following: changes in price for accelerated manufacture, completion and delivery; impact of requested accelerated manufacture, completion and delivery on other Items for which an Authorized Demand Signal has been issued or which are listed on the most recent SPR; additional NSR or CCR information required; and limitations or requirements applicable to the response. Upon request by either party, Applied and Supplier will consult regarding the request for accelerated delivery during such forty-eight (48) hour period to facilitate Supplier's response and to resolve questions as to the request or response.

                  2.1.4.3. Promptly upon receipt of Supplier's response to the request for accelerated delivery, Applied will review such response and consult with Supplier regarding any additional information needed by Applied or Supplier. Upon agreement of the parties pursuant to such request and response, Applied shall issue a revised Authorized Demand Signal and include in such revised Authorized Demand Signal the new Committed Delivery Date and all changes in price or other cost, established in accordance with the request and response.

                  2.1.4.4. A request for a change accelerating delivery by three
                  (3) Business days or less from the applicable Committed Delivery Date is not an accelerated delivery subject to this Section, and the Contract Price for the Item will not (due to the acceleration of delivery) be changed. Likewise, the Committed Delivery Date shall not be deemed to be altered, unless otherwise expressly agreed, pursuant to a request for accelerated delivery of three (3) Business days or less.

         2.1.5.   Orders for Items.

         Orders for Items may be issued by Applied under the following methods of ordering:

                  Bus Route or Blanket Order: If Bus Route Orders apply, then Applied will send via daily EDI transmission an Authorized Demand Signal to Supplier containing Applied's material requirements for Items, which will be organized according to part numbers and will represent Applied's daily purchase from Supplier. Unless otherwise agreed by Applied and Supplier by written amendment to this Agreement, the Blanket Order or Bus Route method shall not be used for the ordering and delivery of Items.

                  Purchase Order: As needed by Applied, Applied will issue Authorized Demand Signals for one or more Items to Supplier under the procedures set out in Section

CONFIDENTIAL TREATMENT REQUESTED


                  2.1.5.1. Each Authorized Demand Signal shall apply to the particular Item(s) specified in that signal.

         Authorized Demand Signals for orders by Applied under this Agreement may be issued by Applied using any of the methods provided for in
         Section 2.1.5.1.

                  2.1.5.1.  Authorized Demand Signals.

                  Each Authorized Demand Signal issued by Applied constitutes Applied's offer to purchase from Supplier, in accordance with and subject to this Agreement, the Item(s) identified in such Authorized Demand Signal. Supplier agrees that (subject to the refusal terms of this Agreement and to Section 4.11 of this Agreement) it will accept the Authorized Demand Signals issued by Applied and sell, provide and deliver, in accordance with and subject to this Agreement (including delivery in accordance with provisions regarding Committed Delivery Date), all Items for which an Authorized Demand Signal is accepted or deemed accepted by Supplier. Issuance of a Purchase Order as an Authorized Demand Signal may be made by e-mail transmission or by facsimile transmission, or, if such transmission services are not available, by mail or hand delivery, and shall be effective when transmitted or delivered to Supplier's Customer Service Manager - Austin, or Customer Service Manager
                  - Milpitas, as appropriate. Issuance of an Authorized Demand Signal to Supplier through website posting by Applied and acceptance of such posted Authorized Demand Signals is effective between the parties as provided in other provisions below in this Section 2.1.5.1.

                  A.       Issuance of Authorized Demand Signal.

                           1. VMO or Pilot FDSs, NSOs, and Modules. An
                           Authorized Demand Signal for Volume Manufacturing FDSs, Pilot Manufacturing FDSs, NSOs or Modules is issued by Applied posting, at the Applied website designated for Supplier's access (or, at such times that website access is unavailable, by transmission by e-mail or facsimile to, or other delivery to, Supplier's Customer Service Manager - Austin or Milpitas, as appropriate), an SSR, NSR, or equivalent spreadsheet, report or record of basic FDS or other Item Specification, which identifies the FDS or other Item(s) being ordered and includes the Applied Project Number or Applied "Spec Id" number. If Applied elects to provide an Applied Configured BOM pursuant to Section 2.1.5.1.A.4.c below (Coordination as to Services), Applied shall issue (or make available by electronic means) the Applied Configured BOM as part of the Authorized Demand Signal.

                           The SSR, NSR, or equivalent spreadsheet, report or record so posted or furnished (and including an Applied Configured BOM if such is provided) is an "Authorized Demand Signal."

CONFIDENTIAL TREATMENT REQUESTED


                           Applied may also order Modules through an RFP/RFQ process and issuance of a Purchase Order, as provided in Section 2.1.5.1.A.3 below.

                           2. R&D. An Authorized Demand Signal for Items for Applied's R&D purposes is issued by Applied in either of the following ways:

                                    (a) for FDSs, Modules and NSOs that do not require Design Services or Development Services, by issuing (or furnishing) an SSR, NSR or equivalent spreadsheet, report or record of basic Specification to Supplier in the manner provided in Paragraph A.1 above; or

                                    (b) for any Item to be manufactured in
                                    connection with or as a deliverable under a Design Services Agreement or Development Services Agreement, by issuance to Supplier of the Purchase Order that is a part of the relevant Design Services Agreement, or the Purchase Order for the Development Services Agreement, in each instance based on Supplier's proposals or quotations received by Applied through an RFP/RFQ process and as agreed by the parties pursuant to the RFP/RFQ process.

                           The SSR, NSR or equivalent spreadsheet, report or record, or Purchase Order, for FDS or other Items ordered for R&D purposes is an "Authorized Demand Signal." Authorized Demand Signals for R&D purposes shall be issued by electronic transmission (including e-mail or facsimile transmission), or by delivery of a written Purchase Order to Supplier to the attention of Supplier's Customer Service Manager -Milpitas. If an Item is to be manufactured in connection with or as a deliverable in connection with Design Services or Development Services, the Authorized Demand Signal must include the Purchase Order for such Services and the Authorized Demand Signal is not effective until that Purchase Order is accepted or deemed accepted.

                           3. Spares and Certain Modules. An Authorized Demand Signal for Spares or for Modules not ordered through the issuance and acceptance of an SSR ("Non SSR Modules") is issued by Applied when it issues a Purchase Order to Supplier, to the attention of Supplier's Customer Service Manager - Warranty based on Supplier's proposals or quotations received by Applied through the RFP/RFQ process. A Purchase Order so issued is an "Authorized Demand Signal." A Purchase Order issued as an Authorized Demand Signal for Spares or Non SSR Modules, issued pursuant to an RFP/RFQ process and in conformity with Supplier's proposal or quotation (or as agreed by the parties pursuant to such process), is deemed accepted on issuance.

                           4. Services. An Authorized Demand Signal for Services is issued as follows:

CONFIDENTIAL TREATMENT REQUESTED



                           a. Configuration Engineering Services, CES Services and CCR Services.

                                    (i)      For Configuration Engineering
                                             Services, by issuing the SSR for
                                             the Applied System for which
                                             Configuration Engineering is to be
                                             performed, or, as to Configuration
                                             Engineering Services that are CCR
                                             Services incident to a CCR, by
                                             issuing the CCR.

                                    (ii)     For CES Services, by issuing an NSR
                                             incident to an SSR, and for CES
                                             Services that are CCR Services
                                             incident to a CCR, by issuing the
                                             CCR.

                           Issuance of an NSR, SSR, CCR or Purchase Order as to Services under this Section 2.1.5.1.A.4.a shall be made as follows:

                                    with respect to VMO or Pilot FDSs, NSOs or Modules, by posting electronic record of the NSR or SSR on the Applied website designated by Supplier's access (or as otherwise provided by Section 2.1.5.1.A as to Purchase Orders, and in other circumstances as there provided for), or, with respect to NSRs, SSRs or Purchase
                                    Orders for Items for which posting is not used, by e-mail or facsimile transmission (or as otherwise provided by Section 2.1.5.1.A as to Purchase Orders, and in other circumstances as there provided for), or with respect to CCR Services, by e-mail or facsimile transmission, or by hand delivery (if e-mail or facsimile transmission is not available), of the CCR to Supplier, to the attention of the Supplier contact person to whom the initial order to which the CCR relates was issued.

                               b.   Other Services.

                           All other Services (including NPT Services) shall be ordered through a Request for Proposal/Request for Quotation process, pursuant to which the Authorized Demand Signal will be an Applied Purchase Order issued in accordance with this Section 2.1.5.1.A.4.b. Design Services or Development Services shall only be ordered through an RFP/RFQ process and by issuance of an Applied Purchase Order conforming to Supplier's response to the RFP/RFQ (or as is otherwise agreed by the parties pursuant to the RFP/RFQ process). If Item(s) are to be manufactured in connection with, or as a deliverable under, a Design Services Agreement or Development Services Agreement, the Purchase Order that is a part of the Design Services Agreement, or that is issued for the Development Services Agreement, must also include the order for such Item(s). Further, a Purchase Order for Design Services or for Development Services shall

CONFIDENTIAL TREATMENT REQUESTED


                           also be issued in accordance with the IPA (including provisions of the IPA applicable to a DSA or DVA.) The IPA (and any DVA, as applicable) shall control and have priority in the event of conflict with this Agreement in accordance with Section 1.3.2.2 above.

                               c.   Coordination as to Services.

                           (i) Applied may, at the time it issues the Authorized Demand Signal for an Item, elect to provide to Supplier the Configured BOM for the Item that would otherwise be prepared by Supplier as part of its Configuration Engineering Services (the "Applied Configured BOM"). If Applied elects to provide an Applied Configured BOM for an Item, the Authorized Demand Signal for the Item will be the SSR, NSR or equivalent spreadsheet, report or record plus the Applied Configured BOM issued with and included in the SSR, NSR or equivalent document.

                           If Applied does not issue an Applied Configured BOM as part of its Authorized Demand Signal in accordance with this Section 2.1.5.1.A.4.c, then Supplier shall perform those Services that are ordered pursuant to the Authorized Demand Signal as determined under other provisions of Section 2.1.5.1.A.4, and Applied shall pay for Services so performed at the rates applicable under the cost model (Attachment 1).

                           (ii) Applied shall be responsible for engineering services in the preparation of an Applied Configured BOM. Supplier shall not be required to perform or provide engineering review of an Applied Configured BOM prior to commencing the manufacture of the Item.

                           (iii) Supplier will advise Applied of defects in an Applied Configured BOM that are identified by Supplier in the manufacture of the Item. If an Applied Configured BOM is defective:

                                    (a) Supplier is excused from compliance with the Committed Delivery Date applicable at the time the defect in the Applied Configured BOM was identified;

                                    (b) Applied will re-engineer the Applied
                                    Configured BOM to correct the defect(s), or, upon mutual written agreement pursuant to an RFP/RFQ process (which includes e-mail and facsimile records of the agreement), Supplier will re-engineer the Applied Configured BOM to correct the defect(s) pursuant to the Purchase Order issued through the RFP/RFQ process;

CONFIDENTIAL TREATMENT REQUESTED


                                    (c) Changes in Piece Parts for an Item that result from re-engineering of an Applied Configured BOM pursuant to this Section 2.1.5.1.A.4.c. (excluding changes involving digital line-side configurable MFCs) shall be treated as * in accordance with Section
                                    2.8 of this Agreement if occurring within the period covered by Section 2.8.3.1;

                                    (d) Applied and Supplier shall negotiate in good faith to determine an adjusted Committed Delivery Date; and

                                    (e) Appropriate written modifications of the Committed Delivery Date shall be made upon mutual agreement.

                           (iv) Supplier shall review the documentation and information provided as part of each Authorized Demand Signal and shall coordinate its Services so that Supplier provides or performs those Services necessary or appropriate under the Authorized Demand Signal and its related documentation or information.

                           (v) The parties may, by mutual written agreement, amend the scope of or charges for Services for repeat build Items.

                               d.   Quotation of CES Charges.

                           (i) Applied may require that Supplier provide "Quoted CES Charges" (as such term is defined below) as to one or more product line(s), type(s) or model(s) of Applied Systems. The Applied SAT Team Lead for Supplier shall notify Supplier's Engineering Manager that Quoted CES Charges are required, and such notice shall specify the Applied product line(s), type(s) or model(s) of Applied Systems for which Quoted CES Hours are required, the date on which Supplier shall commence providing such quotes, and the person at Applied to whom the Quoted CES Charges shall be sent. Quotations setting out Quoted CES Charges shall be provided by Supplier by e-mail or facsimile transmission to the person so identified.

                           (ii) "Quoted CES Charges" means the charges for CES Services that Supplier is to perform pursuant to an Authorized Demand Signal for CES Services under
                           Section 2.1.5.1.A.4.a that are in excess of 20 hours as to a Volume Manufacturing FDS or 40 hours as to a Pilot Manufacturing FDS, or such higher reportable charges threshold as may be specified in the notice requiring Supplier to provide quotations. Supplier may charge, in addition to Quoted CES Charges, for two (2) hours of engineering services for the release of a Configured BOM through Applied's ECO procedures applicable to an Item when Supplier performs Configuration Engineering

* Material has been omitted and filed separately with the Commission.

CONFIDENTIAL TREATMENT REQUESTED


                           Services or CCR Services as to the Configured BOM, without having to include such charges for release of the Configured BOM in its quote.

                           (iii) If Quoted CES Charges are required with respect to a Volume Manufacturing FDS or Pilot Manufacturing FDS for which the Authorized Demand Signal (for the FDS and related CES Services) is the NSR incident to the primary SSR (a "Conditional ADS") Supplier shall accept or refuse the Conditional ADS within the time period otherwise applicable to that Authorized Demand Signal. The obligations of Supplier and Applied with respect to a Conditional ADS upon its acceptance under other provisions of Section 2.1.5.1 are, however, subject to subsequent agreement on Quoted CES Charges, as provided in this Section 2.1.5.1.A.4.d. Within two (2) Business Days after the date of acceptance of a Conditional ADS, Supplier shall provide its quotation of hours and amounts to be charged for Quoted CES Services to Applied. Until Applied accepts (or is deemed to have accepted) the time and amount for Quoted CES Services shown on the quotation of Quoted CES Charges, the affected Conditional ADS shall be subject to Applied's acceptance of the quote for Quoted CES Services and until such acceptance the Conditional ADS shall not be binding as to Applied; Supplier, however, shall not revoke its acceptance of the Conditional ADS or withdraw its quote of Quoted CES Charges.

                           (iv) Applied may reject or accept a quotation of Quoted CES Services by e-mail, facsimile or other record or writing (but not by telephone or voice-mail) at any time prior to the time acceptance is deemed to occur by the following sentence. If a quote for Quoted CES Services is not rejected by Applied within two (2) Business Days after the quote is issued to Applied, then the quote for Quoted CES Services shall be deemed accepted by Applied. Upon Applied's acceptance of the quotation of Quoted CES Charges, the related Conditional ADS Demand Signal becomes binding on and agreed to by both Supplier and Applied at such time. The Committed Delivery Date shall be determined based on such date of acceptance of the quotation of Quoted CES Services. Applied's notice of rejection of Quoted CES Services shall be issued to Supplier's Engineering Manager. If Applied rejects a quote for Quoted CES Services, then Supplier and Applied shall promptly negotiate as to the scope, time and costs for Quoted CES Services. If the parties agree on the scope, time and costs for Quoted CES Services after a quote is rejected, then Supplier shall issue a revised quote for Quoted CES Services and upon Applied's issuance of an acceptance of such revised quote, the related Authorized Demand Signal shall be binding on and is agreed to by both Supplier, and the Committed Delivery Date shall be determined based on the date of acceptance of the revised quote by Applied.

                           (v) Except in those instances in which a quotation of Quoted CES Charges applies and has been accepted, CCR Services are not subject to

CONFIDENTIAL TREATMENT REQUESTED


                           the procedures for quotation and acceptance in this
                           Section 2.1.5.1.A.4.d. If, after a quote of Quoted CES Charges has been accepted, Applied changes the relevant SSR or NSR and such change affects CES Services previously quoted and accepted, then (a) Supplier shall promptly requote its Quoted CES Charges to include additional CES Services (or CCR Services) resulting from the changes in SSR or NSR,
                           (b) Applied shall promptly accept or reject the Quoted CES Charges, as so requoted, (c) requoted Quoted CES Charges accepted by Applied shall become part of the Contract Price of the Item(s) affected; and (d) the parties shall negotiate in good faith to determine an adjusted Committed Delivery Date (if any) due to changes in the SSR or NSR that adversely affect Supplier's ability to meet the otherwise applicable Committed Delivery Date.

                           (vi) A charge for up to two (2) hours for engineering services for release of a Configured BOM through Applied's ECO procedures applicable to the Item may be made in addition to Quoted CES Services.

                  B. Acceptance and Refusal. Each Authorized Demand Signal issued by Applied in compliance with Section 2.1.5.1.A and not timely refused by Supplier as provided by this Section 2.1.5.1.B is agreed to have been accepted and is effective between Applied and Supplier upon the expiration of the period specified for Supplier's refusal.

                           1. VMO or Pilot FDSs, NSOs and Modules. Supplier may refuse an Authorized Demand Signal issued by Applied for purchases within the scope of Paragraph A.1. (a) for error by Applied in the SSR, CCR, or NSR (or equivalent document), (b) as exceeding Supplier's capacity or flexibility requirements determined under
                           Section 2.5 (except as to CCRs), or (c) for failure to provide a required NSR or to provide an Applied Configured BOM that should have been part of the Authorized Demand Signal under Section 2.1.5.1.A.4.c, but not for other reasons. Supplier shall effect a refusal to accept an SSR, CCR, or NSR (or equivalent document) by posting its refusal on Supplier's Master Production Schedule document as maintained on an Applied server, or (if server access is unavailable) by e-mail or facsimile transmission to the Applied purchasing representative for the Applied organization issuing the SSR, CCR, or NSR. Refusal shall be made within ninety-six (96) hours (measured during Business Days and under prevailing Pacific
                           Time) after Applied's issuance of the Authorized Demand Signal for orders in this category.

                           2. R&D. Supplier may refuse an Authorized Demand Signal issued by Applied initiated by the SSR process for R&D purchases within the scope of Paragraph A.2 for (a) error by Applied in the SSR or NSR (or equivalent document), (b) incomplete design or unresolved manufacturing issues, (c) as exceeding Supplier's capacity or flexibility requirements under
                           Section 2.5 below, or (d) failure to provide a required NSR, but not

CONFIDENTIAL TREATMENT REQUESTED


                           otherwise. Supplier shall effect a refusal to accept an R&D SSR order (or equivalent) by posting its refusal on Supplier's Master Production Schedule document as maintained on an Applied server, or (if server access is unavailable) by e-mail or facsimile transmission to the purchasing representative for the Applied organization issuing the Authorized Demand Signal. Refusal shall be made within five (5) Business Days after posting of the R&D SSR. A Purchase Order issued as an Authorized Demand Signal for an R&D purchase pursuant to an RFQ/RFP process and in conformity with the proposal or quotation received from Supplier and the requirements of
                           Section 2.1.5.1.A.2 where applicable (or as agreed by the parties pursuant to such RFP/RFQ process) is deemed accepted upon its issuance.

                           3. Services. With respect to those Standard Services that are required for or are incident to the manufacture of an Item or Items for which the Authorized Demand Signal is an SSR or NSR (or equivalent spreadsheet or record), the corresponding Authorized Demand Signal for Standard Services is accepted or deemed accepted upon and by the acceptance or deemed acceptance of the SSR or NSR. An Authorized Demand Signal for CCR Services is deemed accepted upon and by acceptance or deemed acceptance of the CCR under Section 2.1.5.1.B.1. A Purchase Order constituting an Authorized Demand Signal for other Services, issued in accordance with Section 2.1.5.1.A.4, is deemed accepted upon issuance, whether for Services required for or incident to manufacture of an Item or Items, or otherwise.

                           4. Assurance to Supplier. In addition to the matters set out above in this Section 2.1.5.1.B as grounds for refusal of an Authorized Demand Signal, Supplier may also refuse an Authorized Demand Signal in the circumstances allowed by Section 2609 of the UCC.

                  2.1.5.2.  Committed Delivery Dates.

                           A. Except as provided for in Paragraph B, C or D below in this Section 2.1.5.2, the Committed Delivery Date for Volume, Pilot and R&D Items shall be determined in accordance with applicable cycle times in effect at the time the Authorized Demand Signal is accepted or deemed accepted under the following schedule:

                                    Volume: From the date of acceptance or
                                    deemed acceptance of Authorized Demand
                                    Signal *.

                                    Pilot: From the date of acceptance or deemed acceptance of Authorized Demand Signal *.



* Material has been omitted and filed separately with the Commission.

CONFIDENTIAL TREATMENT REQUESTED


                                    R&D: From the date of acceptance or deemed acceptance of Authorized Demand Signal when issued by SSR, *; and, for R&D Items for which a Purchase Order is issued, * from the date of issuance of the Purchase Order, unless another date is specified in the Purchase Order.

                           B. The Committed Delivery Date for NSO Items shall be
                           * from the date of acceptance or deemed acceptance of the Authorized Demand Signal; the Committed Delivery Date for Modules shall be * from the date of acceptance or deemed acceptance of the Authorized Demand Signal.

                           C. Services for Items ordered through an SSR, NSR, CCR or equivalent process shall be provided and completed as required to achieve the applicable Committed Delivery Date for the Items. Services for which the Authorized Demand Signal is a Purchase Order (or DSA or DVA, if applicable) shall be provided in accordance with the applicable Purchase Order (or DSA or DVA, if applicable) and its Committed Delivery Date or other delivery or completion requirements of such Purchase Order (or DSA or DVA, if applicable).

                           D. For any Items not otherwise governed by the preceding terms for which the initial Authorized Demand Signal is an Applied Purchase Order, the Committed Delivery Date shall be the delivery date set out in such Purchase Order.

                           E. By mutual written agreement, the parties may amend the cycle times provided in this Section 2.1.5.2 with respect to one or more Item(s). The parties will consult together, identify and, upon mutual written agreement, implement reductions in cycle time for repeat build Item(s).

                  2.1.5.3  Modification of Committed Delivery Dates.

                           A. For Items for which the Committed Delivery Date is established pursuant to Section 2.1.5.2.A or B, the Committed Delivery Date may be changed only with Supplier's approval; provided that any Committed Delivery Date may be changed, without Supplier's approval, as provided in Section 2.3.2. The delivery date for an Item as modified as provided in Section
                           2.3.2 shall become the "Committed Delivery Date" for such Item.

                           B. For Items for which the Committed Delivery Date is established by a Purchase Order issued under Sections
                           2.1.5.1 and 2.1.5.2, the Committed Delivery Date shall be modified only through issuance of a revised Purchase Order, or pursuant to Section 2.3.2.

                           C. The Committed Delivery Date for an Item may also be modified pursuant to Section 2.1.4 or Section 2.1.5.1.A.4.c. or d.

* Material has been omitted and filed separately with the Commission.

CONFIDENTIAL TREATMENT REQUESTED


         2.1.6.   Electronic Commerce.

         For transactions conducted by electronic means (other than facsimile, internet or e-mail transmission), Supplier is required to communicate with Applied using the then current EDI ANSI standards and encouraged to use either GEIS, EDICT or other approved software. Facsimile, internet and e-mail transmissions shall be made using commercially available systems compatible with Applied's e-mail, internet and facsimile applications.

         The parties agree that they shall conduct transactions hereunder by various electronic means and will rely upon electronic means to issue Authorized Demand Signals, to enter into purchase and sale transactions, and to exchange delivery and order information under this Agreement. To the extent electronic means are not accessible or become otherwise unavailable due to technical difficulties or due to the effect of any law or regulation governing electronic transactions (collectively "Unavailability"), the parties agree: (1) that any transactions entered into, and any delivery or order information received, by electronic means prior to the Unavailability date will remain valid, and Supplier and Applied shall honor their respective obligations; and (2) that they will continue to conduct their transactions, to the extent of the Unavailability, by other than electronic means, such as written form or fax as contemplated in
         Section 2.1.5 of this Agreement. This Agreement shall not require all transactions to be conducted by electronic means. If required by applicable law, a separate agreement concerning electronic transactions between Applied and Supplier will set out other terms that will control as to certain aspects of electronic transactions.

         2.1.7.   Pro Forma.

                  2.1.7.1.  Estimated Pro Forma.

                  No later than three (3) Business Days prior to Supplier's shipment of each Item to Applied for which the Contract Price is determined under Attachment 1, Supplier shall transmit its preliminary "pro forma invoice" (a "Pro Forma") for such Item. The preliminary Pro Forma shall identify the Item(s) covered, shall calculate the Contract Price by applying the appropriate elements of the cost model set out in Attachment 1, and shall specify separately any charges (stated separately as to each applicable category) for *, Reconfigure Items, Relabel Items, Restock Items (as such terms are defined below), and any other charges included as applicable to the Item(s) but not provided for in Attachment 1. The preliminary Pro Forma shall be delivered by e-mail (or upon request by Applied, by fax or hand delivery) to the finance representative of the Applied organization issuing the Authorized Demand Signal, and to such other persons as Applied may reasonably request. The preliminary Pro Forma shall identify charges for Standard Services by category.

* Material has been omitted and filed separately with the Commission.

CONFIDENTIAL TREATMENT REQUESTED


                  2.1.7.2.  Final Pro Forma.

                  At the time of Supplier's shipment of each Item to Applied for which the Contract Price is determined under Attachment 1, Supplier shall transmit to Applied its final Pro Forma for such Item. The final Pro Forma shall contain all information, costs and charges applicable to the Item, including all elements described in Section 2.1.7.1, and shall be delivered in the manner and to the persons specified in Section 2.1.7.1. The final Pro Forma shall further identify separately for each category of Standard Services the charges for that category of Service and the portions of such charges attributable to Configuration Engineering Services, CES Services, and engineering for the release of the Bill of Materials for the Item through Applied's ECO procedures, as applicable.

2.2.     Definition of Terms for Certain Provisions Affecting Prices or Charges.

         2.2.1 The definitions set out in this Section shall apply in determining charges, credits and payments under Sections 2.8 (*), 2.14 (Provisions for Reconfiguration or Restocking), 3.1.4 (Further Agreements as to Pricing) through 3.1.6 (Adjustment for *), and 4.11 (Wind Down Provisions).

         Each of these sections will provide further definitions or procedures that will control the particular matters to which it applies.

         2.2.2 For the purposes of Section 2.2 and the sections identified in
         Section 2.2.1, Piece Parts (including MFCs) installed on or removed from an Item are classified in one of the following categories:

                  i)       NonReusable Materials

                  ii)      NonConsumable Materials

                  iii)     NonConsumable MFCs

                  iv)      Consumable Materials

                  v)       Consumable MFCs

                  vi)      Floor Stock Scrap.

         2.2.3 The following provisions and definitions apply generally for the purposes of Section 2.2 and the Sections indicated above:



* Material has been omitted and filed separately with the Commission.

CONFIDENTIAL TREATMENT REQUESTED


                  (a) "NonReusable Materials" means those Piece Parts, excluding Floor Stock Scrap, used in the manufacture of an Item that are
                  (i) missing or damaged at the time of inspection prior to disassembly and teardown (as Reconfigure or Restock Items only), (ii) damaged in the course of disassembly and teardown when using commercially reasonable practices, or (iii) obsolete and no longer meet current revision levels of applicable specifications.

                  (b) "Floor Stock Scrap" means those Piece Parts removed from an Item in the course of disassembly and teardown that have a unit cost of $10.00 or less.

                  (c) "Consumable Materials" are all recoverable Piece Parts for an Item other than NonReusable Materials, NonConsumable Materials, NonConsumable MFCs and Floor Stock Scrap.

                  (d) "NonConsumable Materials" consists of Bus Route NonConsumable Materials, and Spot Buy NonConsumable Materials.

                  (e) "Bus Route NonConsumable Materials" are those * Piece Parts for an Item that * on a Bus Route basis and have been used in, or delivered to Supplier for, the manufacture of the Item at the Relevant Date that are * (x) Supplier's * for such Piece Parts over the * following the Relevant Date *.

                  (f) "Spot Buy NonConsumable Materials" are those * Piece Parts for an Item that * on a Spot Buy basis and have been used in, or delivered to Supplier for (or for which Supplier has issued its non-cancelable purchase order), the manufacture of the Item at the Relevant Date, that are * (x) Supplier's * for such Piece Parts over the * following the Relevant Date, *.

                  (g) "NonConsumable MFCs" are those MFCs (excluding all * configurable MFCs) that have been used in, or delivered to Supplier for (or for which Supplier has issued its non-cancelable purchase order), the manufacture of the Item at the Relevant Date, and that are in excess of Supplier's then applicable * (calculated separately for Spot Buy and Bus Route MFCs using the methodology for Spot Buy NonConsumable Materials and for Bus Route NonConsumable Materials) for such MFCs current at the Relevant Date. NonConsumable MFCs shall be handled only under provisions for NonConsumable MFCs, and not through charges for NonConsumable Materials.

                  (h) Supplier's "Current Average Cost of Materials" shall be the average cost to Supplier calculated with respect to quantities * and taking into account the * of the affected Piece Part under the method employed by Supplier on the Effective Date and in accordance with generally accepted accounting principles in effect in the United States of America and consistently applied. The "Current Average Cost of Materials" as so determined is subject to adjustment under Sections 3.1.5 and 3.1.6 of this Agreement.

* Material has been omitted and filed separately with the Commission.

CONFIDENTIAL TREATMENT REQUESTED


                  (i) Supplier's "Standard Cost of Materials" is the materials cost charged by Supplier to Applied for Piece Parts incorporated in Items sold to Applied and conforming to the schedule or database of materials costs then in effect and maintained by Supplier on its Oracle (or other enterprise accounting system) database. The "Standard Cost of Materials" as so determined is subject to adjustment under Sections 3.1.5 and 3.1.6 of this Agreement.

                  (j) "MRP Demand" means the demand for an affected Piece Part under the manufacturing requirements planning standards employed in the industry.

                  (k) "Relevant Date" means the following:

                           1) For * charges (Section 2.8.3), the date on which the * is requested by Applied.

                           2) For Restock Items and Reconfigure Items (Section 2.14), the date on which the Item is classified by Applied as a Restock Item or Reconfigure Item.

                  (l) Each Piece Part shall be included in only one category of charge.

                  (m) Supplier shall return to Applied's Asset Recovery Management organization, or destroy if so instructed by Applied, all Piece Parts for which a cancellation charge is made, except for Floor Stock Scrap and NonConsumable MFCs (to be retained by Supplier).

2.3.     Cancellation of Items.

         2.3.1.   Items Subject to Cancellation.

         Applied may cancel Items in accordance with this Section 2.3 at any time by written or electronic notice (but not telephone or verbal notice) to Supplier's Customer Service Manager (Austin or Milpitas, as applicable) as designated in Section 1.2, between (a) the date on which Applied's Authorized Demand Signal has been accepted or deemed accepted and (b) the Committed Delivery Date. Applied may withdraw order(s) for Item(s) set out in Authorized Demand Signal(s) issued, but not accepted or deemed accepted, at any time prior to acceptance or deemed acceptance.

         2.3.2.   Deferral.

         Without cancellation of an Item, Applied may defer the delivery date of any Item(s) for a period of up to * following the initially applicable Committed Delivery Date *. To defer delivery, Applied shall give notice of deferral, to the Supplier contact person and in the manner provided under Section 2.3.1, no later than * before the Committed Delivery Date in effect at the time of deferral; provided that the cumulative period of deferral as to each Item shall not exceed * from the initially applicable Committed Delivery Date.

* Material has been omitted and filed separately with the Commission.

CONFIDENTIAL TREATMENT REQUESTED

         In exercising its rights of deferral under this Section 2.3.2, Applied will consult with Supplier with respect to the date that will become the new Committed Delivery Date resulting from deferral so that, to the extent consistent with Applied's requirements for manufacturing and shipment of Applied Systems, such new Committed Delivery Date is not unreasonably burdensome to Supplier, taking into account the available manufacturing capacity and flexibility capabilities of Supplier through the new Committed Delivery Date. Applied shall, however, be entitled to set the new Committed Delivery Date as required for its timely manufacturing and shipment of Applied Systems.

         2.3.3.   Cancellation.

         If Applied cancels an Item (including as a cancellation any Item as to which Applied does not initiate delivery of an Item within the * period provided by Section 2.3.2 following a deferral), the costs, expenses and charges arising from such cancellation (including failure to initiate delivery) shall be governed by the following terms:

                  (a) If cancellation occurs less than * calendar days before the Committed Delivery Date, then Applied shall purchase the Item at its *, the Item shall be delivered to Applied only if requested by Applied, and the Item may be classified by Applied as a * Item under Section 2.14 below. Applied shall have no obligation to Supplier arising from cancellation except those under this Section 2.3.3(a).

                  (b) All costs, expenses and charges for cancellation of Items, other than cancellations to which Section 2.3.3(a) applies, are accounted for and included in the * and shall be the sole responsibility of Supplier. Applied shall have no obligation to Supplier arising from cancellations to which Section 2.3.3(a) does not apply.

         2.3.4.   Applicability; Payment.

                  (a) If an Item that has been deferred under Section 2.3.2 is subsequently cancelled, Section 2.3.3(a) applies if either (a) the cancellation occurs * before the Committed Delivery Date as then applicable following deferral, or (b) the Item was initially deferred * prior to the original Committed Delivery Date.

                  (b) The Pro Forma for an Item purchased pursuant to Section 2.3.3(a) shall be issued by Supplier to Applied within * after the date on which cancellation becomes effective, and such purchase amount shall be payable (and subject to prompt payment discount) under the terms of Section 2.11.

         2.3.5.   Other Rights.

         Applied's rights of cancellation are in addition to, and shall be independent of its rights under, and the limitations of, Section 2.14 of this Agreement, except as to Items that become classified under
         Section 2.14 pursuant to Section 2.3.3(a).

* Material has been omitted and filed separately with the Commission.

CONFIDENTIAL TREATMENT REQUESTED


         2.3.6.   Services.

         If Services for which a Purchase Order was issued are cancelled, and such cancelled Services are not CES Services, Configuration Engineering Services or CCR Services performed on a cancelled Item, Supplier shall charge for its Services actually performed through the date of cancellation, at rates and in accordance with the applicable Purchase Order.

2.4.     Response Time, Turnaround and Implementation Time.

This Section establishes the methods by which Applied will communicate its Production Issues to Supplier and the time periods for Supplier to respond and implement solutions.

         2.4.1.   Production Issues.

         A "Production Issue" is an interruption or stoppage of any of Applied's manufacturing operations in the United States of America (as, or equivalent to, a "line down" situation) that results from a failure of an Item to conform to warranty, from other defect in or damage to an Item delivered by Supplier, a failure or interruption in the timely delivery of Items by Supplier on Committed Delivery Dates, or from other failure in Supplier's performance under this Agreement. Applied shall notify Supplier of a Production Issue by telephone, cell-phone or pager to the following persons:

                  Supplier's Customer Service Manager at Austin or Milpitas, as appropriate, using the contact information set out in Section 1.2.1.

         Supplier shall contact the Applied originator of a notice of Production Issue within * of the issuance by Applied of the notice of a Production Issue. This notice and response procedure is not subject to Section 1.2.2.

         2.4.2.   Turnaround and Implementation Time.

         Supplier will, in the case of a Production Issue, repair, replace and correct Item(s), deliver (or restore delivery of) Items, and otherwise resolve and correct such Production Issue in accordance with the following requirements:

                  (a) Supplier shall commence its repair, replacement, correction or solution of a Production Issue within one (1) hour after its response to Applied and shall complete the repair, replacement, correction or solution within the time period necessary to meet Applied's production requirements, not to exceed * after its response to Applied, unless a longer time is required for completion in accordance with best practices in the industry.

                  (b) Supplier shall provide timely status reports to Applied regarding the repair, replacement, correction or solution to assist Applied in managing its manufacturing operations affected by the Production Issue.

* Material has been omitted and filed separately with the Commission.

CONFIDENTIAL TREATMENT REQUESTED

2.5.     Capacity Planning and Flexibility Requirements.

         2.5.1    Capacity Planning.

                  (a) Supplier will use commercially reasonable efforts to plan its manufacturing capacity, including materials, staff, engineering support, facilities, and other production factors in order to:

                  have capacity adequate for projected quantities and projected delivery dates shown in Applied's SPR, as released to Supplier and as revised from time to time (and at least weekly);

                  have additional capacity available to supply Items ordered through Purchase Orders as Authorized Demand Signals but not previously shown on the SPR provided to Supplier; and

                  to implement adjustments in operations and manufacturing to comply with the flexibility requirements applicable under
                  Section 2.5.2.

                  (b) As part of its capacity planning, Supplier shall review with Applied's Supplier Performance Management organization and any Applied organization subsequently performing its functions (the "SPM") on a monthly basis (as part of its monthly performance review) Supplier's manufacturing capacity and Supplier's capability to increase such capacity when and as changes occur in Applied's manufacturing volumes and requirements. Supplier shall advise Applied at such monthly meetings of Supplier's manufacturing capacity as planned by Supplier under Section 2.5.1 (a) and, in consultation with the Applied SPM, determine appropriate changes in manufacturing capacity for periods covered in the monthly performance review (collectively, the "Capacity Projections") The Capacity Projections shall be made a part of the Supplier Performance Plan (Attachment 16) and shall provide capacity at least equal to the rolling * forecast of the then-current SPR for Items anticipated to be provided by Supplier.

         2.5.2    Flexibility.

                  In addition to manufacturing capacity planning under Section 2.5.1, Supplier shall also use commercially reasonable efforts to plan for and to implement manufacturing flexibility capabilities in addition to Supplier's manufacturing capacity. Supplier shall review such plans and capabilities with Applied's SPM at least monthly (as part of the monthly performance review activity) and, in consultation with the Applied SPM, establish manufacturing flexibility levels applicable to Supplier as part of the Supplier Performance Plan (Attachment 16) consistent with known or anticipated changes in Applied's manufacturing volumes, delivery dates and product requirements. Supplier's manufacturing flexibility levels shall at least allow for manufacturing volumes and output to * over Supplier's basic manufacturing capacity established and reported to Applied, from time to time, in accordance with Section 2.5.1 within a given * period.

* Material has been omitted and filed separately with the Commission.

CONFIDENTIAL TREATMENT REQUESTED

         2.5.3.   Acceptance; Delivery.

                  (a) Supplier shall not refuse to accept, on the basis of the quantity of Items involved, Authorized Demand Signals under Section
         2.1.5.1 that are within current manufacturing capacities, production volumes, and operating levels or are within Capacity Projections or flexibility levels included in the Supplier Performance Plan. Supplier shall also advise Applied (upon request) regarding additional volumes of Items that are within increases in such capacities, volumes and levels, beyond the Capacity Projections and flexibility levels under the Supplier Performance Plan, that Supplier can achieve through use of commercially reasonable efforts.

                  (b) If week to week variations in the quantities of Items deliverable under Authorized Demand Signals, together with changes in Committed Delivery Dates through deferral of Items pursuant to Section
         2.3.3 cause the volumes of Items that are to be delivered in a weekly period to exceed Supplier's delivery volumes provided for by the Supplier Performance Plan and if Supplier is not able to complete and make delivery of the quantities solely due to such variations (and exclusive of any delivery volume limitations or other problems resulting from Supplier's failure or inability to achieve capacity and flexibility levels established for the affected periods under the Supplier Performance Plan), then Applied will allow Supplier to deliver Items that are affected by the excessive increase for that period up to a maximum of two (2) weeks in advance of the applicable Committed Delivery Dates. Such early delivery allowance shall be in effect only to the extent and for the period commercially necessary to enable Supplier to comply with the Committed Delivery Date(s) of Items exceeding its capacity and flexibility levels, and in no event later than the time revised capacity or flexibility requirements can be established on a commercially reasonable basis.

         This Section 2.5 does not alter the provisions of this Agreement in
         Section 2.3 (Cancellation of Items), Section 2.14 (Provisions for Reconfiguration or Restocking), or Section 2.8 (*).

2.6.     On-Site Support Requirements.

Supplier may be asked by Applied to provide appropriate or necessary personnel required to support on-site operations at Applied's facilities. On-site representatives will comply with all Applied facilities requirements. Applied, at its sole discretion, may require Supplier to execute an On-site Representative Agreement, in the form set forth in Attachment 18, and may require the On-site Representative to execute an NDA joinder in the form required by the On-Site Representative Agreement, prior to issuing a building badge to Supplier's representative(s) or permitting access to Confidential Information. Supplier agrees to notify Applied immediately of any changes in its staffing assignments involving those individuals with access to Applied's facilities or IS&T systems, applications or databases.

* Material has been omitted and filed separately with the Commission.

CONFIDENTIAL TREATMENT REQUESTED

In the event that Supplier's personnel will provide such support at the premises of a customer of Applied, Supplier agrees to comply with the requirements and restrictions imposed by such customer for access to its premises (in addition to the terms of any On-site Representative Agreement executed by Supplier).

2.7.     [Omitted]

2.8.     *.

         2.8.1.   Modifications and *.

         In addition to its rights of cancellation under Section 2.3 and of relabeling, reconfiguration and restocking under Section 2.14, Applied shall have the right to modify the SSR or Specifications for Items after the issuance and acceptance of any Authorized Demand Signal and prior to the actual delivery of the Item. Changes initiated by Applied as to an Item through changes to an SSR or Specifications (including those initiated by Applied as ECOs) * covered by this Section 2.8 are * or "*."

         2.8.2.   Scope of *.

         An * includes only changes initiated by Applied * the * of an Authorized Demand Signal and excludes changes resulting from other requests for CES Services, CCR Services or Configuration Engineering Services, and design or engineering changes attributable to Supplier. Changes that involve * are not *.

         2.8.3.    Charges for *.

         Applied shall * for * ("*") determined under the following terms:

                  1. If the * is requested * prior to the then applicable Committed Delivery Date, the * Charges shall be the *: Supplier's Standard Cost of Materials for Bus Route NonConsumable Materials, Supplier's Standard Cost of Materials for Spot Buy NonConsumable Materials, 70% of Supplier's Standard Cost of Materials for NonConsumable MFCs, and Supplier's Standard Cost of Materials for NonReusable Materials, applied to Piece Parts removed from the affected Item as a result of the *. * for materials resulting from an * shall be shown as a separate line item materials charge in Supplier's Pro Forma for the affected Item and become a part of the Contract Price for an Item.

                  2. If the * is requested * or more prior to the then applicable Committed Delivery Date, no * Charges shall apply.

* Material has been omitted and filed separately with the Commission.

CONFIDENTIAL TREATMENT REQUESTED

                  3. Supplier shall also charge for, as a rate per hour charge in accordance with the terms of Attachment 1, but subject to the terms of Section 2.1.5.1.A.4.d as to "Quoted CES Charges" and Section 2.1.5.1.A.4.c as to "Coordination of Services," the actual CES, CCR and Configuration Engineering Services resulting from an *, as part of the Contract Price for the affected Item.

         Supplier shall maintain a record of the Piece Parts removed from an Item or classified as NonConsumable or NonReusable as a result of *, and Supplier shall identify all NonConsumable and NonReusable Materials (excluding Floor Stock Scrap) by preparation of a Bill of Materials for NonConsumable and NonReusable Materials (the "NRM BOM"), classified by the affected Applied System or affected Purchase Order, which NRM BOM will be invoiced on the Pro Forma for the Item and will be retained by Supplier for a period of one (1) year from the invoice date for the *. All removed Piece Parts, excluding NonConsumable MFCs, for which an * is made to Applied shall be delivered to Applied's Asset Recovery Management Unit.

2.9.     Information.

         2.9.1.   Applied Internal Databases.

         Supplier may be given electronic access to Internal Applied Data, and such access may, at Applied's sole discretion, be subject to certain further limitations and requirements on Supplier, including Supplier-provided employee control lists, audit rights and the requirement that Supplier's employees execute a joinder in the IPA as to confidentiality with Applied. This access, if granted, and all Internal Applied Data accessed shall be used solely by Supplier and only to directly facilitate Supplier's production and delivery of Items to support Applied's requirements. Supplier's access to, and utilization of, all Internal Applied Data is subject to the confidentiality provisions and obligations of the IPA with respect to Confidential Information and the terms of this Agreement and any applicable NDA between the parties. Applied may terminate Supplier's access to Internal Applied Data at any time at the discretion of Applied.

         If Applied terminates Supplier's access to Internal Applied Data under this Section, whether with or without cause, then Applied and Supplier shall promptly consult to develop alternative ways of providing Supplier with access to Internal Applied Data for the purpose of Supplier's performance under this Agreement.

                  2.9.1.1.  Applied IS&T Services.

                           A. Applied and Supplier have agreed on the services and scope of services * for voice and data telecommunication and * to Applied *, all for Supplier's use in the performance of its obligations under this Agreement and the Related Agreements, as more fully set out in the "EPSP Global Help Desk Service Level Agreement" attached to this Agreement as Attachment 21 (the "IS&T Services" and the "IS&T Agreement"), as such

* Material has been omitted and filed separately with the Commission.

CONFIDENTIAL TREATMENT REQUESTED

                           is modified by the provisions of this Section 2.9.1.1 regarding costs and rates of charge. The IPA and the Tooling Loan Agreement (Attachment 19) also set out rights and obligations of Applied and Supplier with respect to the services, * and telecommunications and access services provided under the IS&T Agreement. Applied and Supplier each shall perform, provide, pay for and observe such IS&T Agreement, as herein modified, as part of this Agreement from and after the Effective Date hereof for the term of this Agreement, as the same may be amended from time to time.

                           B. All charges and costs payable by Supplier pursuant to the "Custom IS Services Service Level Agreement" as in effect between Applied and Supplier pursuant to the FUAs prior to the Effective Date through the Effective Date have been resolved by the parties through, and are payable by Supplier to the extent provided for by, separate agreements. From and after the Effective Date, Applied will * not be * charges and costs for IS&T Services * of the IS&T Agreement for initial set-up activities or for additional services requested by Supplier.

                           C. Except as provided below, failure by Applied to furnish the IS&T Services to any extent, or any cessation thereof, shall not render Applied liable in any respect for damages to either person or property, and such failure or cessation shall not relieve Supplier from performing as provided in this Agreement, except to the extent that such failure to perform on the part of Supplier is excused under
                           Article 23(b) of Exhibit 1. If IS&T Services are not restored by the fifteenth (15th) Business Day after cessation or failure by Applied to furnish such Services, Supplier may terminate the IS&T Agreement with respect to the particular IS&T Services affected. To the extent so terminated, neither Supplier nor Applied shall have any further rights or obligations under the IS&T Agreement from and after the date of termination except for any rights or obligations that expressly survive termination of the IS&T Agreement. Termination by Supplier under this paragraph shall not relieve Supplier of its obligations for performance under this Agreement, but such performance shall be excused to the extent provided by Article 23(b) of Exhibit 1, or the time for performance shall be equitably adjusted.

                           D. Access to IS&T Services. The IS&T Services are those services to be provided by Applied, as specified in the IS&T Agreement.

                                    D.1. Access Restriction. Access to Applied's network and the Confidential Information contained thereon is granted to Supplier solely to facilitate the performance of Supplier's obligations under this Agreement and the IPA, is limited to the specific information, applications, systems, time periods and personnel approved by Supplier and Applied and is subject to the obligations regarding

* Material has been omitted and filed separately with the Commission.

CONFIDENTIAL TREATMENT REQUESTED

                                    confidentiality of Article 4 of the IPA.
                                    Access is subject to and Supplier agrees to be governed by business control and information protection policies, standards, and guidelines of Applied. Use of any other Applied information, applications, systems or in other time periods or by other personnel is expressly prohibited. This prohibition applies even when information or an application or system that Supplier is authorized to access serves as a gateway to other information, application(s) or system outside the scope of Supplier's authorization. Without limiting the foregoing, Supplier shall be responsible for the implementation and execution of security measures as to its operations and personnel designed to comply with the above obligations and to insure that access granted hereunder will not impair the integrity and availability of Applied's information, applications and systems.

                                    D.2. Provision of Information. Supplier
                                    agrees to take commercially reasonable
                                    actions to provide to Applied all employee and other information that is reasonably necessary for Applied to approve or disapprove, as the case may be, access and use by any Supplier employees, consultants, agents or representatives to the Applied network. Furthermore, Supplier agrees to advise Applied, as soon as reasonably possible, of any changes in the status or identities of those employees, consultants, agents, or representatives to whom Applied has granted access and use.

                                    D.3. Audit Rights. Supplier acknowledges that Applied has a vested interest in assuring that Supplier complies with its obligations of confidentiality. Accordingly, Supplier agrees that Applied may take all steps that Applied, in its sole discretion, believes are useful in limiting and controlling Supplier's access to the Applied network and the Applied Confidential Information presented or accessed thereby, including the provision of passwords, the utilization of security checks, and the issuance of user identifications that restrict Supplier's access, provided that such discretion shall be reasonably exercised. Supplier also agrees that Applied, upon prior notice to Supplier's Senior Director of Operations - Round Rock, or Director of Operations - Milpitas, as appropriate, and at reasonable times, may audit Supplier's access to the Applied network and use of Applied Confidential Information, including inspection or audit of Supplier's facilities, inventory, records, documentation and personnel, with respect to compliance with the requirements of this Section 2.9.1. Applied, in its sole discretion, will decide the frequency and extent of such audits, provided that such discretion shall be reasonably exercised. Applied agrees to cooperate with Supplier to limit the burden to

CONFIDENTIAL TREATMENT REQUESTED

                                    Supplier of any such audits and to implement steps to protect the Applied Confidential Information.

                                    D.4. Segregation of Applied Confidential
                                    Information. Supplier agrees: to segregate the Applied Confidential Information that it receives; to take all other reasonable steps to keep Applied Confidential Information separate from Supplier information or information of others to which Supplier has access; and to assure that the Applied Confidential Information is readily locatable and identifiable.

                                    D.5. Effect of Failure to Comply. Supplier agrees that its failure to comply in any material respect with any duty or obligation pursuant to this Section 2.9.1.1.D constitutes a breach of its confidentiality obligations under the IPA and that Applied may initiate termination pursuant to Section
                                    5.2.3 of the IPA.

                                    D.6. Need to Know. The parties will
                                    cooperate to limit the number of Supplier's employees accessing and utilizing the Applications and Databases (as such are defined in the IPA) to only those employees reasonably necessary for Supplier to perform its duties and obligations under this Agreement and the Related Agreements. The parties agree, however, that Applied retains final approval concerning access to and utilization of any such Applications and Databases. Supplier agrees to have all current employees with access to Applied Confidential Information execute an Employee Joinder (in the form attached to the IPA) within two (2) weeks after the execution and delivery of this Agreement, and to forward a copy of each signed Joinder to Applied, by transmission to Applied Materials, Inc.,
                                    Attn: Law Department, 9700 Highway 290E, M/S
                                    3100, Austin, Texas 78724. Thereafter,
                                    Supplier agrees to provide to Applied, as soon as reasonably possible and to its Law Department at the above address, a copy of an executed Joinder for each employee receiving Applied Confidential Information. In this regard, for those Supplier employees requiring access to the Applied computer network, Supplier will forward the original executed Joinders concurrently with the respective request for access to the Applied Law Department at the above address. For those Supplier employees receiving Applied Confidential Information, but for whom access to the Applied computer network is not required, Supplier will forward copies of executed Joinders to the Applied Law Department, at the above address. The liability of Supplier and any of its employees involved for any violation of the provisions of this Agreement or of the IPA regarding Applied's Confidential
                                    Information, shall be joint and several. If an employee violates any of the provisions of this Agreement or the

CONFIDENTIAL TREATMENT REQUESTED

                                    IPA regarding Applied's Confidential
                                    Information after the time his or her
                                    employment with Supplier has terminated and if Supplier, as part of its exit interviews and procedures, specifically advised such former employee of the continuing nature of his or her obligation regarding such Confidential Information, then Supplier shall not have such joint and several liability to Applied for such subsequent violation by such former employee by reason of the previous employment relationship.

         2.9.2.   Applied New Product Plans.

         Supplier will, on occasion and at Applied's discretion, be invited to forums in which Applied's new product plans are shared. Any Applied new product plans provided to Supplier are Confidential Information of Applied and are subject to the confidentiality provisions of Article 4 of the IPA and of this Agreement, and any applicable NDA executed in connection with the forum(s) at which such plans are shared.


         2.9.3.   Compliance with Securities Laws.

         Supplier agrees that the Internal Applied Data and Applied new product plans contain Confidential Information of or disclosed by Applied to Supplier and to those of its employees, contractors, representatives, and agents receiving such Confidential Information or new product plans solely for performance of Supplier's obligations to Applied, and that possession of Confidential Information which is material, non-public information concerning companies with publicly-traded securities prohibits Supplier and its employees, contractors, representatives and agents with direct or indirect access to such Confidential Information from (1) buying or selling such companies' publicly traded securities (stock, options, etc.) ("insider trading") until after such Confidential Information has been disclosed to the public and absorbed by the market (at least two business days), and (2) passing the Confidential Information on to anyone who may buy or sell such companies' securities ("tipping"). Supplier shall comply with (and shall direct its employees, contractors, representatives and agents to comply with) all federal and state securities laws prohibiting insider trading and tipping, and shall immediately notify Applied if Supplier violates any such laws or if Supplier becomes aware of any such violation by any of its employees, contractors, agents or representatives. Supplier also agrees to execute additional NDAs or other agreements as may be required to comply with applicable securities laws. Applied has established a corporate policy prohibiting insider trading and tipping by all members of its workforce as to its securities and as to securities of companies other than Applied. Applied will maintain a policy against such insider trading and tipping in effect throughout the term of this Agreement.

2.10.    Packaging and Transportation.

         2.10.1. Packaging and Shipment.

         Supplier will have all Items packaged "ready for use" in accordance with Applied's packaging Specification (Attachment 6a). Supplier will mark and identify every Item in

CONFIDENTIAL TREATMENT REQUESTED

         compliance with Applied's part marking identification Specifications and requirements (Attachment 6b). In addition, Applied may require specific fit-for-use packaging for certain Items and/or deliveries.

         2.10.2.  Bar Coding.

         All shipments of Items shall be bar coded to Applied's Specifications in Attachment 5.

         2.10.3.  Transportation Requirements.

                  2.10.3.1.  F.O.B Destination.

                  Supplier shall ship all Items "F.O.B. Destination," provided that allocation of risk of loss and terms for passage of title otherwise applicable as to Items shipped by Supplier may be varied by the provisions of this Agreement. Applied will specify the applicable destination point, which may be an Applied Facility or another location. Supplier shall ship all Items in accordance with Applied's Corporate Routing Guide (Attachment 7), including use of approved carriers. Supplier shall ship all Items to accomplish delivery of all Items at the applicable destination point, on time.

                  2.10.3.2.  Freight and Delivery Costs.

                  Except for Items shipped by Supplier on Supplier owned trucks pursuant to prior written approval by Applied and except as provided below for Items shipped with freight prepaid with prior approval, all freight and delivery costs for Items shall be specified as "Freight Collect" on bills of lading or shipping receipts, to be paid directly by Applied. With prior written approval by Applied, Supplier may prepay freight and delivery costs (to be shown as "Freight Paid and Charged Back" on the bills of lading or shipping receipts) and invoice Applied for the actual amounts of such costs. Applied will not pay freight and delivery costs in excess of the costs determined under the Corporate Routing Guide for applicable delivery methods. Applied will not pay any freight and delivery costs if Supplier uses a carrier that is not approved under Applied's Corporate Routing Guide. Any variance in these requirements must be approved by Applied in advance, in writing.

                  2.10.3.3.  Risk of Loss; Title.

                  For all Items shipped Freight Collect or "Freight Prepaid and Charged Back" in accordance with 2.10.3.2 and by a carrier approved by Applied, Applied shall bear all risk of loss as to such Items while in transit. For those Items that, with Applied's prior written approval, are shipped using Supplier owned trucks, Supplier shall bear all risk of loss as to all such Items while in transit and continuing until Applied or its designee has acknowledged receipt of the Items at the specified destination point. Acknowledgment of receipt occurs when Applied enters the receipt of the Items in Applied's data and accounting system. Applied shall be responsible, however, for any loss as to an Item occasioned by the gross

CONFIDENTIAL TREATMENT REQUESTED

                  negligence of its employees, acting within the scope of their employment, regardless of whether there has been acknowledgement of receipt or passing of title as to such Item.

2.11.    Payment.

         2.11.1.  Invoices; Certain Acceptance Terms.

         (a) Invoices (other than for Services invoiced under Section 2.11.1(c) below) shall contain the following information: Purchase Order number, Item number, description, sizes, quantities, unit prices, and extended totals in addition to tax amounts and any other information requested. Pro Formas shall comply with Section 2.1.7. Applied's payment of an invoice or other account, or payment made under an ERS Program, does not in itself represent unconditional acceptance of Items or preclude revocation of acceptance.

         (b) If Services are included in an invoice described in Section 2.11.1(a), Supplier shall provide on the invoice the charges for each category of Service, and the portions of such charges attributable to Configuration Engineering Services, CES Services, engineering for Design Services or Development Services, and engineering for the release of the Bill of Materials for the Item through Applied's ECO procedures, as applicable.

         (c) When Supplier has completed Services which are not related to an Item for which Supplier is to issue a Pro Forma or an invoice and has delivered any work product or other deliverables related to the Services, Supplier shall issue an invoice or other notice of completion of Services and delivery (a "Completion Notice") to Applied, to the attention of the purchasing representative of the Applied organization issuing the relevant Authorized Demand Signal, which may have been a Purchase Order that is part of a DSA or that was issued for a DVA. A Completion Notice shall include: the Applied Purchase Order number, the date(s) of completion and delivery, a description of the Services performed and work product or other deliverables delivered, and the Applied representative to whom delivery was made. A Completion Notice may be issued by Supplier in invoice form or as an e-mail or letter, and may be delivered by mail, facsimile, or e-mail transmission.

         (d) (i) Applied may reject any Item (including Services handled under
         Section 2.11.1(d)(ii)) until receipt of that Item has been acknowledged by entry of the receipt in Applied's data and accounting system (a "Receipt Entry"). Applied's Receipt Entry is deemed to be acceptance of the Item(s) identified in the Receipt Entry, in accordance with and subject to the terms of this Agreement. Supplier agrees that Applied may revoke its acceptance as to any Item or Items deemed accepted through Receipt Entry that do not conform to the warranty terms applicable to the Item(s) and are not timely corrected, repaired or replaced by Supplier in compliance with Section 7.2.2, as the value of such Item(s) to Applied is substantially impaired. Revocation of acceptance as to such Item(s) shall be made within a reasonable time after Applied discovers the defect or nonconformity and is not effective until Applied notifies Supplier of revocation.

CONFIDENTIAL TREATMENT REQUESTED

                  (ii) Services performed or provided by Supplier pursuant to a Purchase Order, DSA or DVA will be handled under the preceding Receipt Entry procedures by issuance of an Applied "in-house packing slip." Acceptance of such Services by Applied for purposes of payment shall not occur until all of the following have occurred: (i) an Applied Purchase Order, DSA or DVA, as applicable, has been issued for such Services; (ii) the Services have been completed and all work product deliverables have been delivered to Applied in accordance with the Purchase Order, DSA or DVA; (iii) Supplier has delivered its Completion Notice for the Services to Applied in accordance with the applicable Purchase Order, DSA or DVA; and (iv) Applied has issued its "in-house packing slip" to initiate payment of the amounts charged under the Completion Notice, whether by check, electronic funds transfer or otherwise.

                  (iii) Acceptance of Items or of Services, as described above, is acceptance for purposes of payment and shall not impair any remedy or right of Applied, or warranty or other obligation of Supplier, under this Agreement or applicable law other than that of rejection of Item(s) deemed accepted that are governed by the UCC and rights equivalent to rejection as to Services governed by laws other than the UCC. All payments made by Applied will be subject to adjustment for errors, shortages or nonconformity with warranty provisions, and to revocation of acceptance where applicable.

                  2.11.1.1.  Delivery of Invoices.

                  All invoices must be sent directly to Applied's Accounts Payable Department in Austin:

                  Accounts Payable
                  Applied Materials
                  9700 US Highway 290 East M/S 4200
                  Austin, TX  78724-1199

                  2.11.1.2.  Method of Payment.

                  Applied is authorized by Supplier to make payments under this Agreement by either check or electronic funds transfer. Supplier will provide Applied with the required bank routing coordinates and other information that may be required by Applied to establish electronic funds transfer capability.

                  2.11.1.3.  ERS Program.

                  If Supplier participates in Applied's ERS Program, Supplier will provide Pro Formas pursuant to Section 2.1.7, but otherwise will not provide invoices to Applied for sales of Items to which that program applies. Supplier will be responsible for the verification of all prices and quantities prior to shipment and will enter that information on the Pro Forma for each Item. All applicable sales and use tax will be remitted to Supplier with payment by Applied. ERS payments will be subject to adjustment for errors, shortages, non-conformities or defects, as well as prompt payment discounts.

                  2.11.1.4.  Packing Slips.

                  Supplier must include a valid packing slip number or package ID on each package or shipment.

         2.11.2.  *.

         Payment terms will be *

                  a. if payment is made from Supplier's invoice, then from the later of (i) Applied's receipt of Supplier's invoice, in form and substance acceptable to Applied, for the Item(s), or (ii) delivery of, and Applied's entry of receipt for, the Item(s) in Applied's data and accounting system.

                  b. if payment is made under the ERS Program, then from the date of Applied's entry of its receipt of the Item(s) in Applied's data and accounting system.

         If payment is made within * after the applicable date under clause (a) or (b) *.

         2.11.3.  Offsets, Debits.

         Applied may at any time set off any amount owed by Applied to Supplier against any amount owed by Supplier (whether in Supplier's name or in the name of Insync Systems, Incorporated) to Applied.

         Applied anticipates implementing, in the Third Quarter of its 2002 fiscal year, a procedure under which Applied will issue to Supplier notices of scheduled debits or offsets approximately * in advance of the execution of such debit or offset. Applied will advise Supplier if Applied will not be able to implement such procedure in the anticipated period with use of commercially reasonable efforts, and the parties will negotiate in good faith to determine if alternative notice procedures can be established by the parties. Notices of debits or offsets under such a procedure, if implemented, shall be given to Supplier's Finance Manager.

         2.11.4.  Effect of Payment.

         Time and method of payment shall not alter the time at which title to Items passes to Applied, nor shall payment, in itself, preclude Applied from the exercise of remedies under this Agreement or as permitted by law, in each instance in accordance with this Agreement.

* Material has been omitted and filed separately with the Commission.

CONFIDENTIAL TREATMENT REQUESTED

         2.11.5.  Reconciliation of Payment Discrepancies.

         Attachment 22 to this Agreement sets out agreements of Applied and Supplier as to any claims of Supplier with respect to "Payment Discrepancies," as such term is defined in Attachment 22.

         To the extent permitted by Attachment 22, Applied may initiate amendment(s) of such Attachment 22 by posting of an amendment on the Applied website to which Supplier has access in accordance with Section 1.3.4, and each amendment so initiated becomes effective if Supplier does not object to the amendment within thirty (30) days of such posting. Amendments that the terms of Attachment 22 exclude from such website modification procedure shall be made in accordance with the provisions of such attachment.

2.12.      Disaster Recovery Plan.

Supplier shall develop and provide to Applied, upon request, reasonable information describing or evidence of a disaster recovery plan that includes emergency back up capacity, and appropriate record protection and recovery. Applied shall have the right to verify Supplier's internal processes for compliance with this provision.

2.13. Performance Constraints.


         2.13.1.  Constraints.

         Supplier shall use commercially reasonable efforts to anticipate material constraints affecting its ability to perform its obligations under this Agreement. If Supplier believes that any such constraints are reasonably likely to materially and adversely affect its performance under this Agreement, Supplier will inform Applied's Subsystems Management Team and Supply Chain Management organizations (through the contact persons designated for Supplier by those organizations) thereof and of action plans to resolve them. Typical constraints might include, but are not limited to:

                  a.       Consumption over forecast
                  b.       Consumption under forecast
                  c.       Quality problems
                  d.       Capacity/production problems
                  e.       Sub-tier supplier supply-chain management problems

2.14.    Provisions for Reconfiguration or Restocking.

         2.14.1.  "Affected Items."

         This Section 2.14 applies to those FDS, NSO, Module and Spares Items which have been delivered to Applied by Supplier pursuant to an Authorized Demand Signal issued under Section 2.1.5, which conform to applicable requirements (including Specifications) of this Agreement, and which, subsequent to delivery to Applied (and prior to shipment by Applied to its customer), Applied identifies for relabeling, reconfiguration, or return and

CONFIDENTIAL TREATMENT REQUESTED

         restock based on Applied's current manufacturing requirements ("Affected Items"). As to Items that Applied identifies as Affected Items, Applied shall use its commercially reasonable efforts to locate Applied customers that will purchase Affected Items, so that such will be treated as Relabel or Reconfigure Items, rather than as Restock Items.

         2.14.2.  Categories.

         Applied shall notify Supplier of those Items that are identified as Affected Items by Applied from time to time. Applied's notice to Supplier of the Affected Items so classified shall be given by fax or e-mail notice to Supplier's Customer Service Manager in Austin or Milpitas, as appropriate. Applied will classify Affected Items in the following categories:

                  a.       Relabel Items

                  b.       Reconfigure Items

                  c.       Restock Items

         2.14.3.  "Relabel Items."

         An Affected Item which Applied determines is appropriate for relabeling and/or minor reworking (for which no re-testing is required) at Applied's facility, to meet the requirements of an Applied customer, is a "Relabel Item."

                  2.14.3.A. Applied shall issue new or revised configuration, labeling and related Specifications and completion requirements (the "Revised SSR") to Supplier for each Relabel Item at the time when Applied has determined the particular manufacturing requirements of Applied and its customer. Within ninety-six (96) hours (measured during Business Days and under prevailing Pacific Time) following receipt of the Revised SSR, Supplier will determine if the Revised SSR requires any CES Services or Configuration Engineering Services, beyond Configuration Engineering Services required solely to relabel, and if the completion requirements are feasible. Unless (i) Supplier specifically refuses (under the standards applicable to refusal of an initial SSR) the new or Revised SSR for the Relabel Item within forty-eight (48) hours (measured during Business Days and under prevailing Pacific Time) following the time Supplier has made the determinations under the preceding sentence, or (ii) Supplier determines, with Applied's concurrence, that CES Services or Configuration Engineering Services, beyond Configuration Engineering Services solely to relabel, are required by the Revised SSR, Supplier shall rework and relabel each Relabel Item at the Applied manufacturing facility where that Item is held. Such reworking and relabeling shall be performed by Supplier in compliance with all requirements of the Agreement applicable to such Item, including Applied's new or Revised SSR issued under this
                  Section 2.14.3; as reworked and relabeled, the Relabel Item shall be deemed a new Item for warranty, performance and other provisions of this Agreement.

CONFIDENTIAL TREATMENT REQUESTED

                  2.14.3.B. The total charge from Supplier to Applied for each Relabel Item shall be *.

                  2.14.3.C. Upon notice to Supplier, to be sent to the attention of Supplier's Customer Service Manager - Austin or - Milpitas, as appropriate, Applied may change the classification of a Relabel Item to another category, whether or not work under the applicable SSR has been initiated or completed. Pricing for a Relabel Item that is changed to a Restock Item after the work has been performed by Supplier for the relabeling shall be calculated as if such had originally been a *.

         2.14.4.  "Reconfigure Items."

         An Affected Item (i) which Applied determines (after consultation with Supplier as to the scope of work involved) is appropriate for reworking, reconfiguration (including related CES or Configuration Engineering Services) and testing at Supplier's facilities to meet the requirements of Applied or its customer(s), and (ii) for which Applied has issued a new or Revised SSR from which a new Committed Delivery Date is determined, is a "Reconfigure Item." Unless Supplier specifically refuses the applicable new or Revised SSR within ninety-six (96) hours (measured during Business Days and under prevailing Pacific Time) after its issuance by Applied (under the standards applicable to refusal of an initial SSR) the SSR shall be deemed accepted by Supplier and the Committed Delivery Date shall (unless otherwise mutually agreed) be determined by the standard cycle time for the Item based on the date of acceptance or deemed acceptance.

                  2.14.4.A. Upon Supplier's acceptance or deemed acceptance of a Revised SSR, Applied will ship Reconfigure Items to Supplier, at Applied's cost and risk of loss until delivery to Supplier's receiving dock. Supplier shall have risk of loss and shall hold all Reconfigure Items as bailee for Applied from the time the Item is delivered to Supplier's receiving dock. Supplier shall maintain in force insurance covering Reconfigure Items against risks and in amounts that are appropriate to protect the interests of Applied in such goods. Applied shall include, as part of its shipment to Supplier, any safety notice required for the Affected Item, to include a notice that the Affected Item has not been exposed to toxic or corrosive gases or chemicals and that no decontamination is required.

                  2.14.4.B. Applied shall issue a new SSR or a Revised SSR for each Reconfigure Item when Applied has determined the particular manufacturing requirements of Applied and its customer and prior to shipment of the Reconfigure Item to Supplier. Supplier will perform applicable CES Services, Configuration Engineering Services and CCR Services and reconfigure, rework, test, and relabel each Reconfigure Item at Supplier's facility. Such CES Services, Configuration Engineering Services and CCR Services, reconfiguration, reworking, testing, and relabeling shall be performed by Supplier in compliance with all requirements and Specifications of the Agreement applicable to such

* Material has been omitted and filed separately with the Commission.

CONFIDENTIAL TREATMENT REQUESTED

                  Item, including Applied's new SSR or Revised SSR issued under this Section 2.14.4, and as reconfigured, reworked, tested and relabeled, the Reconfigure Item shall be deemed a new Item for warranty, performance and other provisions of this Agreement.

                  2.14.4.C. The total charge from Supplier to Applied for each Reconfigure Item shall be equal to the sum of:

                           (i) The cost of *, as determined in accordance with, and priced in compliance with, * excluding * but to include *

                           *

                  2.14.4.D. Upon notice to Supplier, whether or not the reconfiguration has been initiated or completed, which notice shall be given by e-mail or fax transmission to the attention of Supplier's Customer Service Manager - Austin or - Milpitas, as appropriate, Applied may direct that Supplier cease work on a Reconfigure Item or may change the classification of a Reconfigure Item. Applied shall specify in its notice under this Section 2.14.4.D whether the Item as to which work is to cease shall then become a new Reconfigure Item, a Relabel Item, or a Restock Item; alternatively, Applied may direct that it be delivered as an incomplete Reconfigure Item. The date of the notice of conversion shall be deemed the date of receipt by Supplier of the Item as a Restock, Relabel, or new Reconfigure Item. If the Item is changed from a Reconfigure Item to a Restock Item, Section 2.14.5 shall apply after that date.

                  2.14.4.E. Each completed Reconfigure Item shall be shipped to Applied by Supplier in accordance with the terms of the Agreement and on the Committed Delivery Date. Supplier shall provide its Pro Forma for the Reconfigure Item in accordance with Section 2.1.7 and payment shall be handled under the applicable payment procedures for new Items. Applied shall review the Pro Forma under the applicable pricing model, shall advise Supplier of any dispute as to the Pro Forma amount, and then issue its Purchase Order in accordance with the pricing model, the above terms as to Reconfigure Items, and the Pro Forma (as revised, if necessary).

                  2.14.4.F. All NonReusable and NonConsumable Materials removed by Supplier from a Reconfigure Item (other than NonConsumable MFCs, missing parts and Floor Stock Scrap) shall be returned to Applied in accordance with Applied's Asset Recovery Management process.

                  2.14.4.G. If Applied directs Supplier to cease work on a Reconfigure Item under Section 2.14.4.D above without delivery of same to Applied, such Item shall be treated as a Restock Item under Section 2.14.5 as of the date of the

* Material has been omitted and filed separately with the Commission.

CONFIDENTIAL TREATMENT REQUESTED

                  direction to cease work. Supplier shall, however, charge Applied for the following amounts, which shall be determined in addition to the amounts payable with respect to the Restock
                  Item:

                           *

         2.14.5.  "Restock Items."

         Affected Items returned by Applied for disassembly and restocking by Supplier as set out in Sections 2.14.5 and 2.14.6 are "Restock Items." Applied will ship Restock Items to Supplier, at Applied's cost and risk of loss until delivery to Supplier's receiving dock. Supplier shall have risk of loss from the time the Restock Item is delivered to its receiving dock. Supplier shall acquire all Restock Items (including all materials and Piece Parts other than NonConsumable Materials or NonReusable Materials and Floor Stock Scrap) from Applied. Supplier shall deliver to Applied any applicable tax exemption certificates and shall pay any applicable tax. Supplier shall return all NonReusable Materials and NonConsumable Materials to Applied in accordance with Applied's Asset Recovery Management process (or destroy, as instructed by Applied). Applied shall include, as part of its shipment to Supplier, any safety notice required for the Affected Item, to include a notice that the Affected Item has not been exposed to toxic or corrosive gases or chemicals and that no decontamination is required.

         2.14.6.  Restocking Process and Charges.

                  2.14.6.A. Within ten (10) days after completion of disassembly of each Restock Item by Supplier, Supplier shall (i) immediately record and notify Applied under Section 2.14.6.C below of, all NonConsumable and NonReusable Materials (as defined in Section 2.2.3) and deliver a detailed listing of all Piece Parts; (ii) restock, or (as to NonConsumable and NonReusable Materials) return, all Piece Parts, and (iii) deliver to Applied the Reconfiguration/Tear-Down Reconciliation Form ("Reconciliation Form") for each Restock Item. The Reconciliation Form shall specify the amount for which Supplier shall acquire the Consumable Materials and NonConsumable MFCs from the Restock Item, which amount payable by Supplier is equal to the total of: (a) Consumable Materials at * plus (b) NonConsumable MFCs at * of * and less (c) Teardown Labor Costs of * per FDS.

                  Supplier must identify on the Reconciliation Form prices for all NonReusable Materials and NonConsumable Materials (excluding Floor Stock Scrap) for each Restock Item being handled under this Section, which prices shall be * NonReusable Materials or NonConsumable Materials. Any NonReusable Materials and NonConsumable Materials prices exceeding *, as to the particular material or Piece Part, and the disposition of each MFC, shall be set out on a NRM BOM that will be delivered with the Reconciliation Form and calculated at * MFC or other Piece Part.

* Material has been omitted and filed separately with the Commission.

CONFIDENTIAL TREATMENT REQUESTED

                  2.14.6.B. Supplier shall deliver the Reconciliation Form to Applied as required by Section 2.14.6.A. Applied shall audit such form for compliance with the terms of this Section 2.14 and for any NonReusable Materials or NonConsumable Materials with costs in excess of $250.00. The Reconciliation Form shall not be released for processing and payment until Applied has approved same under Sections 2.14.6.B and C.

                  2.14.6.C. Supplier shall return all NonConsumable and NonReusable Materials to Applied (other than missing parts or materials and NonConsumable MFCs) at Applied's Asset Recovery Management location, or destroy such NonConsumable and NonReusable Materials if so directed by Applied, in writing.

         2.14.7.  Provisions as to Restocked or Removed Parts.

         A. Supplier shall identify and return to Applied (for Asset Recovery Management by Applied) all NonReusable Materials removed from any Affected Item and shall scrap or destroy all Floor Stock Scrap. Supplier accepts all Restock Items and all Piece Parts and materials removed or obtained from any other Affected Item (not identified by it, and returned, as NonReusable Materials or scrapped as Floor Stock Scrap) (collectively, "Goods") "AS IS."

         B. EXCEPT FOR THE WARRANTY IN PARAGRAPH D BELOW, APPLIED MAKES NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, IN RESPECT OF THE GOODS OR ANY PART THEREOF. APPLIED HEREBY DISCLAIMS WITH RESPECT TO THE GOODS ALL IMPLIED WARRANTIES, INCLUDING ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE AND WARRANTIES OF TITLE AND OF NONINFRINGEMENT.

         C. WITH RESPECT TO SUCH GOODS AND EXCEPT AS TO MATTERS COVERED BY THE WARRANTY OF PARAGRAPH D BELOW, IN NO EVENT SHALL APPLIED BE LIABLE FOR ANY DAMAGES THAT ARE EXCLUDED DAMAGES UNDER ARTICLE 17 OF EXHIBIT 1 TO THIS AGREEMENT FOR ANY REASON, WHETHER OR NOT APPLIED OR SUPPLIER HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, AND APPLIED EXCLUDES AND SUPPLIER WAIVES ANY LIABILITY OF APPLIED FOR ANY SUCH DAMAGES.

         D. Applied WARRANTS to Supplier: (a) that none of the Goods returned as Reconfigure Items or Restock Items shall have been exposed to toxic or corrosive gases or chemicals; (b) that as to any Items returned to Supplier as a result of a warranty claim of Applied under this Agreement or pursuant to Section 5.2.1, Applied will have decontaminated and prepared for safe handling under all applicable safety and environmental laws and regulations any such Items delivered to Supplier that have been exposed to toxic or corrosive gases or chemicals while in Applied's possession; (c) that all applicable safety and environmental notices and labels shall be affixed to or provided with the delivery of any such Goods or Items; and (d) that none of such Goods have been delivered to any person other than Applied or Supplier following Applied's receipt of

CONFIDENTIAL TREATMENT REQUESTED

         same. The limitations of Paragraph C above do not apply to the warranties set out in this Section 2.14.7.D.

         2.14.8.  Processing and Payments.

         Supplier shall calculate the amount payable by it for Restock Items in accordance with the provisions of this Section 2.14, and shall authorize Applied to charge Supplier for the Restock Item by issuing the Reconciliation Form and related NRM BOM. Applied shall review the Reconciliation Form and NRM BOM and shall charge and collect from Supplier the calculated amount payable to Applied for the Restock Item by debit memo or other offset against amounts otherwise payable by Applied to Supplier. If Applied believes that additional amounts are properly payable by Supplier in excess of the calculated amount, it shall promptly advise Supplier of such claim and the parties shall review the determination of the amount payable by Supplier for the affected Restock Item. If the parties do not agree on the proper charge to be made within 30 days after the dispute arises, the parties shall proceed under the Business Review Process as defined in Section 7 below to attempt resolution of the dispute. Applied shall not effect a debit or other offset (in excess of the amount initially calculated by Supplier) until the parties have failed to reach agreement and have failed to reach a resolution within the time allowed for the Business Review Process.

3.   PRICING FRAMEWORK

3.1.     Contract Prices.

         3.1.1.   Pricing and Cost Model of Attachment 1.

         Attachment 1 contains the contract terms agreed upon with respect to the following: (i) the pricing and cost model, which set out the elements and calculations by which Contract Prices are determined on an ongoing basis; * indicated periods during the term of the Agreement. Any modifications to Attachment 1 must be made in accordance with
         Section 1.3.4 of this Agreement. Supplier shall price and sell, and Applied shall purchase, all Items in accordance with this Agreement, including Attachment 1. Supplier will provide R&D Items at non-discriminatory prices that take into consideration the total value of Applied's business with Supplier.

         Applied and Supplier have established pricing for certain Services on a rate-per-hour basis as part of Attachment 1 or in other provisions of this Agreement. Unless otherwise agreed at the time, pricing for Services provided by Supplier pursuant to Purchase Order(s) will be determined at applicable rates set out in Attachment 1.

         The Contract Prices of additional and/or revised Items will be based upon applicable elements of the pricing or cost model set forth in Attachment 1.

         Attachment 1 is sometimes referred to as the "cost model" or "pricing model" for the Agreement.

* Material has been omitted and filed separately with the Commission.

CONFIDENTIAL TREATMENT REQUESTED

         3.1.2.   Application of Prices.

         On the Effective Date and in accordance with Section 1.3.2.3, the pricing for Items shall be determined pursuant to this Agreement, including Attachment 1; provided that pricing under this Agreement shall not apply to FDSs or other Items for which an SSR or Purchase Order has been accepted (based on the procedures of Section 2.1.5.1 hereof) prior to the Effective Date.

         Specific circumstances may result in a review of Agreement terms, including Contract Prices. These circumstances include, but are not limited to:

                  a. Volume increases or decreases resulting in an increase or decrease in the value of the Agreement of over 20%;

                  b. Addition or deletion of Items to the Agreement increasing or decreasing the value of the Agreement over 20%;

                  c. Cost increases or reductions exceeding those committed in Supplier's Performance Plan; and

                  d. Reductions or increases in market prices for equivalent materials and services.

         Any amendment or change in terms shall be made in accordance with
         Section 1.3.4 of this Agreement. Nothing contained in this Section 3.1 shall require either party to amend or change any term of this Agreement.

         3.1.3.   Pricing Model.

         The parties have anticipated that changes will occur in the design, Specifications, Piece Parts, and other elements of Items to be provided pursuant to this Agreement and have negotiated the pricing model shown in Attachment 1 to accommodate such changes and to apply to Items that are affected by such change. The pricing model is agreed to apply appropriately to Items as changed in the future. However, if unanticipated changes not within the contemplation of the parties have a material and adverse impact on the operation of the pricing model, and alternative pricing is not agreed to by the parties at the time, then the Item(s) affected shall be removed from this Agreement. Such removal shall not be classified as a partial termination.

         3.1.4.   Further Agreements as to Pricing.

         (a) Upon request made by Applied through the SAT Team Lead for Supplier and delivered to Supplier's Vice President - Sales, Applied and Supplier will review pricing models proposed by Applied from time to time, including by way of example, option based pricing models. The parties may, by mutual written amendment to this Agreement, implement one or more alternative pricing models with respect to those Item(s) identified in or made subject to such alternative pricing model(s) by such amendment. The Items or Piece Parts subject to an alternative pricing model shall not be subject to Section 3.1.5 or Section 3.1.6 unless the parties expressly so provide in the amendment implementing the relevant alternative pricing model.

CONFIDENTIAL TREATMENT REQUESTED

         (b) (i) The prices of Piece Parts sold to Applied, whether incorporated in FDSs or otherwise sold to Applied, shall be as follows:

                  A. Non-Unit MFCs (defined below in Section 3.1.4(b)(ii) shall be *;

                  B.       All other Piece Parts *; and

                  C. Adjustments to the foregoing prices shall be made in accordance with Section 3.1.5 and 3.1.6.

         (ii) MFCs sold pursuant to this Agreement that are not Unit MFCs (the "Non-Unit MFCs") * MFCs manufactured or sold by Supplier's affiliate Unit Instruments, Inc. ("Unit MFCs") shall be sold to Applied at *

         (c) Upon request of Applied or Supplier, the parties shall confer and establish milestones and criteria applicable for the transition of Item(s) from R&D Manufacturing to Pilot Manufacturing, and from Pilot Manufacturing to Volume Manufacturing and further shall develop, based on milestones and criteria established, checklists and procedures appropriate to the transition of the affected Item(s). An illustrative form of NPT checklist is attached to this Agreement as Attachment 23.

         3.1.5.   * Terms.

         (a) The "Commodity Classifications" are * "Weldments," and "Unit MFC." Guidelines for determining the Commodity Classification applicable to a particular Commodity for each periodic reclassification are set out in
         Section 3.1.5.1(d). The * are the periods, denominated periods 1 through 5 and stated as monthly periods from June 1, 2002 and ending on the last date of the indicated month, in the table set out in Section
         3.1.5 (d).

         (b) Prior to each * and in accordance with Sections 3.1.5 and 3.1.6, Supplier will prepare a preliminary table of Commodity Classifications for all Commodities. Supplier and Applied shall review and consult on, and agree to, the actual classification of Commodities for * for purposes of the * for the *. Each actual classification of Commodities agreed upon by the parties shall be attached to this Agreement as part of Attachment 24.

         (c) Two weeks prior to each * and in accordance with the table classifying Commodities as agreed upon by the parties and with Sections
         3.1.5 and 3.1.6 , Supplier shall prepare a * under Section 3.1.5.1 (e) that specifies * for each Piece Part that is to be incorporated in any FDS forecasted to be built during that * and is included in the Commodity Classification to which * in the next * ("Forecasted Piece Part"). The Applied Forecast to be used in preparing a * shall be the most recent Applied Forecast reflected in Supplier's MRP system as of the date which is * prior to the beginning of the applicable * (the "* Forecast"). Supplier shall then implement such pricing for each

* Material has been omitted and filed separately with the Commission.

CONFIDENTIAL TREATMENT REQUESTED

         Forecasted Piece Part used in an Item ordered during the * or that is sold to Applied under this Agreement as a separately purchased Item (excluding in this latter case Unit MFCs). In addition, Supplier shall also * in accordance with Section 3.1.6 for all Piece Parts for which * apply as a result of *.

         (d)      The * and * for each Commodity Classification are as follows:

                     *              * FOR *            * FOR *        * % FOR *                *
                                  COMMODITIES        COMMODITIES                            % FOR *
                    -------------------------------------------------------------------------------
                    #1/*               *                  *               *                    *

                    #2/*               *                  *               *                    *

                    #3/*               *                  *               *                    *

                    #4/*               *                  *               *                    *

                    #5/*               *                  *               *                    *

                  3.1.5.1  Calculation of New *.

         (a) Initial Classifications. Attachment 24 to this Agreement is the initial table of Commodity Classifications and *, agreed upon by the parties as of the Effective Date and applicable for * No. 1, classifying all Piece Parts into *: *.

         (b) Periodic Reclassifications. Not later than * prior to the beginning of each * after the first period, Supplier shall deliver to Applied (to the attention of the Supplier's SAT Team Lead at Applied) Supplier's proposed classification table of all * for the next *. Applied and Supplier shall promptly review and negotiate in good faith to establish the classification table for *, utilizing the classification guidelines set out in Section 3.1.5.1(d) below. If the parties fail to agree upon the classification table to be used within ten (10) Business Days after Supplier's delivery of the proposed classification table, either party may initiate the Business Review Process of Section 7.2.5 with respect to such failure as a "Dispute."

         (c) Special Provisions. Special provisions related to prices applicable to Piece Parts affected by * (as such term is defined in Section 3.1.6) will be governed by Section 3.1.6, and those provisions shall control over the * provisions of Section 3.1.5 to the extent of any conflict.

         (d) Commodity Classification Guidelines. In preparing the Commodity Classification table for each *, Supplier and Applied shall utilize the guidelines of this Section 3.1.5(d), subject to the exclusions applicable under Section 3.1.5.2.

* Material has been omitted and filed separately with the Commission.

CONFIDENTIAL TREATMENT REQUESTED

                  A.       Guidelines for * Commodities Classification.

                  * Commodities will include all Commodities that are identified by the parties under any of the following descriptions:

                           (i) Sheet metal, cables, harnesses, and hardware and such other Commodities as are set out as * on the initial table of Commodity Classifications in Attachment 24.

                           (ii) All Commodities for which Supplier has had authority to select the supplier or source of such Commodity, whether as a no-preference choice or because neither Applied nor its customers have required a specific source or supplier provided that the Piece Parts meet Applied design requirements and, if applicable, the provider is a qualified supplier, in at least * of the FDSs which Applied has ordered from Supplier in the 9 month period preceding the start of the applicable *. Examples of Commodities that will be evaluated under this guideline are valves, transducers, filters and similar Commodities.

                  B.       Guidelines for * Commodity Classification.

                  * Commodities are Commodities that are not now or hereafter classified as *, and include, by way of example, *.

                  C.       Status Change.

                  Once a Commodity is classified as *, that Commodity (to include, as to a commodity group, all Piece Parts in such group) remains classified as * during the remainder of the Agreement and shall not be reclassified in a periodic reclassification process.

                  D.       MFCs.

                  MFCs are not treated as *. Unit MFCs shall have pricing adjustments made in accordance with the table set out in
                  Section 3.1.5(d).

                  E.       Weldments.

                  Weldment Commodities will include all weldments that are incorporated in an FDS ordered by Applied under this Agreement. After the first *, Supplier may treat the Weldment Commodities and the * Commodities as one Commodity Classification for purposes of calculation of the Total Gross Dollars, the * and new Piece Part pricing applicable pursuant to Sections 3.1.5.1(e) (4), (5) and (6) of this Agreement.

     *Material has been omitted and filed separately with the Commission.

CONFIDENTIAL TREATMENT REQUESTED

         (e)      *.  Each * Matrix for a * shall reflect:
                  -

                  (1) The Commodity Classification of each Forecasted Piece
                  Part.

                  (2) The pricing then in effect for each Forecasted Piece Part within the Commodity Classification to which the * will apply. After the initial * is made with respect to a particular Forecasted Piece Part, whether as a result of the * or application of a * under Section 3.1.6. below, references in this Agreement (including these * terms) to applicable Piece Part prices will mean such prices as then adjusted under Sections 3.1.5 and 3.1.6.

                  (3) The forecasted demand for each Forecasted Piece Part during the applicable * based on the * Forecast.

                  (4) The total gross dollars forecasted for the entire list of Forecasted Piece Parts in the Commodity Classification based on the * Forecast, to which a percentage * applies during the applicable * ("Total Gross Dollars"). Total Gross Dollars equals the sum of the then current Forecasted Piece Part pricing (i.e., the prices actually charged to Applied by Supplier immediately prior to the start of the applicable *) multiplied by the respective forecasted demand in the * Forecast.

                  (5) The * dollar amount * which is the product of the * multiplied by the Total Gross Dollars.

                  (6) The new Piece Part pricing which represents Kinetics' allocation of the * across the list of Forecasted Piece Parts. Supplier shall use commercially reasonable methods in its allocation of the * and its selection of new Piece Part pricing. However, the difference between the Total Gross Dollars and the sum of the new Piece Part pricing multiplied by the respective forecasted demand in the applicable * Forecast must equal the * Percentage for the applicable *.

                  3.1.5.2  Exclusion; Particular Terms.

         (a) A particular Piece Part shall not be classified or included in the
         * (either as a Forecasted Part utilized in calculating the * or as a Piece Part to which a * shall apply pursuant to a * Matrix) until the first * that occurs six (6) months after the time when the Piece Part is first assigned a part number.

         (b) A particular Piece Part that is a non-recurring purchase resulting from a CES requirement shall not be included as a Forecasted Piece Part and Supplier shall provide a list of such excluded Piece Parts with the affected *.

         (c) Prices of Unit MFCs under a * apply only to purchases of Unit MFC's that are incorporated in an FDS ordered by Applied under this Agreement.

         (d) Prices of * are not subject to the * terms of this Section 3.1.5.

* Material has been omitted and filed separately with the Commission.

CONFIDENTIAL TREATMENT REQUESTED

         3.1.6.   Adjustment for *.

         (a)      Applied may *

         (b) The parties shall meet at least once per quarter to coordinate their respective efforts related to existing commitments from, or ongoing negotiations with, *. This notice will be given to Supplier's Vice President Sales.

         (c)      The *:

                  (1) If the * for that Piece Part, the price charged to Applied *.

                  (2) If the * for a Piece Part is below Supplier's Current Average Cost for such part, * under this Section 3.1.6.

                  (3)      *.

3.2.     Volume.

Applied does not commit to buy a specific volume, quantity, or percentage of any Piece Part or Item from Supplier, and Applied may buy the same or similar Piece Part or Item from multiple sources.

3.3.     Export.

Applied may require, from time to time, Supplier to ship Items to locations outside of the United States of America. Supplier will prepare the export paperwork and be the exporter of record. Supplier must utilize Applied's preferred carriers for the export of the Items. Applied will pay the freight charges based on Applied's rates with its preferred carriers. Applied will be responsible for importing the goods into the destination country.

3.4.     Currency.

All prices shall be quoted by Supplier in U. S. dollars; prices for foreign manufactured Items will not be adjusted to reflect changes in the exchange rate. Supplier is encouraged to obtain any necessary currency exchange protection which it deems appropriate.

4.   TECHNICAL FRAMEWORK.

4.1.     Engineering Change Orders.

         4.1.1.   ECO Procedures.

         (a) Applied may change its Specifications at any time and generate a proposed ECO with respect to such change. An Applied Supplier Engineer may review with Supplier the Applied proposed ECOs that affect any Item(s).

* Material has been omitted and filed separately with the Commission.

         (b) Supplier shall utilize one of the following procedures to initiate or request any engineering change to an Item or a change affecting Specifications (an "Engineering Change"):

                  i) Supplier may prepare and submit for approval a proposed ECO for an Engineering Change if such action is authorized under Supplier's Manufacturing Engineering Authority ("MEA"), as defined in Applied's documentation of its ECO procedures and standards in effect from time to time and provided to Supplier (a "Supplier ECO"); or

                  ii) Supplier may request an ECO to authorize an Engineering Change through a Request for Engineering Action ("REA") if such request is authorized under Supplier's MEA (a "Supplier Request"); or

                  iii) Supplier may initiate the development of an Engineering Change by submitting a Supplier Problem Sheet (Attachment 13) (an "SPS") to the SPS Administrator designated for Supplier.

         (c) Changes to which an SPS or the ECO process applies shall not be implemented by Supplier (and Supplier shall not ship any Items with any Engineering Change) until written permission to proceed is given by Applied as required by its applicable SPS and ECO procedures. Applied will provide, in writing (to the attention of Supplier's Engineering Manager) or by release on Applied's current ECO database, notice of approved ECOs (Attachment 12), indicating the effective dates of all changes. Unless otherwise notified, Applied's receiving inspection will inspect to the latest revision in effect at the time of receipt of Items.

         (d) If Applied has not responded to an SPS, REA or proposed ECO within the time period indicated in this Paragraph (d), Supplier may request review of the SPS, REA or proposed ECO by the SMT Supplier Engineer for Supplier. Applied is not obligated to approve any SPS, REA or proposed ECO. The response time for purposes of this Paragraph (d) is eighteen
         (18) days after initial submission of a proposed ECO or REA or after initial submission of an SPS.

         (e) Each Supplier ECO and Supplier Request shall be handled in accordance with applicable MEA procedures and shall not modify or eliminate any requirement of the Quality Framework Document (Attachment
         15) or the QRD (Attachment 20) for review and approval by Applied prior to implementation. Each Engineering Change initiated as a Supplier Request or Supplier ECO shall, prior to implementation by Supplier:

         (i) have been released by Supplier to Applied's assigned organizations for REA or ECO review and approval under the REA and ECO workflow and approval routing requirements of Applied in effect at the time;

         (ii) have been properly completed and documented under Applied's REA and ECO workflow and preparation requirements, including

                  (a)      the document control process,

                  (b)      applicable safety checklists, and

                  (c) other safety engineering or information requirements, as in effect at the time; and

         (iii) have been approved, in writing (to include electronic authorization) as required by Applied's ECO, REA or other applicable approval procedures.

4.2.     Tooling.

         4.2.1.   General Tooling Provisions.

         (a) Except as otherwise set forth in Section 4.2 or as otherwise agreed by the parties in a separate writing, special dies, tools, patterns, test fixtures, and like equipment (collectively, "Tooling") used in the manufacture of Items shall be furnished by and at the expense of Supplier and shall be owned by Supplier. As to those items of Tooling covered in Sections 4.2.2 and 4.2.3 (the "Test Fixture Hardware" and "Test Fixture Software," such latter term being defined in Section 4.2.3(c)), the terms of Sections 4.2.2 and 4.2.3 shall apply and not the terms of this Section 4.2.1.

         (b) Supplier agrees that Applied may, at Applied's option, purchase from Supplier Tooling to which this Section 4.2.1 applies that is unique to the Items or is unique to the manufacture of Items, *. Pursuant to such option, Applied may purchase from time to time (but subject to the limitations and requirements of Section 4.2.4(c)) items of such Tooling at the fair market value of such Tooling, as determined at the time of the exercise by Applied of this option. As part of such purchase and without additional consideration, Supplier shall assign to Applied, or if such assignment is not possible, license on a royalty-free, non-terminable basis, all IP Rights associated with such Tooling, including software (if any) associated with such Tooling *. In this regard, Supplier will obtain from its employees, consultants, agents and representatives, as necessary, all assignments necessary for assignment of IP Rights to Applied.

         (c) Prior to acquisition of an item of Tooling that is unique to the Items or is unique to the manufacture of Items, Supplier will provide a separate line item quote for any such item of Tooling (excluding, however, Tooling subject to provisions of Sections 4.2.2 or 4.2.3) that Supplier will acquire for use in the manufacture of Items after the Effective Date. If Applied accepts such quote under such procedures, Applied will pay the cost of such Tooling separately, title to the Tooling shall be held by Applied, and the parties shall execute and deliver a Tooling Loan Agreement (or a supplement or schedule to an existing Tooling Loan Agreement) as to such Tooling. Supplier will establish appropriate accountability and tracking of any Tooling owned by Applied.

         (d) Supplier shall not at any time use Tooling owned by Applied ("Applied Tooling") for the production of goods for persons other than Applied or in any manner other than in performance of Supplier's obligations under this Agreement, without Applied's written

* Material has been omitted and filed separately with the Commission.

         approval. Applied and Supplier shall execute a tooling loan agreement of even date with this Agreement in the form of Attachment 19 (the "Tooling Loan Agreement") for any Applied Tooling in Supplier's possession, or a supplement or schedule to include such Applied Tooling under an existing Tooling Loan Agreement.

         4.2.2.   Current FDS Test Fixtures.

         (a) The FDS test fixtures (including, for purposes of this Section 4.2, *) identified on Schedule 4.2.2(a) to this Agreement (the "Purchased FDS Test Fixtures") were purchased by Supplier from Applied. Each Purchased FDS Test Fixture (i) shall be located only at premises approved, in writing and in advance, by Applied (subject to the provision below as to changes of location among facilities of Supplier), and (ii) shall be used by Supplier solely to perform its obligations under this Agreement for manufacturing Applied FDSs to be sold to Applied pursuant to this Agreement. Further, Supplier grants and extends to all Purchased FDS Test Fixtures a security interest in favor of Applied to secure performance by Supplier of its obligations in respect of repurchase of the Purchased FDS Test Fixtures by Applied pursuant to Section 4.2.2(b) below.

         Supplier may, upon at least ten (10) calendar days prior notice to Applied given to Applied's Supply Account Team Lead as specified under
         Section 1.2.2 above, relocate any of the Purchased FDS Test Fixtures from their current locations to any manufacturing facility of Supplier in Milpitas, California, Austin, Texas or Round Rock, Texas.

         (b) Supplier grants to Applied the right, exercisable from time to time by Applied, at its option, whether or not default has occurred under this Agreement but subject to the requirements of Section 4.2.4(c) below, to purchase from Supplier any or all of the Purchased FDS Test Fixtures(s) and all then existing hardware modifications and improvements to such fixture(s). The purchase price for such Purchased FDS Test Fixture(s) shall be equal to the following percentages of the purchase price initially paid by Supplier to Applied for such Purchased FDS Test Fixtures and modifications and improvements: *. Upon payment of such purchase price Supplier shall convey to Applied, and Applied shall be the owner of, such test fixture(s) and all IP rights in or to such test fixture(s) (*). Supplier agrees to assign to Applied as part of such purchase and without additional consideration, and to obtain from its employees, consultants, agents and representatives, as necessary, all assignments of, all IP Rights it or they may have relating to the Purchased FDS Test Fixture(s) (*).

         (c) The FDS test fixtures identified on * to this Agreement are owned by Applied (the "Applied Test Fixtures") *.

         (d) The FDS test fixtures identified on * are owned by Supplier (the "Supplier Test Fixtures"). *. Improvements, additions and alterations to the Supplier Test Fixtures (excluding Improved Software, as defined below) shall be procured, purchased, funded and owned by Supplier.

* Material has been omitted and filed separately with the Commission.

         4.2.3.   Future FDS Test Fixtures.

         (a)      Capacity FDS Hardware.

         Supplier shall regularly consult with Applied's SPM regarding such new FDS test fixture hardware and any modifications to existing FDS test fixture hardware (excluding modifications to the *) that Supplier will need within the following six (6) month period either (i) to meet manufacturing capacity and flexibility requirements under the Supplier Performance Plan then in effect, (ii) to achieve production levels established pursuant to its capacity planning under Section 2.5.1, or
         (iii) to achieve increases in manufacturing capacity and flexibility, production volumes or operating levels to accommodate changes in quantities of Items under Section 2.5.2 (the "Capacity FDS Hardware"), and to develop operational requirements for the Capacity FDS Hardware and a schedule for the acquisition and installation of such hardware, together with any related software. Applied shall provide or purchase all items of Capacity FDS Hardware that are, in its commercially reasonable judgment, necessary and appropriate for the purposes set out above in this Section 4.2.3(a). All Capacity FDS Hardware purchased or provided by Applied shall be owned by Applied and shall be subject to the Tooling Loan Agreement and this Agreement and upon request by Applied shall be identified by a supplement to * as Applied Test Fixtures. Whether or not default has occurred under this Agreement but subject to the requirements and limitations of Section 4.2.4(c) below, Applied shall have the right to remove or otherwise take possession of such Capacity FDS Hardware.

         (b)      Product Change Hardware and Improved Software.

         Supplier shall regularly consult with the Applied SAT Lead regarding
         (i) any new or modified hardware for test fixtures that will be used to manufacture or test any FDS, Module, or other Item for Applied, which new or modified hardware will be needed as a result of new Applied products, modifications of existing Applied products, or new or modified testing requirements or Specifications for Applied products that Supplier may be selected to manufacture or supply Items for (the "Product Change Hardware") and (ii) any new or modified software for test fixtures that will be used to manufacture or test any FDS, Module or other Item for Applied, which new or modified software will be needed as a result of new Applied products, modifications of existing Applied products, or new or modified testing requirements or Specifications for Applied products that Supplier may be selected to manufacture or supply Items for, or changes in Supplier's manufacturing capacities, equipment or volumes (the "Improved Software"). Applied (including its SAT Lead and the Tooling and Test Organization) shall regularly consult with Supplier as to new Applied FDS products and modifications of existing Applied FDS products that Supplier may be selected to manufacture and as to changes in Applied's FDS test requirements. Supplier will use commercially reasonable efforts to identify and advise the SAT Lead of Product Change Hardware and Improved Software, the need for which is known to Supplier, that will result from such new or modified products, testing, manufacturing requirements, or Specifications.

* Material has been omitted and filed separately with the Commission.

         Applied shall have the option to provide or purchase all items of Product Change Hardware and Improved Software that, in its commercially reasonable judgment, are necessary and appropriate for the manufacture and testing of FDSs, Modules or other Items for Applied, but shall not be required to provide or purchase Product Change Hardware or Improved Software. Supplier will not acquire or install Improved Software not purchased or provided by Applied. All Product Change Hardware and Improved Software purchased or provided by Applied shall be owned by Applied and, in the case of Product Change Hardware and Improved Software, be subject to the Tooling Loan Agreement and this Agreement and upon request by Applied shall be identified by a supplement to * as Applied Test Fixtures. Whether or not default has occurred under this Agreement, but subject to the requirements of Section 4.2.4(c) below, Applied shall have the right to remove or otherwise take possession of such Product Change Hardware.

         (c)      Right to Remove or Copy Software.

         Applied owns, has provided to Supplier and has paid the cost of the software currently used in the testing operation of all test fixtures listed on Schedules 4.2.2(a)-(d) (the "Current TF Software"). (The Current TF Software, the software for Capacity FDS Hardware and the Improved Software are the "Test Fixture Software.") Any Test Fixture Software in Supplier's possession may be copied by Applied at any time or times, upon reasonable notice to Supplier, to the attention of Supplier's Engineering Manager. Test Fixture Software in Supplier's possession may also be removed by Applied at any time or times; provided that as to removal of Test Fixture Software, Applied shall give the notice and comply with the other requirements of Section 4.2.4(c) below. Applied shall have the right to hold all source code and original documentation of Test Fixture Software. Applied shall have the obligation to maintain the Test Fixture Software, and Supplier shall cooperate with Applied in such maintenance.

         4.2.4.  General Application.

         (a) Supplier shall not at any time use Test Fixture Hardware or the Test Fixture Software (other than the Supplier Test Fixtures and hardware or software that, in each instance (i) are not provided or purchased by Applied under Sections 4.2.3(a)-(c) or (ii) do not constitute Applied IP) for the production of goods for persons other than Applied or in any manner other than in performance of Supplier's obligations under this Agreements without Applied's written approval. Any such Test Fixture Hardware in Supplier's possession shall be subject to this Agreement, the IPA, and also the Tooling Loan Agreement; the Test Fixture Software shall be subject to this Agreement, the Tooling Loan Agreement, and also the IPA.

         (b) If Applied fails to provide or delays providing (after notice by Supplier, given to Applied's SMT Operations Manager, that the failure or delay will affect Committed Delivery Dates), items of Capacity FDS Hardware, Product Change Hardware or Improved Software that are required for the manufacture and testing of new FDSs, Modules or other Items for Applied Systems, modifications of existing Applied Systems,

* Material has been omitted and filed separately with the Commission.

         or new or modified testing requirements or Specifications for Applied Systems that Supplier is selected to manufacture or to supply Items for, or changes in Supplier's manufacturing capacities, equipment or volumes, after the Effective Date, then, to the extent of delays in testing and delivery that result directly from such failure of Applied after notice under this Section 4.2.4(b), the Committed Delivery Date of the Items(s) so delayed shall be extended for a period equal to the period of Applied's failure or delay in providing such hardware or software.

         (c) Applied may exercise any of its options or rights to purchase, repossess, or remove any Tooling or Test Fixture Hardware and Test Fixture Software, to the extent provided for in this Section 4.2, at any time, without the occurrence or continuance of a default by Supplier, but only in connection with a termination or cancellation of this Agreement, in whole or in part. If exercised in connection with a partial termination or cancellation, the right of Applied shall extend only to such items of Tooling, Test Fixtures and Test Fixture Software that are reasonably required for or in connection with the manufacture and testing of those Items (including Applied System product lines) as to which the termination or cancellation relates. Applied shall give Supplier prior notice under Section 1.2.2 of Applied's intent to purchase, repossess or remove any Tooling, Test Fixtures or Test Fixture Software or other items which it owns or may acquire hereunder, which shall be given at a time reasonably in advance of acquisition or relocation to allow Supplier to complete production of Items affected by the cancellation or termination and for which an Authorized Demand Signal has been issued, provided that notice given at least eight (8) weeks (or a period equal to such lesser product cycle time as may be applicable to the affected Items at the time) prior to the repossession, removal or purchase shall be deemed reasonable.

4.3.     Design Changes and Resolution.

(a) Supplier will not make changes to the Specifications, form, fit, function or manufacturing process of Item(s), without having first complied with the applicable requirements of Sections 4.1, 4.3, 4.4, and 4.5 of this Agreement.

(b) Supplier shall not subcontract any Design Service or Development Service except as permitted by and in compliance with the IPA and shall not utilize in any Services any consultant, contractor, or employee for whom an executed joinder in the confidentiality provisions of the IPA has not been delivered to Applied. Supplier shall implement changes affecting Items and resulting from Design Services or Development Services only upon obtaining prior written approval required under applicable ECO, Applied Product Definition Form, and other procedures from Applied's Supplier Engineer designated for Supplier and, as applicable, as required by the DSA or DVA.

4.4.     Process Changes and Resolution.

Supplier shall be responsible for its compliance and compliance by its sub-tier suppliers, subcontractors, providers and special process suppliers with manufacturing requirements, Specifications and provisions of the QRD and Quality Framework and shall inform Applied of any special process or other sub-tier supplier, provider or subcontractor changes to Items, including any changes in the manufacturing process of Supplier or of a sub-tier supplier, special process supplier, subcontractor or provider, even when Specifications are being met (excluding changes in physical layout of Supplier's manufacturing plant or in Supplier's manufacturing line design). Supplier must receive approval in writing from Applied with respect to the implementation of each such change. As required by the QRD, Supplier must use special process suppliers from the list set forth in Attachment 14.

4.5.     QRD and Special Process Requirements.

         4.5.1    Critical and Source Specific Materials.

         The manufacture, processes, Specifications, manufacturing processes and requirements of and for, and the providers of, Piece Parts, Modules, assemblies or Subassemblies designated as "Critical" or "Source Specific" pursuant to the QRD, and any Subassemblies transitioned to a sub-tier supplier or subcontractor (the "Critical and Source Specific Materials") shall comply with Applied's QRD, Quality Framework, and Special Process Supplier requirements in or pursuant to Attachments 14, 15 and 20 to this Agreement and documents or procedures referred to therein, all as revised from time to time. Supplier shall not make or authorize any change in any of the foregoing without prior written approval by Applied pursuant to the Quality Framework, QRD and Special Process Supplier requirements and related documents and procedures.

         4.5.2    Supplier's Subcontractors.

         Supplier will ensure that all sub-tier suppliers, providers and subcontractors of Supplier who have access (directly or indirectly) to Applied's Specifications or Internal Applied Data or other Confidential Information sign and are governed by a confidentiality agreement with Supplier that is similar in form and substance to the confidentiality provisions of the IPA applicable to Supplier, and Sections 2.9.1 and
         2.9.2 of this Agreement. Approval by Applied of a sub-tier supplier, provider, or subcontractor selected by Supplier shall not alter Supplier's obligations to Applied.

         4.5.3.   Costs of Supplier Change.

         The party initiating a change in a subcontractor, provider or sub-tier supplier to Supplier for Source Specific Parts shall bear the costs of qualifying the new sub-tier supplier, provider or subcontractor for the affected Piece Part, material or other element.

         4.5.4.   Waivers.

         In addition to the provisions of Section 9.4 of this Agreement, if Applied waives any drawing, Specification or other requirement for one or more of the Items, it will not constitute a waiver as to remaining Items to be delivered, unless stated by Applied in writing.

4.6. First Articles and Source Inspections.

First Article and Source Inspections shall be conducted in compliance with the QRD and Quality Framework and the documents and procedures referred to therein.

4.7. Applied's Right to Subcontract.

Applied may at its discretion elect to contract with a manufacturer, integrator or outsource provider of Subassemblies (a "Subassembler"), which Subassemblies will incorporate or include Item(s) Applied may purchase under this Agreement. Applied will advise Supplier of the new Subassembler and of the Items affected. Supplier understands that the selection and sourcing of any Items to be incorporated or included in Subassemblies to be provided by the Subassembler will be made by the Subassembler, and that, pursuant to Article 17 of Exhibit 1, Applied may assign this Agreement, in whole or in part, in connection with its contract with the Subassembler.

4.8.     Product Support

         4.8.1.   Global Technical Support and Product Support.

         (a) Technical Support. Supplier shall provide a telephone support system for global technical assistance to Applied, seven days a week, 24 hours a day, at no additional charge. Supplier shall include as part of its technical support hot pager contact for access at times outside Supplier's normal operating periods. Supplier is expected to use commercially reasonable efforts to provide a resolution to Applied's requests for technical assistance.

         (b) Product Support. In addition to support, repair and replacement services covered by other provisions of this Agreement and in addition to the above technical support, Supplier will, upon request by Applied, provide support globally to Applied (and at the direction of Applied, to Applied's customers) for all Items that Supplier provides to Applied, to include repair, replacement or correction of Items. Supplier agrees to have an established and, at Applied's request, deployable global product support service capability. Supplier may utilize one or more affiliates of Supplier, Supplier distributor(s) or other qualified entities designated by Supplier and acceptable to Applied to meet this requirement. If support services provided by Supplier are not covered as warranty obligations to be provided pursuant to Section 7 of this Agreement, Supplier will be compensated for the services so provided as agreed by the parties on a case by case basis or under standard pricing as agreed. Except as required for those requests, if any, for global support covered by Section 2.4, when Applied has not been able to resolve a defect, failure or problem affecting an Item through the above technical support process, Kinetics shall respond to each request for global support from Applied and propose a plan for the correction, solution, repair or replacement within forty-eight (48) hours (as to requests initiated by Applied's Customer Engineer), and as to all other requests from Applied, within a period that is prompt under commercially reasonable standards considering the nature and urgency of the request.

         4.8.2.   Product Support Period.

         Supplier agrees to maintain the capability to provide Items and to provide the same types and level of global product service and technical support to Applied described in Section 4.8.1 above, for all of the Items, for a minimum of ten years from the date of the last shipment of an Item to Applied under this Agreement to Applied for its manufacturing operations (the "Post Term Support"), in addition to meeting Supplier's warranty obligations. Upon Applied's request, Supplier shall provide Post Term Support on a time and materials basis, at rates and cost determined as set out in Section 4.8.1 above.

         4.8.3.   Product Post Term Support Options.

         (a) If Supplier desires to modify or reduce its Post Term Support obligation, Supplier agrees, as a condition of such a reduction or modification, that Supplier shall have prepared a transition and support plan for Post Term Support and shall have obtained Applied's approval, not to be unreasonably withheld, of such plan. As part of such plan, Supplier shall have negotiated (and obtained such approval from Applied of) a contract for Post Term Support (including capability to provide Items and the provision of global product support and technical support) to be provided by a financially responsible entity with established capability and expertise and a license to such third party of IP Rights to meet the requirements for Post Term Support, to the extent Supplier desires to reduce or modify its obligations for Post Term Support.

         (b) If, after the use of commercially reasonable efforts, Supplier has not located a third party to provide Items as required for modification or reduction of Post Term Support obligations of Supplier or to negotiate a contract for the provision of Items under Post Term Support as described in Section 4.8.3(a), then Supplier shall provide in good faith all assistance reasonably required by Applied for Applied to provide or obtain the Items for which Supplier has Post Term Support obligations and, for such purpose, Applied shall have and may exercise the license in respect of cover pursuant to Section 3.13 of the IPA. If Supplier fails in any respect (other than as to arrangements for the provision of Items) to provide Post Term Support, or to have obtained approval of a transition and support plan under Section 4.8.3(a), then Supplier shall provide in good faith all assistance reasonably required by Applied for Applied to provide or obtain the affected Post Term Support and, for such purpose, Applied shall have and may exercise the license in respect of cover pursuant to Section 3.13 of the IPA.

4.9.     Periodic Business Review.

Applied and Supplier shall periodically review their activities and agreements through a formal business review process. As part of such business review process during any Wind Down Period, the parties shall determine if Supplier holds any documentation of a Future Modification (as defined in the IPA) in which Applied holds any rights as owner or licensee pursuant to the IPA or any DSA or DVA, which documentation Supplier is required to deliver to Applied pursuant to the IPA, but which documentation has not been delivered to Applied (the "Deliverable Documentation"). Supplier shall promptly deliver to Applied, upon identification of same, upon subsequent request by Applied, any Deliverable Documentation.

4.10.    [Omitted].

4.11.    Wind Down Provisions.

(a) The "Wind Down Period" is the period preceding expiration or termination of this Agreement that is applicable under the following provisions:

         (i) With respect to the expiration of this Agreement, a period of up to
         * that is designated by Applied as the Wind Down Period, which period shall commence on the date specified in a notice by Applied (given under Section 1.2.2) that a Wind Down Period shall apply in connection with the expiration of this Agreement. If the otherwise applicable term of this Agreement would expire prior to the end of such designated Wind Down Period, Applied shall extend the term of this Agreement to the last day of the Wind Down Period by an extension pursuant to Section 1.5, so that the term of the Agreement shall automatically be extended to and expire upon the last day of the designated Wind Down Period.

         (ii) If Applied terminates this Agreement pursuant to Article 25 of
         Exhibit 1 to this Agreement or Article 26 of Exhibit 1 to this Agreement, the Wind Down Period shall be a period of up to * that is designated by Applied in its notice (given under Section 1.2.2) exercising such right of termination, which period commences on the date the notice of termination is issued and ends on the date termination is effective, which effective date of termination shall be set out in the notice of termination and shall comply with the requirements of this Section 4.11 and of Article 25 or 26 (as applicable) of Exhibit 1. If Supplier * the Wind Down Period shall be a period of at least * that is designated by Supplier in its notice * which period commences on the date the notice * is issued and ends on the date * is effective, which effective date * shall be set out in the notice of * and shall comply with the requirements of this Section 4.11 and of *.

If termination is in part and not in whole, the Wind Down Period shall apply with respect to that portion of the Agreement affected by the termination. During the Wind Down Period, Supplier shall continue to supply all Items for which an Authorized Demand Signal is issued and accepted or deemed accepted under this Agreement. The parties shall use commercially reasonable efforts and cooperate so that Items for which Authorized Demand Signals are issued and accepted during or prior to commencement of the Wind Down Period will have Committed Delivery Dates on or before the end of the Wind Down Period. Supplier and Applied each shall perform its agreements and obligations regarding the Wind Down Period under the IPA and this Agreement. The Wind Down Period continues from the date it commences until the date termination or expiration is effective.

(b) The provisions of Section 4.8 shall apply during, and continue in effect after, the Wind Down Period, without limitation of other survival provisions of this Agreement.

(c) No later than the conclusion of the Wind Down Period (and, when applicable for a partial termination, then as to the portion affected):

         (i) Supplier shall convey its title, if any, to, and shall deliver to Applied, * In the event of Termination for Default or an expiration of the term of this Agreement, Applied shall have the option, but not an obligation, to purchase from Supplier the Remaining Consumable Materials. * Prices for partially completed Items shall be determined by applying the cost model (Attachment 1) to actual materials consumed or installed in the

* Material has been omitted and filed separately with the Commission.

         partially completed Item, and by a charge for actual Services performed and actual manufacturing labor (at the rate for work in Supplier's facility). The price payable by Applied for Remaining Consumable Materials shall be determined under Section 4.11(d) below. Supplier shall not charge for documentation of or relating to, Applied IP.

         (ii) Supplier and Applied shall have performed and discharged their respective obligations under the IPA and this Agreement.

         (iii) Supplier will return all Tooling, capital or other equipment (including any Tooling and capital equipment that Applied has acquired ownership rights in as a result of exercising its rights under this Agreement) and material owned by Applied. Supplier will be responsible for the packaging and transportation costs associated with the return of these items if the termination is for default; Applied shall be responsible for such packaging and transportation costs in all other events.

         (iv) Applied and Supplier shall each have paid the other all amounts then due and payable under this Agreement and any Related Agreement, except for amounts in bona fide dispute.

(d) "Remaining Consumable Materials" shall be determined as follows: Supplier shall record and report to Applied, within 10 days after the date notice of termination is given, * following the date on which notification is given, * affected by the notification over the following *. The "Remaining Consumable Materials" is the quantity of * that were actually on hand, or for which Supplier had issued noncancellable purchaser orders, that were not used or consumed in the course of operations under the Agreement. The charge or price for Remaining Consumable Materials is determined * for the * at the date of notification.

(e) During the period after notification and prior to termination, Applied and Supplier shall negotiate the terms of and charges for Restock or Reconfigure Items, and the formula provisions of Sections 2.14.4 and 2.14.6 shall not apply. Supplier shall not be required, during a Wind Down Period relating to termination, to accept Restock Items or Reconfigure Items that are first designated as such during such a Wind Down Period. The provisions of this Agreement as to cancellation of Items and as to *, however, are not modified during a Wind Down Period.

5.       NONCONFORMANCE.

5.1.     Nonconformance and Corrective Action.

         5.1.1.   [Omitted.]

         5.1.2.   Supplier Corrective Action Request.

         Applied will complete a "Supplier Corrective Action Request" (Attachment 10) pursuant to ISO 9000 processes to record and request corrective action for recurring nonconformities. Upon receipt of a Supplier Corrective Action Request, Supplier will promptly respond as appropriate and use best industry practices to cure the

* Material has been omitted and filed separately with the Commission.

         nonconformities and the cause of nonconformity. A corrective action process to resolve nonconformance will be documented and used by the parties. In addition, Supplier will participate in continuous improvement plans and programs as defined by Applied and Supplier.

5.2.     Applied Nonconformance and Corrective Action.

         5.2.1.   Items Affected.

         Applied will, at its option, return Items at Applied's expense that do not conform to Applied's requirements due to Applied's errors or damage caused by Applied. These Items will be returned to Supplier for repair or potential rework. Applied may, at its option, require Supplier to repair a Subassembly at Applied's facility. If Applied returns an Item to Supplier under this Section 5.2.1, Applied shall deliver to Supplier with such Item, when returned, certification of decontamination and preparation for safe handling if the Item has been exposed to toxic or corrosive gases or chemicals, in compliance with Section 2.14.7.D.

         5.2.2.   Standard Repair Costs.

         Except for instances for which the parties have established "standard" repair costs (labor, Items and freight) for Items not covered under warranty, Supplier shall charge, and Applied shall pay, for non-warranty repair or correction of Items on a time and materials basis. Materials shall be charged at the *; Supplier's labor charges for repairs performed at Supplier's facilities shall not exceed *. If Supplier is required to provide labor at Applied facilities to meet repair times for Production Issue Items, the labor cost will not exceed
         *.

         Supplier will assess repair and rework costs and timing and quote same to Applied before work is performed. Upon approval of Supplier's quote, Applied will issue its Purchase Order for such costs. Applied may at its option elect (a) to have the Item repaired or reworked, or (b) to purchase a new Item at pricing determined under Attachment 1. Supplier shall prepare its quotation based on the completion terms of Section
         5.2.3 and shall advise Applied as part of its quotation if more than five (5) Business Days will be required.

         5.2.3.   Time for Repair.

         Supplier shall repair, replace, or correct defects or defective Items resulting from Applied's error or damage within * after Applied notifies Supplier of the defect or damage (unless a longer period is required in the use of best professional practices), or at such other time as is agreed by the parties as part of the issuance of Applied's Purchase Order, except for Items Applied identifies as a Production Issue in its initial notice under Section 2.4, as to which Supplier shall respond and act in accordance with Section 2.4.2. Costs and pricing for repair of damages or defects caused by Applied error will be established under Section 5.2.2 above.

* Material has been omitted and filed separately with the Commission.

         5.2.4.   Return of Items.

         Items repaired or reworked by Supplier will be shipped in accordance with generally applicable transportation and packaging requirements. Supplier will deliver such Items to Applied at the times determined under Section 5.2.3 above. Prior to Supplier's return of a repaired or reworked Item to Applied, Supplier will mark such Item with Applied's part number, serial number, range and gas (if applicable). Applied shall pay costs of transportation and bear the risk of loss or damage during transit of repaired or reworked Items, whether or not such Items meet warranty or other requirements.

6.   SUPPLIER PERFORMANCE PLAN.

As part of this Agreement, Applied and Supplier have prepared a Supplier Performance Plan, which is Attachment 16 to this Agreement. Supplier's performance and compliance with the applicable Supplier Performance Plan shall be reviewed in periodic business review meetings conducted by Applied's SPM. A recurring failure of Supplier to perform at (or to achieve) the standards set, or to comply with terms of, the Supplier Performance Plan will be deemed a Dispute for purposes of Section 7.2.5, as to which either party may initiate the Business Review Process and, if such recurring failure is material, may be the basis of an action by Applied under Article 25(a)(iii) of Exhibit 1. A recurring failure for purposes of this Section 6 and of the Supplier Performance Plan is a failure that occurs in at least *.

7.       WARRANTIES AND REMEDIES.

7.1.     Supplier Warranty.

         7.1.1.   Basic Warranty.

         Subject to the limitations set out in Section 7.1.4 below, Supplier warrants to Applied, for the warranty period set out in Section 7.1.3 below, that each Item delivered to Applied (excluding Services separately warranted under Section 7.1.2 below):

                  (a) will be free from defects in materials, workmanship and manufacture, and will be of good title;

                  (b) will conform to (i) all Specifications, and (ii) those requirements of (or made applicable through) the following documents and Sections of this Agreement applicable to such
                  Item: the Quality Requirements Document (Attachment 20); the Process Qualification Program in effect at the time of manufacture under the QRD and applicable to the Item; the Quality Framework (Attachment 15); Special Process Suppliers (Attachment 14); and Sections 4.4 and 4.5 of this Agreement;

                  (c) will have been manufactured in compliance with those provisions of the Quality Requirements Document (Attachment
                  20), Process Qualification Program in effect at the time of manufacture under the QRD and applicable to the Item,

* Material has been omitted and filed separately with the Commission.

                  Quality Framework (Attachment 15), the Supplier Performance Plan (Attachment 16), and Sections 4.4 and 4.5 of this Agreement, applicable to the manufacture of such Item and with manufacturing standards suitable for the manufacture of high quality, process sensitive components of Applied Systems ("Suitable Manufacturing Standards"); and will consist of new materials and Piece Parts;

                  (d) will be of merchantable quality and fit for the intended purpose of use with or incorporation in Applied Systems for semiconductor wafer fabrication, flat panel display fabrication, thin film application processes or manufacturing, toxics abatement or recycling, or wafer inspection and metrology, as applicable; and

                  (e) will, to the extent of Configuration Engineering Services, CES Services, CCR Services, NPT Services and Design Services or Development Services, provided by Supplier, be free from defect in such Services excluding, however, any defects caused by error in the applicable product design that was not itself caused by Supplier or its Services.

         7.1.2.   Services.

         As to Services, for the warranty period set out in Section 7.1.3 below and subject to the limitations set out in Section 7.1.4 below, Supplier warrants to Applied that its Services have been performed in a competent, professional and workmanlike manner, and are free from defect and in accordance with the best professional practices of the industry.

         7.1.3.   Warranty Period.

         The warranty period applicable under this Agreement commences on the date of delivery to Applied of the Item (and, as to Services, commences upon completion of the Service and delivery of the completed work product and any other deliverables to Applied) and extends for a period of * after such date * subject, however, to applicable limitations under Section 7.1.4(iii), and provided that Supplier's warranty period as to a Third Party OEM Component (as defined in Section 7.1.5. below) extends * If Applied's warranty to the Applied customer by whom the
         Item is used or purchased expires during Supplier's stated * warranty period, * If Applied's warranty to the Applied customer by whom the
         Item is used or purchased does not have a stated period or term, *.

         7.1.4.   Limitations on Warranty.

         Supplier's warranties under this Agreement are subject to the following limitations:

                  (i) Supplier makes NO WARRANTIES under this Agreement, whether express, implied, statutory or otherwise, except those warranties provided in this Agreement. The remedies provided for in or through this Agreement (and as to Services, where applicable, provided for in or through the IPA, DSAs, or DVAs) constitute the sole and exclusive remedies of Applied with respect to Items that

* Material has been omitted and filed separately with the Commission.

                  fail to conform to such warranties. EXCEPT FOR THE WARRANTIES EXPRESSLY SET FORTH IN THIS SECTION 7.1 AND THOSE EXPRESSLY PROVIDED IN THE IPA AND ANY DSAS OR DVAS, (A) SUPPLIER DISCLAIMS ALL OTHER WARRANTIES, EXPRESS, IMPLIED, STATUTORY, OR OTHERWISE WITH RESPECT TO ITEMS (INCLUDING SERVICES) INCLUDING, BUT NOT LIMITED TO, ANY WARRANTIES OF TITLE, NON-INFRINGEMENT, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, AND (B) THE ITEMS ARE PROVIDED "AS IS."

                  (ii) In determining whether an Item is of a quality that is merchantable (Section 7.1.1(d) above), an Item must be of a quality at least equal to the standards of minimum acceptability for the same or like Items that are employed by Applied at the time of its manufacture; however, such standards shall not limit application of, or excuse compliance with, specific warranty requirements of Section 7.1.1 above applicable to the specific Item. In determining whether an
                  Item is of a quality that is merchantable, the standards for merchantable quality of the Item shall be those that are currently applied at the time of its manufacture. In determining whether an Item is fit for its intended purpose, such warranty shall extend to use or incorporation in semiconductor wafer fabrication, flat panel display fabrication, thin film application processes or manufacturing, toxics abatement or recycling, or wafer inspection and metrology systems, as applicable, employed in processes (a) that are customary or generally contemplated within the industries using such systems, or (b) that are specifically identified by Applied to Supplier, in writing (including e-mail, facsimile and posting of information on the Applied website designated for Supplier's access) as an intended use.

                  (iii) Supplier's warranties do not extend to defects, failure or malfunction of an Item to the extent such failure, defect or malfunction (a) results from conformance by Supplier with Specifications prepared by Applied, provided that this exclusion shall not alter or limit Supplier's warranties of its Services; (b) is caused by accident, negligence, misuse, alteration, modification or tampering of or caused by any person other than Supplier, or (c) is caused by use or operation in environments or for processes that are not customary or generally contemplated in those industries using semiconductor wafer fabrication, flat panel display fabrication, thin film application processes or manufacturing, toxics abatement or recycling, or wafer inspection and metrology systems, as applicable, or not specifically identified by Applied to Supplier as intended uses or environments.

         7.1.5.   Third Party OEM Components.

                  (a) A "Third Party OEM Component" is any product (i) that is identified by an Applied Commodity Code (under Applied's Commodity Code Document 0250-10856) with an initial designator equal to or greater than "0500" and (ii) for which the original manufacturer's warranty is for a period of at least thirteen (13) months from the date of Supplier's purchase and expressly runs to Applied or has been validly assigned to Applied by Supplier. The foregoing provision as to products with an initial Commodity Code designator equal to or greater than "0500" includes products: (i) that are identified by Applied Commodity Codes with initial designators between "0220" and "0229" but that would otherwise be assigned Applied Commodity Codes with an initial designator greater than "0500"; and also, (ii) that are new products to which a Commodity Code initial designator greater than "0500" would be assigned under the terms of Applied Document Commodity Code Document 0250-10856 as in effect on the Effective Date.

                  (b)      *

                  (c) Effective on the shipment by Applied to its customer of the Item or Applied System containing a Third Party OEM Component, Supplier assigns to Applied, to the fullest extent permitted by applicable law and agreements, all of Supplier's warranties, warranty rights and recoveries from or against each manufacturer and supplier of each Third Party OEM Component installed or incorporated in the Item or Applied System that may not be enforced by Applied, unless so assigned. Supplier will cooperate with Applied in Applied's enforcement of and recovery under such assigned or available warranties of Third Party OEM Components, including the execution and delivery of such further instruments as Applied may reasonably request to perfect and protect the foregoing assignment or rights of Applied, provided that Supplier shall not be required to bear costs and expenses of such cooperation that are not reasonable under the circumstances. If, following the date of assignment to Applied of the warranty and warranty rights and recoveries, Supplier is sued and such warranty and warranty rights or recoveries are reasonably required for Supplier's defense of, or for the assertion of counterclaim against, the claims against Supplier, Applied will cooperate with Supplier with respect to such warranty and warranty rights and recoveries and, upon reasonable terms and indemnification, assign back to Supplier, to the extent so required, the warranty and warranty rights or recoveries.

         7.1.6.   Debit Recoveries.

                  (a) Prior to Applied's initiation of a debit or other offset under Section 2.11.3 to effect a recovery for a warranty claim of Applied against Supplier, Applied shall advise Supplier, to the attention of Supplier's Customer Service Manager - Warranty Claims (in addition to the notice to Supplier's Finance Manager as provided by Section 2.11.3) of the expected debit or offset amount and shall ship to Supplier for inspection the Item for which Applied proposes to effect a debit or offset based on its warranty claim (the "Warranted Part"). Supplier shall cooperate in arranging for delivery and shall provide, promptly upon request by Applied and without prejudice to Supplier as to warranty coverage, Supplier's Return Materials Authorization ("RMA") for the return of the Warranted Part under this Section 7.1.6. Applied shall not use debits or offsets to recover amounts for warranty claims as to Services only.

* Material has been omitted and filed separately with the Commission.

                  (b) If a Warranted Part has been destroyed or is not available to Applied for delivery for purposes of the debit process under this Section, Applied will not initiate a debit process for the warranty claim. If Applied fails to effect delivery of the Warranted Part to Supplier under Section 7.1.6 (a), the debit or offset shall be recredited in full. If Applied does not proceed under this Section, Applied retains and may pursue all its other remedies. Applied is not required to proceed under this Section to assert or recover for its warranty claims against Supplier; this Section only applies to debits or offsets relating to warranty claims.

                  (c) If, after Supplier's examination of a Warranted Part, Supplier disputes the debit, offset or warranty coverage, Supplier shall notify its assigned Supplier Quality Engineer ("SQE") at Applied and shall specify the amount Supplier requests to be re-credited ("Disputed Amount"). This notification and specification of the Disputed Amount must in any event be given to Applied within thirty (30) days after the RMA delivery of the Warranted Part to Supplier. If the SQE approves the Supplier's request, the Disputed Amount shall be recredited.

                  (d) If the SQE and Supplier do not agree on the amount to be re-credited, or on the disposition of the claim, Supplier may
                  (i) accept the determination of the SQE or (ii) initiate the Business Review Process for resolution of the dispute as described in Section 7.2.5.

         7.1.7.   Survival of Warranties.

         Supplier's warranties shall survive any delivery, acceptance, inspection, or payment by Applied, except as expressly provided otherwise in this Section 7.1. Applied's approval of Supplier's material or design will not relieve Supplier of the warranties established in this Agreement.

7.2.     Applied's Remedies.

This Section 7.2 sets out obligations of Supplier and provides remedies of Applied for Supplier's failure to make timely delivery of Item(s) and for breach of Supplier's warranties as to Items. In addition to the remedies for such failure of delivery and for breach of warranty provided for in this Section 7.2, Applied has the remedies and rights provided under Articles 22 and 25 of Exhibit 1 (subject to the limitations and requirements of such Articles and of Article 21 of Exhibit 1). Provisions for recovery of damages by Applied in this Section
7.2 or in Article 25 are subject to applicable limitations under Article 21 of
Exhibit 1.

         7.2.1.   Failure to Deliver.

         If Supplier fails to deliver one or more Items (or to provide Services with completed work product and deliverables) on the Committed Delivery Date or otherwise at the times provided by the applicable Authorized Demand Signal or as agreed by the parties:

                  (a) Supplier shall initiate all actions necessary to complete and deliver the Items (or provide Services, work product and deliverables) promptly, without notice or demand by Applied. All increased costs and expenses for completion and delivery that result from Supplier's failure to timely deliver Items (or provide Services, work product and deliverables) shall be paid by Supplier. Supplier shall use the most expeditious manner commercially available to effect completion and delivery of Item(s), Services, work product and deliverables.

                  (b) If the failure constitutes or results in a Production Issue under Section 2.4, Supplier shall comply with that Section of this Agreement.

                  (c) If Supplier fails to comply with Section 2.4, where applicable, or if Supplier otherwise fails to cure the late delivery promptly after the applicable Committed Delivery Date or repudiates, Applied may recover its damages resulting from the failure to comply or deliver, from late delivery or from repudiation and may exercise all remedies available pursuant to the UCC and, as to Services and related deliverables, may recover its damages and exercise all remedies provided by law or equity. Where applicable, the procedures and limitations of (or, provided for through) Section 7.1.6, 7.2.1(d), or 7.2.1(e) and of Article 21 of Exhibit 1 will apply to exercise, enforcement and recovery by Applied.

                  (d) Prior to effecting cover under the preceding paragraph
                  (c), Applied shall give notice of its intent to cover, which notice shall be given to Supplier's Customer Service Manager in Austin or Milpitas, as applicable by e-mail or facsimile transmission and by voice message (telephone, pager, or voice mail). The notice of intent to cover shall identify the Item(s) for which cover is intended, and shall specify the Cover Period (defined below). Within 24 hours (measured during Business Days and under prevailing Pacific Time) from the time notice is so given, Supplier shall notify Applied (in the same manner as provided for the notice to Supplier) by e-mail or facsimile notice to the Supply Account Team Lead specified in
                  Section 1.2.1 if Supplier will provide to Applied the Item(s) within the Cover Period or if Supplier declines to proceed. If Supplier elects to provide such Item(s), Supplier shall provide such Item(s) on or before the expiration of the Cover Period at the original Contract Price. The "Cover Period" is that period which is reasonable under the circumstances for the Item(s), or equivalent(s), to be completed and delivered (but not to exceed the period within which the Item(s), or equivalent(s), can be obtained from a source other than Supplier).

                  (e) (i) Prior to effecting cancellation through termination for default, in part, with respect to the particular affected Item(s), as a remedy pursuant to clause (c) above, Applied shall give notice of intent to cancel to Supplier's Customer Service Manager in Austin or Milpitas, as appropriate, and may (but shall not be required to) initiate the Business Review Process under Section 7.2.5. This cancellation through termination for default as to particular Item(s) shall not be limited by or conducted under Article 25 of Exhibit 1, but Applied may proceed to exercise such right by notice to Supplier. If Applied does elect to utilize the Business Review Process and the failure is not resolved by the Business Review

                  Process, when applicable, or if Supplier fails to perform in a material respect under a resolution developed by the Business Review Process, Applied may give notice of default and cancel this Agreement as to the particular Item(s) without compliance with Article 25 of Exhibit 1.

                           (ii) If Applied intends to effect cancellation as to
                  more than the particular affected Item(s) through termination for default (which may be in part or in whole), Applied shall proceed in accordance with Article 25 of Exhibit 1 and the Business Review Process.

         7.2.2    Defective Items.

         If Supplier delivers Items (or provides Services) that do not conform to the warranty terms applicable to the Item(s) or Service(s) (a "Defective Item"), Applied shall give written notice (including notice by e-mail, facsimile or other electronic record) to Supplier's Customer Service Manager in Austin or Milpitas, as appropriate, of the Defective Item, and thereafter:

                  (a) Supplier shall promptly correct, repair or replace, at Supplier's cost and expense, the Defective Item(s) without further notice from or demand by Applied. As to Services, Supplier's obligations include the prompt correction or re-performance of the Services and any work product or other deliverables. Supplier shall use the most expeditious commercially available means to effect repair, replacement or correction, including the provision of a new Item in lieu of repair. Applied may require repair, replacement or correction at Applied's facility.

                  (b) If the failure constitutes or results in a Production Issue under Section 2.4, Supplier shall comply with that Section. If the failure is subject to Section 5.1.2, as applicable under this Agreement, Supplier shall comply with that Section of this Agreement.

                  (c) If Supplier fails to comply with Section 2.4, where applicable, or if Supplier otherwise fails to promptly repair, replace or correct any Defective Item(s) or if Supplier repudiates, Applied may recover its damages resulting from such failure and may exercise all remedies available pursuant to the UCC (to include revocation of acceptance) and, as to Services and related deliverables, may recover its damages and exercise all remedies provided by law or equity. Applied may, as part of its recovery, include premium costs for expedited delivery. Where applicable, the procedures and limitations of (or, provided for through) Section 7.1.6, 7.2.2(e) and (f), and Article 21 of Exhibit 1 will apply to exercise, enforcement and recovery by Applied.

                  (d) (i) Applied will utilize the procedures of this Section 7.2.2(d) to make repair, replacement or correction of a Defective Item in those instances in which (a) Supplier fails to comply with Section 2.4, if applicable, (b) Supplier fails to correct, repair or replace the Defective Item within the period requested by

                  Applied or otherwise established by the parties or this Agreement, or (c) the Defective Item has been shipped to or is installed at an Applied customer location.

                           (ii) When Applied effects repair, replacement or
                  correction of a Defective Item under this Section 7.2.2(d), Applied shall be entitled to recover, and Supplier shall pay to Applied each of the following that applies:

                           1. The cost of goods obtained or used by Applied to make the repair, replacement or correction of the Defective Item, and of any necessary engineering or similar services relating to such goods.

                           2. The cost of freight or shipping and of taxes for the goods obtained for the repair, replacement or correction, and for the return of any Defective Item(s).

                           3. The cost of labor required to remove, repair, replace and reinstall a Defective Item (if repaired) and remove and reinstall other Piece Parts necessary to the repair, correction or replacement.

                  Costs of labor shall be determined at Applied's then standard labor rates; if labor is provided at facilities of Applied's customers or through the Applied CPS organization, the labor charge by Applied to Supplier shall be equal to the field service labor charge calculated at Applied's CPS rates (not to exceed *). Costs of engineering services shall be determined by Applied at its customary rates, then in effect, not to exceed *. This Section 7.2.2(d) shall not limit Applied's other remedies or recoveries provided for in (but subject to the limitations of) other provisions of this Agreement.

                  (e) Prior to effecting replacement under paragraph (d) above of a Defective Item that is an FDS, Applied shall give notice of its intent to make such a replacement, which notice shall be given to Supplier's Customer Service Manager in Austin or Milpitas, as appropriate, by e-mail or facsimile transmission and by voice message (telephone, pager, or voice mail). The notice of intent to replace shall identify the Item(s) for which such replacement is intended, and shall specify the Replacement Period (defined below). Within 24 hours (measured during Business Days and under prevailing Pacific Time) from the time notice is so given, Supplier shall notify Applied (in the same manner as provided for the notice to Supplier) by e-mail or facsimile notice to the Supply Account Team Lead specified in Section 1.2.1 if Supplier will replace the Item(s) within the Replacement Period or if Supplier declines to proceed. If Supplier elects to replace such Item(s), Supplier shall replace such Item(s) on or before the expiration of the Replacement Period. The "Replacement Period" is that period which is reasonable under the circumstances for the Item(s), or equivalent(s), to be replaced (but not to exceed the period within which the Item(s), or equivalent(s), can be obtained from a source other than Supplier).

* Material has been omitted and filed separately with the Commission.

                  (f) If Applied intends to cancel the Agreement as to more than the particular affected Item(s) through termination for default (which may be in part or in whole) as a result of Supplier's breach or default under this Section, Applied shall proceed in accordance with Article 25 of Exhibit 1 and the Business Review Process.

                  (g) If Applied makes a warranty claim with respect to an Item that has been modified or repaired, Applied shall include as part of the documentation of such claim the maintenance and service record relating to the modification or repair.

         7.2.3.   Cumulative Remedies.

         The remedies of Applied and Supplier shall be cumulative, and no election of remedies shall occur.

         7.2.4.   Remedies for Other Breach or Default.

                  7.2.4.1. Subject to the exclusions provided in this Section
                  7.2.4 or provided in Article 25 of Exhibit 1 to this Agreement, if Supplier or Applied fails to comply with, observe or perform any term, provision or condition of this Agreement, or otherwise defaults under or breaches any term, provision or condition of this Agreement, the other party shall initiate the Business Review Process prior to proceeding to enforce or exercise its rights, remedies and actions available to it under this Agreement or under applicable law.

                  7.2.4.2. The requirement in Section 7.2.4.1 of initiation of the Business Review Process shall not apply: (a) to the enforcement or exercise of equitable rights or remedies, and actions seeking equitable relief; or (b) to claims, matters, remedies, and actions that are provided for in Section 7.2.1 or Section 7.2.2 with respect to particular Item(s).

                  7.2.4.3. If Supplier or Applied has failed to comply with, observe or perform, or otherwise has defaulted under or breached, any term, provision or condition of this Agreement, then (after any applicable period of notice or consultation applicable under this Agreement and after conclusion of the Business Review Process, where applicable) the other party may proceed to enforce or exercise its rights and remedies as provided under this Agreement or as provided by law or equity (subject to procedural requirements of this Agreement and, where applicable, to the limitations of Article 21 of Exhibit 1 to this Agreement), all as it may elect, concurrently and in the alternative, without waiver or election by the pursuit of any one or more right, remedy or action.

                  7.2.4.4. In this Agreement, the phrase "term, provision or condition" shall include any term, provision, condition, covenant, agreement, representation, warranty, obligation, indemnity, undertaking, requirement, or other part of this Agreement or of another indicated agreement, and such phrase shall be so construed unless the context clearly requires otherwise.

         7.2.5    Business Review Process.

                  7.2.5.1. With respect to any dispute, issue, controversy or claim of breach arising under this Agreement (a "Dispute"), either party may initiate the process described in this
                  Section 7.2.5 (the "Business Review Process") to seek resolution of the Dispute. Except as specifically provided to the contrary in this Agreement, compliance with the Business Review Process is not a condition or requirement to the exercise of any legal remedies or proceedings, to the exercise of rights or remedies provided by or under this Agreement, or to other action by a person.

                  7.2.5.2. The Business Review Process is initiated by a Notice from Applied or Kinetics to the other of a Dispute, which notice shall be given under Section 1.2.2, and a request for review of the Dispute under the Business Review Process. Upon such Notice and request, Applied shall designate a representative at its director level or higher, and Kinetics shall designate a representative at its director level or higher, to constitute their representatives for this Business Review Process. These representatives shall promptly confer and use commercially reasonable efforts in good faith to resolve the Dispute. The Business Review Process shall continue for twenty (20) Business Days after the date on which the party initiating the process designates its representative, unless otherwise agreed by the two representatives. If the Dispute is not resolved through the Business Review Process or a party fails to comply with, perform or observe the terms for cure, correction or waiver of the breach, default or Dispute established through the Business Review Process, then all parties shall be free to pursue all rights, remedies and relief as may be available, without further application of the Business Review Process or other provision for cure or correction.

8.       AMENDMENTS AND MODIFICATIONS; CAPTIONS AND CONSTRUCTION;
         INTERPRETATION.

8.1      Amendments and Modifications.

Subject to Section 1.3 above, amendments or modifications to this Agreement must be in writing, signed by a duly authorized representative for each of Supplier and Applied, traced by revision or amendment numbers and attached to this original Agreement. The master copy of this Agreement and any revisions are to be maintained by Applied.

8.2      Captions and Construction.

Headings and captions in this Agreement are for the convenience of the parties only and shall not affect the interpretation or construction of this Agreement. The provisions of this Agreement (including Exhibits and Attachments) shall be construed as a whole, each supplementing the other, except for instances of conflict which shall be governed by Section 1.3.2.2 as to precedence. This Agreement, including also any Purchase Order issued for Items, shall control over any invoice, delivery ticket, or other document issued by Supplier. References to a party's internal business organization shall refer to such organization and successor organizations performing similar functions.

8.3      Interpretation.

Supplier and Applied have each participated fully in the negotiation and preparation of this Agreement. Each party has engaged its own legal counsel and has relied upon its own representatives, employees and counsel, and not the other party or its counsel, in the negotiation and preparation of this Agreement. The rule that a contract shall be construed against the party drafting the agreement and statutes of like effect, including California Civil Code Section 1654, shall not apply to the construction or interpretation of this Agreement.

9.       PROVISIONS OF GENERAL APPLICATION.

9.1.     Independent Contractor.

Throughout the term of this Agreement, the relationship between Applied and Supplier shall be that of independent contractors. Nothing set forth herein or in any Related Agreement shall be deemed or construed to render the parties joint venturers, partners, or employer and employee, and under no circumstances may either party hold itself out to be a partner, employee, franchisee, representative, servant or agent of the other party. Neither party is authorized to make any commitment or representation on the other's behalf. Neither party may create any obligations or responsibilities on behalf of or in the name of the other party. Throughout the term of this Agreement, if the term "partnership," "partner," or "development partner" or the like is used to describe the parties' relationship, Applied and Supplier agree to make it clear to third parties that these terms refer only to the spirit of cooperation between them and neither describe, nor expressly or implicitly create, the legal status of partners or joint venturers. Each party also agrees not to make false or misleading statements, claims or representations about the other party, its products or the relationship of the parties.

9.2.     No Third Party Beneficiary.

Each and all of the agreements, covenants, obligations, duties, conditions, terms, warranties, representations and benefits in or arising under this Agreement, whether express or implied by law, are and shall be solely for the benefit of the parties to this Agreement and the respective permitted successors, assigns, and legal representatives of each party hereto. It is the express intention and agreement of Applied and Supplier that no entity not a party to this Agreement (including any customer of Applied) shall be or shall be deemed a third-party beneficiary of this Agreement, or of any of its agreements, covenants, obligations, duties, conditions, terms, warranties, representations and benefits.

9.3.     Severability.

Any provision or provisions of this Agreement or of any Related Agreement that are determined by a final judgment or order of a court of competent jurisdiction to be invalid or unenforceable in any jurisdiction or as to any person or circumstance shall be reformed, as permitted by law, so as to be valid and enforceable, and, if (or to the extent) not so reformed, shall be severed, and the remainder of the affected agreement or agreements shall continue in effect and be enforced, construed and applied without such severed provision(s).

9.4      Waiver.

Any provision, right, remedy or requirement of this Agreement may be waived by the party entitled to the benefit thereof by written waiver, signed by such party. A waiver so made or given shall extend only to the specific matter or event, and shall be effective only to the extent, specifically provided for in such waiver. A waiver of any breach or default under this Agreement shall not be construed as a continued waiver of other breaches of the same, or of any other, provision of this Agreement, nor as a bar to, or waiver of, any right or remedy as to any subsequent event, occurrence, default or breach. Except as provided above as to written waivers, no act, omission, or course of conduct or of performance shall be deemed to constitute a waiver hereunder. In furtherance of the preceding provision, if Applied or Supplier delays or fails to insist on strict performance of any of the terms, conditions, provisions, requirements, covenants or obligations set forth in this Agreement, such delay or failure shall not constitute a waiver.

9.5.     Successors and Assigns.

This Agreement shall be binding upon, and shall inure to the benefit of, each party and its respective permitted successors and assigns.

9.6.     Execution.

This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and such counterparts shall constitute one and the same instrument. Each Party shall receive a duplicate original of the counterpart copy or copies executed by it. For purposes hereof, a facsimile copy of this Agreement, including the signature pages hereto, shall be deemed to be an original. Notwithstanding the foregoing, the Parties shall deliver original execution copies of this Agreement to one another as soon as practicable following execution thereof.

10.      REPRESENTATIONS AND WARRANTIES OF THE PARTIES.

Each party (the "Warranting Party") warrants and represents to the other party that:

         (a) the Warranting Party is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction in which it is organized, with full corporate power and authority to carry on its business as it is now being conducted;

         (b) the Warranting Party has full power and corporate authority to enter into this Agreement;

         (c) the execution, delivery and performance of this Agreement has been duly authorized by the Warranting Party, and does not and will not violate any other agreement, any provision of the charter or organizational documents of the Warranting Party or any applicable law, regulation, decree, judgment or order of any regulatory government agency or any court of competent jurisdiction, which violation would have a material adverse effect on the Warranting Party;

         (d) except as provided herein, the Warranting Party will not enter into any agreement, the execution and/or performance of which violates any term of this Agreement;

         (e) the Warranting Party is not a party to any agreement calling for the payment to, or receipt from, any third party by the Warranting Party of any commission, gratuity, or other similar thing or amount in consideration of the other party's entry into this Agreement;

         (f) this Agreement has been duly executed and delivered by the Warranting Party and constitutes a valid and binding obligation of the Warranting Party, enforceable against the Warranting Party in accordance with its terms, except that such enforceability may be subject to bankruptcy, insolvency, reorganization, moratorium, or similar laws now or hereafter in effect relating to creditors' rights and to general equitable principles (whether enforcement is sought through legal or equitable proceedings).

11.       ACCEPTANCE AND EXECUTION.

This Agreement is executed and delivered by each of the undersigned parties, acting through its officer or other representatives, duly authorized to act for and on behalf of the indicated party, and is effective on and as of the Effective Date.



Accepted:

Applied Materials, Inc.                     Kinetics Fluid Systems, Inc.



BY:      /s/ Paul Hohlstein                 BY:   /s/ Dan Rubin
   -------------------------------             -------------------------------

         Name:    Paul Hohlstein                     Name:    Dan Rubin
              --------------------                          --------------------
         Title:   Vice President                     Title:   President
              --------------------                          --------------------
         Date:    5/21/02                            Date:    5/21/02
              --------------------                          --------------------

CONFIDENTIAL TREATMENT REQUESTED

                        LIST OF EXHIBITS AND ATTACHMENTS

                                         EXHIBITS

Exhibit 1: Applied's Standard Terms & Conditions

                                                                                            * INDICATES
                                ATTACHMENTS                                              ATTACHMENTS THAT
                                                                                         HAVE NOTIFICATION
                                                                                        REVISION PROCESS ON
                                                                                             WEB SITE
      1.    List of Items and Pricing Mechanism

      2.    Corporate Fiscal Calendar                                                            *

      3.    Delivery Mechanics and Lean Product Delivery System                                  *

      4.    Forecast Mechanism                                                                   *

      5.    Bar Code Specifications                                                              *

      6.    a. Packaging (0250-00098)  b. Marking (0250-01033) Specifications                    *

      7.    Transportation Routing Guide                                                         *

      8.    Electronic Funds Transfer Process and Evaluated Receipts Settlement                  *

      9.    NDA [N/A]

      10.   Supplier Corrective Action Form                                                      *

      11.   Supplier Quality Data Form                                                           *

      12.   Engineering Change Notice Form                                                       *

      13.   Supplier Problem Sheet                                                               *

      14.   List of Approved Special Process Suppliers                                           *

      15.   Quality Framework                                                                    *

CONFIDENTIAL TREATMENT REQUESTED

      16.   Supplier Performance Plan (Including Metrics and Targets) (not a website document)

      17.  Certificate of Conformance                                                            *

      18.   On-site Representative Agreement                                                     *

      19.   Tooling Loan Agreement

      20.   Quality Requirements Document

      21.   *

      22.   Agreement for Accounting Reconciliation Procedures
            (Accounts Payable Payment Discrepancy Letter)

      23.   NPT Checklist (Section 3.1.4)

      24.   Classification of Piece Parts * (Section 3.1.5)

      25.   Schedules 4.2.2(a), 4.2.2(c) and 4.2.2(d)

* Updates and current versions of these Attachments are posted on Applied's website which is available to Supplier for purposes of
         Section 1.3.

*        Material has been omitted and filed separately with the Commission.

CONFIDENTIAL TREATMENT REQUESTED

                                TABLE OF CONTENTS
DEFINITIONS.....................................................................................................    1

1.       SCOPE..................................................................................................    8

         1.1.     Description of Agreement......................................................................    8

         1.2.     Addresses and Contact Persons; Notices........................................................    8

                  1.2.1.   Contact Persons......................................................................    8

                  1.2.2.   Notices..............................................................................   10

         1.3.     Entire Agreement; Related Agreements; Modification; Prior Transactions........................   11

                  1.3.1.   Certain Related Agreements...........................................................   11

                  1.3.2.   Entire Agreement.....................................................................   12

                  1.3.3.   Provisions Continuing in Effect......................................................   13

                  1.3.4.   Modification.........................................................................   14

         1.4.     Items Covered.................................................................................   14

         1.5.     Duration of Agreement.........................................................................   15

2.       LOGISTICS, ORDERING AND OPERATIONAL FRAMEWORK..........................................................   15

         2.1.     Operation and Management of Orders............................................................   15

                  2.1.1.   Operating Calendar & Holidays........................................................   15

                  2.1.2.   Monthly Volume Summaries.............................................................   15

                  2.1.3.   Manufacture and Delivery.............................................................   16

                  2.1.4.   Change in Delivery Date..............................................................   16

                  2.1.5.   Orders for Items.....................................................................   17

                  2.1.6.   Electronic Commerce..................................................................   26

                  2.1.7.   Pro Forma............................................................................   27

         2.2.     Definition of Terms for Certain Provisions Affecting Prices or Charges........................   28

         2.3.     Cancellation of Items.........................................................................   30

                  2.3.1.   Items Subject to Cancellation........................................................   30

                  2.3.2.   Deferral.............................................................................   30

                  2.3.3.   Cancellation.........................................................................   30

                  2.3.4.   Applicability; Payment...............................................................   31

                  2.3.5.   Other Rights.........................................................................   31

                  2.3.6.   Services.............................................................................   31

         2.4.     Response Time, Turnaround and Implementation Time.............................................   31

                  2.4.1.   Production Issues....................................................................   31

                  2.4.2.   Turnaround and Implementation Time...................................................   32

         2.5.     Capacity Planning and Flexibility Requirements................................................   32

                  2.5.1    Capacity Planning....................................................................   32

                  2.5.2    Flexibility..........................................................................   33

CONFIDENTIAL TREATMENT REQUESTED

                  2.5.3.   Acceptance; Delivery.................................................................   33

         2.6.     On-Site Support Requirements..................................................................   34

         2.7.     [Omitted].....................................................................................   34

         2.8.     *.............................................................................................   34

                  2.8.1.   Modifications and *..................................................................   34

                  2.8.2.   Scope of *...........................................................................   34

                  2.8.3.    Charges for *.......................................................................   35

         2.9.     Information...................................................................................   35

                  2.9.1.   Applied Internal Databases...........................................................   35

                  2.9.2.   Applied New Product Plans............................................................   39

                  2.9.3.   Compliance with Securities Laws......................................................   39

         2.10.    Packaging and Transportation..................................................................   40

                  2.10.1.  Packaging and Shipment...............................................................   40

                  2.10.2.  Bar Coding...........................................................................   40

                  2.10.3.  Transportation Requirements..........................................................   40

         2.11.    Payment.......................................................................................   41

                  2.11.1.  Invoices; Certain Acceptance Terms...................................................   41

                  2.11.2.  *....................................................................................   43

                  2.11.3.  Offsets, Debits......................................................................   44

                  2.11.4.  Effect of Payment....................................................................   44

                  2.11.5.  Reconciliation of Payment Discrepancies..............................................   44

         2.12.      Disaster Recovery Plan......................................................................   44

         2.13.    Performance Constraints.......................................................................   45

                  2.13.1.  Constraints..........................................................................   45

         2.14.    Provisions for Reconfiguration or Restocking..................................................   45

                  2.14.1.  "Affected Items."....................................................................   45

                  2.14.2.  Categories...........................................................................   45

                  2.14.3.  "Relabel Items.".....................................................................   46

                  2.14.4.  "Reconfigure Items.".................................................................   46

                  2.14.5.  "Restock Items.".....................................................................   49

                  2.14.6.  Restocking Process and Charges.......................................................   49

                  2.14.7.  Provisions as to Restocked or Removed Parts..........................................   50

                  2.14.8.  Processing and Payments..............................................................   51

3.       PRICING FRAMEWORK......................................................................................   51

         3.1.     Contract Prices...............................................................................   51

                  3.1.1.   Pricing and Cost Model of Attachment 1...............................................   51

                  3.1.2.   Application of Prices................................................................   52

                  3.1.3.   Pricing Model........................................................................   52

* Material has been omitted and filed separately with the Commission.

CONFIDENTIAL TREATMENT REQUESTED

                  3.1.4.   Further Agreements as to Pricing.....................................................   53

                  3.1.5.   * Terms..............................................................................   53

                  3.1.6.   Adjustment for *.....................................................................   57

         3.2.     Volume........................................................................................   58

         3.3.     Export........................................................................................   58

         3.4.     Currency......................................................................................   58

4.       TECHNICAL FRAMEWORK....................................................................................   59

         4.1.     Engineering Change Orders.....................................................................   59

                  4.1.1.   ECO Procedures.......................................................................   59

         4.2.     Tooling.......................................................................................   60

                  4.2.1.   General Tooling Provisions...........................................................   60

                  4.2.2.   Current FDS Test Fixtures............................................................   61

                  4.2.3.   Future FDS Test Fixtures.............................................................   62

                  4.2.4.  General Application...................................................................   64

         4.3.     Design Changes and Resolution.................................................................   65

         4.4.     Process Changes and Resolution................................................................   65

         4.5.     QRD and Special Process Requirements..........................................................   65

                  4.5.1    Critical and Source Specific Materials...............................................   65

                  4.5.2    Supplier's Subcontractors............................................................   65

                  4.5.3.   Costs of Supplier Change.............................................................   66

                  4.5.4.   Waivers..............................................................................   66

         4.6.     First Articles and Source Inspections.........................................................   66

         4.7.     Applied's Right to Subcontract................................................................   66

         4.8.     Product Support...............................................................................   66

                  4.8.1.   Global Technical Support and Product Support.........................................   66

                  4.8.2.   Product Support Period...............................................................   67

                  4.8.3.   Product Post Term Support Options....................................................   67

         4.9.     Periodic Business Review......................................................................   68

         4.10.    [Omitted].....................................................................................   68

         4.11.    Wind Down Provisions..........................................................................   68

5.       NONCONFORMANCE.........................................................................................   70

         5.1.     Nonconformance and Corrective Action..........................................................   70

                  5.1.1.   [Omitted.]...........................................................................   70

                  5.1.2.   Supplier Corrective Action Request...................................................   70

         5.2.     Applied Nonconformance and Corrective Action..................................................   70

                  5.2.1.   Items Affected.......................................................................   70

                  5.2.2.   Standard Repair Costs................................................................   71

                  5.2.3.   Time for Repair......................................................................   71

* Material has been omitted and filed separately with the Commission.

CONFIDENTIAL TREATMENT REQUESTED

                  5.2.4.   Return of Items......................................................................   71

6.       SUPPLIER PERFORMANCE PLAN..............................................................................   71

7.       WARRANTIES AND REMEDIES................................................................................   72

         7.1.     Supplier Warranty.............................................................................   72

                  7.1.1.   Basic Warranty.......................................................................   72

                  7.1.2.   Services.............................................................................   73

                  7.1.3.   Warranty Period......................................................................   73

                  7.1.4.   Limitations on Warranty..............................................................   73

                  7.1.5.   Third Party OEM Components...........................................................   74

                  7.1.6.   Debit Recoveries.....................................................................   75

                  7.1.7.   Survival of Warranties...............................................................   76

         7.2.     Applied's Remedies............................................................................   76

                  7.2.1.   Failure to Deliver...................................................................   76

                  7.2.2    Defective Items......................................................................   77

                  7.2.3.   Cumulative Remedies..................................................................   79

                  7.2.4.   Remedies for Other Breach or Default.................................................   80

                  7.2.5    Business Review Process..............................................................   80

8.       AMENDMENTS AND MODIFICATIONS; CAPTIONS AND CONSTRUCTION; INTERPRETATION................................   81

         8.1      Amendments and Modifications..................................................................   81

         8.2      Captions and Construction.....................................................................   81

         8.3      Interpretation................................................................................   81

9.       PROVISIONS OF GENERAL APPLICATION......................................................................   81

         9.1.     Independent Contractor........................................................................   81

         9.2.     No Third Party Beneficiary....................................................................   82

         9.3.     Severability..................................................................................   82

         9.4      Waiver........................................................................................   82

         9.5.     Successors and Assigns........................................................................   83

         9.6.     Execution.....................................................................................   83

10.      REPRESENTATIONS AND WARRANTIES OF THE PARTIES..........................................................   83

11.       ACCEPTANCE AND EXECUTION..............................................................................   84

CONFIDENTIAL TREATMENT REQUESTED

         APPLIED MATERIALS CONFIDENTIAL




         EXHIBIT 1

         APPLIED MATERIALS STANDARD TERMS AND CONDITIONS OF PURCHASE

         Table of Contents

1.       ACCEPTANCE.............................................................................................    1

2.       CONFIDENTIAL INFORMATION...............................................................................    1

3.       INTELLECTUAL PROPERTY RIGHTS AND OWNERSHIP THEREOF.....................................................    1

4.       [OMITTED]..............................................................................................    1

5.       PRESS RELEASES/PUBLIC DISCLOSURE NOT AUTHORIZED........................................................    1

6.       PRICING................................................................................................    2

7.       DUTY DRAWBACK AND COUNTRY OF MANUFACTURE...............................................................    3

8.       OZONE DEPLETING CHEMICAL ("ODC").......................................................................    3

9.       COMPLIANCE WITH LAWS...................................................................................    4

10.      EQUAL EMPLOYMENT OPPORTUNITY...........................................................................    4

11.      APPLICABLE LAW, CONSENT TO JURISDICTION AND VENUE......................................................    4

12.      NOTICE OF LABOR DISPUTES...............................................................................    5

13.      TAXES..................................................................................................    5

14.      [OMITTED]..............................................................................................    5

15.      INSURANCE..............................................................................................    5

16.      CERTAIN EVENTS AND NOTICES; FINANCIAL INFORMATION......................................................    6

17.      ASSIGNMENT AND SUCCESSION..............................................................................   11

18.      GRATUITIES.............................................................................................   14

19.      [OMITTED]..............................................................................................   14

20.      [OMITTED]..............................................................................................   14

21.      DISCLAIMERS AND LIMITATIONS OF LIABILITY AS TO EXCLUDED DAMAGES........................................   14

22.      INDEMNITY..............................................................................................   15

23.      FORCE MAJEURE..........................................................................................   18

24.      CHANGES................................................................................................   18

25.      TERMINATION FOR DEFAULT; OTHER REMEDIES................................................................   19

26.      TERMINATION FOR CONVENIENCE............................................................................   22

27.      POST-TERMINATION OBLIGATIONS...........................................................................   24

CONFIDENTIAL TREATMENT REQUESTED


Exhibit 1

APPLIED MATERIALS STANDARD TERMS AND CONDITIONS OF PURCHASE

1.            Acceptance.

         The terms and conditions stated in these Applied Materials Standard Terms and Conditions of Purchase are an integral part of the Global Supply Agreement between the parties to which this Exhibit 1 is attached ("Agreement") and which covers the purchase of Items, as defined in such Agreement. Defined terms used herein shall have the meanings ascribed to them in other provisions of the Agreement unless otherwise defined in this Exhibit 1. Additional or different terms or conditions of purchase will not be applicable unless accepted in writing by a duly authorized representative of each of Supplier and Applied.

2.            Confidential Information.

         (a) Supplier and Applied, respectively, will comply with each NDA executed by Supplier or Applied, as applicable, with or for the benefit of the other, whether now or hereafter in effect; subject, however, to the provisions of the Agreement as to priority among conflicting agreements.

         (b) The obligations of the parties with respect to Confidential Information under and for purposes of the Agreement are governed by the IPA. Such obligations include those arising pursuant to Sections 2.9.1.1.D and 2.9.2 of the Agreement and Article 5(a) of this Exhibit 1.

3.            Intellectual Property Rights and Ownership Thereof.

         Rights of the parties in, ownership of, and other matters relating to intellectual property under and for purposes of the Agreement shall be governed by the IPA.

4.            [Omitted]

5.            Press Releases/Public Disclosure Not Authorized.

         (a) The Agreement and Related Agreements contain Confidential Information of Applied and Supplier, and such Confidential Information is protected as set out in the IPA. As part of their respective obligations under the IPA as to Confidential Information, neither Supplier nor Applied shall disclose to any third party, including any governmental authority, or publicly release the terms of the Agreement or of any Related Agreement without the prior written approval of the other party; provided, however, that subject to its compliance with this Article 5(a), either party may make any public disclosure (which shall include disclosure in the course of litigation, as well as under other applicable law, rule or regulation) it believes in good faith that it is required to make by applicable law, rule or regulation. The disclosing party: shall notify the other party in advance of such a disclosure or release; shall take commercially reasonable efforts (at least equal to the efforts such party takes to protect the confidentiality of its own information) to protect the confidentiality of the Confidential Information of the other party in the Agreement, which shall include deleting the financial terms and other Confidential Information of the other

CONFIDENTIAL TREATMENT REQUESTED

party in the Agreement from (or requesting such deletion or equivalent protection or confidential treatment where approval by a court or governmental authority is required) disclosure or public release when permitted by applicable law, rule or regulation. Section 4.1(v) of the IPA may also apply in regard to disclosures.

         (b) Further, and without limiting the foregoing provision, Supplier and Applied, respectively, will not, without the prior written approval of the other, issue any press release, advertising, publicity or public statement or in any way engage in any other form of public disclosure that indicates the relationship of the parties (except for disclosures as may be made under, and in compliance with, requirements applicable under Article 5(a) and disclosure of the existence of the Agreement), or implies any endorsement by Applied of Supplier or Supplier's products or services.

         (c) Any requests or notices under this Article 5 must be made in writing and submitted to the person(s) designated to receive notices under
Section 1.2.2 of the Agreement.

6.            Pricing.

         (a) *

         (b) In no event shall Supplier quote, or shall Applied receive, prices that would be unlawfully discriminatory under any applicable law. *

         (c) A "Covered Product" is a good sold by Supplier (i) that is not an * form, fit and function to an Item under this Agreement.

7.            Duty Drawback and Country of Manufacture.

         (a) Duty Drawback

         Supplier will provide Applied, or any agent designated by Applied for this purpose, with all U.S. Customs entry and shipment data concerning applicable Items that Applied determines is necessary for Applied to qualify for duty drawback ("Duty Drawback Information"). Such data shall include information and receipts for duties paid, directly or indirectly, on all Items that are either imported or contain imported Piece Parts. Such data shall further include serial numbers, unique part numbers, lot numbers and any other data that will assist Applied in identifying imported Items sold to Applied. This data will be provided to Applied within thirty (30) days after the end of each calendar quarter and shall be accompanied by a completed Certificate of Delivery of Imported Merchandise or Certificate of Manufacture and Delivery of Imported Merchandise (Customs Form 331) as promulgated pursuant to U. S. 19 CFR 191.

         (b)          Country of Manufacture

         Supplier shall provide Applied with country of manufacture data for each Item Supplier provides to Applied. This data shall identify each Item by Applied part number and shall list the corresponding country of manufacture for the Item. This data shall be provided to Applied

* Material has been omitted and filed separately with the Commission.

CONFIDENTIAL TREATMENT REQUESTED

within fifteen (15) days after the end of each month and as requested by Applied. If Supplier is a United States manufacturer of any Item supplied to Applied, as defined by United States Customs regulations, Supplier shall, on an annual basis and in accordance with Applied's written instructions, provide Applied with a signed manufacturer's affidavit.

         (c) All information to be provided to Applied under this Article 7 shall be sent to the attention of:

                  Manager, Customs Compliance
                  Applied Materials
                  2881 Scott Blvd.
                  M/S 2041
                  Santa Clara, CA  95050

                  or any agent designated by Applied in writing to Supplier.

8.            Ozone Depleting Chemical ("ODC").

         In the event that the Items are manufactured with or contain Class I ODCs, as defined under Section 602 of the Federal Clean Air Act (42 USC Section 7671a) and implementing regulations, or if Supplier believes that such a condition exists with respect to any one or more Items, Supplier shall notify Applied prior to performing any further work with respect to such Items pursuant to the Agreement. Applied shall have the right to: (a) terminate the Agreement as to such Items, upon notice and without penalty, and without application of the termination procedures of Articles 25 and 26; and, in addition, (b) return any and all Items delivered that are found to contain or have been manufactured with Class I ODCs. Supplier shall pay (or if already paid by Applied, then reimburse Applied for) all costs of shipping, special handling, and returning, for labor to remove and replace, and for the purchase price paid by Applied as to such Items.

9.            Compliance With Laws.

         Supplier represents and warrants that no law, rule or ordinance of the United States, any state, any other governmental agency, or any country has been or will be violated in manufacturing or supplying the Items purchased, or to be purchased, under the Agreement.

10.           Equal Employment Opportunity.

         Supplier represents and warrants that it is in compliance with Executive Order 11246, any amending or supplementing Executive Orders and implementing regulations, unless exempted.

11.           Applicable Law, Consent to Jurisdiction and Venue.

         (a) THE AGREEMENT SHALL BE GOVERNED BY, SUBJECT TO, AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF CALIFORNIA, EXCLUDING CONFLICTS OF LAW RULES. THE PARTIES AGREE THAT ANY SUIT ARISING OUT OF THE AGREEMENT FOR ANY CLAIM OR CAUSE OF ACTION, WHETHER IN CONTRACT, IN TORT, STATUTORY, AT LAW OR IN EQUITY, SHALL EXCLUSIVELY BE BROUGHT IN THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF CALIFORNIA, THE

CONFIDENTIAL TREATMENT REQUESTED


SUPERIOR COURTS OF SANTA CLARA COUNTY, CALIFORNIA, THE UNITED STATES DISTRICT COURT FOR THE WESTERN DISTRICT OF TEXAS, AUSTIN DIVISION, OR THE TEXAS STATE DISTRICT COURTS OF TRAVIS COUNTY, TEXAS, PROVIDED THAT SUCH COURT HAS JURISDICTION OVER THE SUBJECT MATTER OF THE ACTION. EACH PARTY AGREES THAT EACH OF THE NAMED COURTS SHALL HAVE PERSONAL JURISDICTION OVER IT AND CONSENTS TO SUCH JURISDICTION. EACH PARTY FURTHER AGREES THAT VENUE OF ANY SUIT ARISING OUT OF THE AGREEMENT IS PROPER AND APPROPRIATE IN ANY OF THE COURTS IDENTIFIED ABOVE.

         (b) WITH RESPECT TO TRANSACTIONS TO WHICH THE 1980 UNITED NATIONS CONVENTION ON CONTRACTS FOR THE INTERNATIONAL SALE OF GOODS WOULD OTHERWISE APPLY, THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THE AGREEMENT, INCLUDING THESE TERMS AND CONDITIONS, SHALL NOT BE GOVERNED BY THE PROVISIONS OF THE 1980 UNITED NATIONS CONVENTION OF CONTRACTS FOR THE INTERNATIONAL SALE OF GOODS. APPLICABLE LAWS OF THE STATE OF CALIFORNIA, INCLUDING THE UNIFORM COMMERCIAL CODE AS ADOPTED THEREIN (BUT EXCLUSIVE OF SUCH 1980 UNITED NATIONS CONVENTION), SHALL GOVERN THE AGREEMENT AND ALL TRANSACTIONS RELATED TO THE AGREEMENT (EXCEPT TO THE EXTENT THE PROVISIONS OF SUCH APPLICABLE LAWS HAVE BEEN MODIFIED OR SUPERSEDED BY EXPRESS PROVISIONS OF THIS AGREEMENT).

12.           Notice of Labor Disputes.

         Whenever an actual or potential labor dispute, or any government embargo or regulatory or tribunal proceedings relating thereto, is delaying or threatens to delay the timely performance of the Agreement, Supplier will immediately notify Applied of such dispute and furnish all relevant details, regardless of whether said dispute arose directly or indirectly as a result of an actual or potential dispute within the Supplier's sub-tier supply base or Supplier's own operations.

13.           Taxes.

         (a) Supplier shall not charge or collect sales or use tax for Items for which an applicable sales and use tax exemption or resale certificate is provided by Applied. For all other Items, Supplier will include all applicable federal, state, and local taxes, where applicable, on Supplier's invoices, or (when payment is made under Applied's ERS Program) in Pro Formas, stated as a separate item.

         (b) Supplier may request from Applied information or documentation of facts relating to Supplier's periodic application for property tax abatement or tax reduction under rules regarding a "Texas Freeport Exemption"; Applied will provide reasonable cooperation and assistance to Supplier in responding to requests by Supplier for this purpose through provision of information or completion of documentation to support Supplier's application(s) for such tax benefits.

14.           [Omitted]

15.           Insurance.

         (a) Supplier shall maintain (i) comprehensive general liability insurance covering bodily injury, property damage, contractual liability, products liability and completed operations,

CONFIDENTIAL TREATMENT REQUESTED

(ii) Worker's Compensation and employer's liability insurance, and (iii) auto insurance, all in such amounts as are necessary to insure against the risks to Supplier's operations.

         (b) Minimally, Supplier will obtain and keep in force, insurance of the types and in the amounts set forth below:

             Insurance                                                Minimum Amounts of Liability
             ---------                                                ----------------------------
             Worker's Compensation                                    *
             Employer's Liability                                     *
             Automobile Liability                                     * per occurrence
             Comprehensive General Liability
             (including Products Liability)                           * per occurrence
             Umbrella/Excess Liability                                * per occurrence

         All policies must be primary and non-contributing and shall include Applied as an additional insured. Supplier will require, and will use commercially reasonable efforts to verify, that each of its subcontractors carries at least the same insurance coverage and minimum limits of insurance as Supplier is required to carry pursuant to the Agreement. Supplier shall notify Applied at least thirty (30) days prior to the cancellation or implementation of any material change in the foregoing policy coverage that would affect Applied's interests. Upon request, Supplier shall furnish to Applied as evidence of insurance a certificate of insurance stating that the coverage would not be canceled or materially altered without thirty (30) days prior notice to Applied or, as to cancellation for failure to pay premiums, without ten (10) days prior notice to Applied.

16.           Certain Events and Notices; Financial Information.

         16.1     Certain Events and Notices.

         (a) As used in this Exhibit 1, a "Notice Event" means any of the following: (i) a change in the person or persons with power to direct, or to cause the direction of, management or policies of Supplier or of any Guarantor;
(ii) a change, however such occurs (including, by way of example, sale, purchase, merger, or business combination), in the ownership of capital stock of Supplier or of any Guarantor for which notice is to be given under Article 16.1(b) below; (iii) a sale or disposition of all or substantially all of the assets of Supplier, or sale or disposition of a line of business of Supplier or of all or substantially all of the assets of Supplier relating to or used in a line of business, whether or not the Agreement is assigned; or (iv) a sale or disposition of all or substantially all of the assets of a Guarantor, or a sale or disposition of a line of business of a Guarantor or of all or substantially all the assets of a Guarantor relating to or used in a line of business, which sale or disposition results in (or will result in) a material change in the nature of the business of such Guarantor or in a material adverse change in the financial condition of the Guarantors as a whole.

* Material has been omitted and filed separately with the Commission.

CONFIDENTIAL TREATMENT REQUESTED

         (1) A Notice Event may result from a single transaction or from a series of related transactions. Transactions with a single person, with a group of persons covered by Section 13(d)(3) of the Securities Exchange Act of 1934 (the "Exchange Act"), or with persons under common control shall be considered a single transaction.

         (2) A "Public Offering Event" is the issuance by Supplier or any Guarantor of capital stock to the public in an underwritten public offering of capital stock registered pursuant to a registration statement on Form S-1 with the federal Securities and Exchange Commission.

         (b) Supplier shall provide (and shall cause an affected Guarantor to provide) notice to Applied in accordance with Section 1.2.2 of the Agreement as to matters provided for by this Section 16.1(b).

         (1) If a Notice Event will result from a transaction to which Supplier or any Guarantor is a party, Supplier shall give (and shall cause the affected Guarantor to give) notice to Applied, in accordance with Section 1.2.2 of the Agreement, (i) except when such notice would violate applicable securities laws or regulations or another obligation of confidentiality, (x) at least five (5) Business Days prior to the date of actual public disclosure of the transaction or, if earlier, the date such public disclosure should have been made if Supplier or the affected Guarantor, as applicable, were a company with publicly traded securities, but (y) in any event no later than twenty-one (21) calendar days prior to the closing or consummation of such transaction, and (ii) of the consummation or closing of such transaction, at the time of such closing or consummation. The Notice Event shall not occur, however, until the closing or consummation of the transaction(s) or event(s) that cause or will result in the Notice Event. If the giving of notice to Applied under this Article 16.1(b)(1) is restricted by an obligation of confidentiality, Supplier (or such Guarantor) shall make a good faith effort to obtain approval or consent to give the notice provided for in this
                  Article 16.1(b)(1).

         (2) If securities of Supplier or any Guarantor are or are to be the subject of a Public Offering Event, Supplier shall give (and shall cause an affected Guarantor to give) Applied notice of (and concurrently with) each of the following: the filing of a registration statement with respect to any such securities; and a registration statement becoming effective as to any securities of Supplier or any Guarantor.

         (3) Supplier shall, in addition to notices provided for in Article 16.1(b)(1) and (2), give (and shall cause an affected Guarantor to give) notice to Applied in accordance with
                  Section 1.2.2 of the Agreement of each of the following events, occurrences or transactions, each of which is a Notice
                  Event:

                           (i) Notice shall be given promptly upon the
                  occurrence of any Notice Event of a type covered by Article 16.1(a)(i), (iii) or (iv) above.

CONFIDENTIAL TREATMENT REQUESTED

                           (ii) If Supplier or a Guarantor does not have capital
                  stock registered with the federal Securities and Exchange Commission, a Notice Event occurs upon, and the affected company shall give Applied notice promptly upon (a) the acquisition of ownership of ten percent (10%) or more of the outstanding capital stock of such company by any person that is a Competitor (as defined below) of Applied, and also promptly upon (b) the acquisition of ownership of twenty-five percent (25%) or more of the outstanding capital stock of such company by any person, whether or not a Competitor of Applied.

                           (iii) If any class of capital stock of Supplier or
                  any Guarantor is registered with the federal Securities and Exchange Commission, a Notice Event occurs (with respect to the company having registered stock) upon, and the affected company shall give Applied notice promptly upon, (a) the acquisition of ownership of five percent (5%) or more of the outstanding capital stock of each such a class by a person that is a Competitor of Applied in a transaction to which Supplier, any Guarantor, or any Affiliate of Supplier or a Guarantor is a party, and (b) (x) receipt of a Schedule 13D pursuant to the Exchange Act, or (y) Supplier or any Guarantor having actual knowledge of, any acquisition of ownership of five percent (5%) or more of the outstanding capital stock of such a registered class. Notice under this clause (b) shall be given (where notice is received by Supplier or the affected Guarantor through the receipt of a Schedule 13D) by forwarding a copy of such schedule to Applied.

                           (iv) If any capital stock of any class of Supplier or
                  any Guarantor is registered with the federal Securities and Exchange Commission, the affected company shall give Applied notice of the occurrence of any event reportable pursuant to
                  Item 1 of Form 8-K as in effect pursuant to the Exchange Act by notice given concurrently with filing of the report or announcement of such event.

         (c)          The following provisions and definitions are part of this
                      Article 16.1:

         (1) In addition to notices provided for above, Supplier shall give (and shall cause each Guarantor to give) to Applied, on the 15th day of each January and July during the term of this Agreement, a schedule showing the name of each owner of five percent (5%) or more of the ownership of capital stock of Supplier or any Guarantor as of January 1 and July 1 of such year. This requirement shall apply only to those companies that do not have publicly traded securities.

         (2) In compliance with the confidentiality obligations of the IPA, Supplier shall not provide Confidential Information of, or received from, Applied to any third party in connection with a Notice Event or the negotiation or evaluation of same, without Applied's prior written consent (and upon such conditions as Applied may require). Information received by Applied from Supplier or a Guarantor pursuant to Article 16.1(b) and
                  Article 16.1(c)(1) shall be deemed Confidential Information of Supplier under Article 4 of the IPA, subject to the exclusions of Section 4.1 of the IPA.

CONFIDENTIAL TREATMENT REQUESTED

         (3) References to "capital stock" shall include any equity interest, ownership interest or like right or interest, such as interests of members in a limited liability company. References to "ownership" shall include legal or beneficial ownership or the right to vote.

         (4) A "Competitor" of Applied means (I) any person identified to Supplier by Applied as a competitor in any of the Fields of Use (as specified below) through written notice given in accordance with Section 1.2.2 of the Agreement, if Applied elects to provide such a notice or (II) any person that an executive officer of Supplier knows is a competitor of Applied in any Field of Use. The information in a notice from Applied under this Article 16.1(c)(4)(I) is Confidential Information of Applied, subject to the exclusions of Section 4.1 of the IPA. The "Fields of Use" applicable to this definition of Competitor are the design, manufacturing and marketing of: (a) semiconductor wafer fabrication equipment, (b) wafer inspection and metrology equipment, (c) flat panel display fabrication equipment, (d) wafer fabrication factory control software, (e) toxics abatement or recycling equipment, or (f) thin film application processes.

         (5) "Affiliate" means any person that directly or indirectly controls, is under common control with, or is controlled by, Supplier or any Guarantor.

         (6) "Promptly" means, for purposes of this Article 16.1 only, not later than the third Business Day after the occurrence of the event or transaction for which notice is to be given.

         (7)          The following are excluded from "Notice Event":

         a) The acquisition of ownership of capital stock by a person that, on the Effective Date, owns 5% or more of the outstanding capital stock of any class of Supplier or of the affected Guarantor, unless such acquisition constitutes or results in another Notice Event.

         b) A change in corporate form of Supplier or a Guarantor that does not alter the ownership, management or control of the Supplier or Guarantor, such as conversion from a corporation to a limited liability company through a transaction in which ownership and control are maintained as such existed in a corporate form prior to the conversion.

         c) A distribution of all outstanding capital stock of Supplier or KGI to the shareholders of KHC in proportion to their ownership in KHC.

         d) A merger, consolidation or business combination of Supplier with or into, or a sale of all outstanding stock of Supplier to, another entity that is wholly owned (directly or indirectly) by KHC that does not cause or result in a material change in the nature of the business conducted by Supplier prior to such event or in a material adverse change in the management or operations of Supplier.

CONFIDENTIAL TREATMENT REQUESTED

         e) A merger, consolidation or business combination of KGI with or into, or a sale of all outstanding stock of KGI to, another entity that is wholly owned (directly or indirectly) by KHC that does not cause or result in a material change in the nature of the business conducted by KGI prior to such event or in a material adverse change in the financial condition of the Guarantors as a whole.

         16.2     Financial Information of Supplier and Guarantors.

         (a) Supplier will provide Applied with financial information, and shall cause KHC to provide to Applied financial information, as follows: (i) within 90 days after the end of each fiscal year, and within 45 days after the end of each fiscal quarter, financial statements for such year or period as to KHC, to include the balance sheet, statement of income, and statement of cash flow (on a consolidated basis with its subsidiaries) of KHC, such annual (but not quarterly) financial statements to have been audited by independent certified public accountants of recognized national standing; and (ii) from time to time such additional financial information as Applied may reasonably request. All financial statements of KHC shall be prepared on the basis of generally accepted accounting principles in effect in the United States of America ("GAAP"), consistently applied. Applied's request for financial information from Supplier or from KHC to be provided through Applied's Form F-15 shall be deemed a reasonable request under clause (ii) of this Article 16.2(a) when Applied has determined that it requires information in addition to that contained in the KHC financial statements referred to in Article 16.2(a)(i). Information on Form F-15 is not required to be presented in compliance with GAAP.

         (b) Supplier agrees to keep true, complete and accurate books and records, of Supplier's costs and other information relevant to price and cost reduction provisions of the Agreement and billings by Supplier to Applied under the Agreement. Supplier will provide:

         (1) upon request by Applied's Supply Chain Management organization or successor organization of Applied performing the functions of such organization ("SCM"), made on a case by case basis, a complete costed bill of materials for those FDS(s) delivered to Applied that are specified in the applicable request(s), to include detailed Piece Part costs at Supplier's Standard Cost of Materials, Current Average Cost of Materials, or other Piece Part price, in each case as applicable to the Piece Parts in such bill of materials, to be provided to Applied's SCM organization or to such other recipient at Applied as specifically identified in instructions given to Supplier by Applied's SCM through the Supply Account Team Lead;

         (2) upon request by Applied's SCM, access to Supplier's books and records (at Supplier's facilities and during regular business hours) to determine the accuracy of Supplier's Piece Part prices charged to Applied and, as applicable, Supplier's adjustments thereto under cost reduction provisions of the Agreement (including Sections 3.1.5 and 3.1.6); and

         (3) copies of its books and records (or access to its books and records), upon request and upon reasonable notice, for review or audit during regular business hours (to

CONFIDENTIAL TREATMENT REQUESTED

                  include access to original records or data) to reconcile differences between the parties as to billings and payments. At the conclusion of a review or audit as to billing and payment differences, Applied shall provide to Supplier a report with reasonably detailed supporting information from Applied's books and records to support the conclusions reached with respect to such differences.

         (c) Upon mutual agreement of the parties after request by Applied, Applied (or independent nationally recognized accountants designated by Applied and reasonably acceptable to Supplier) shall have the right, at Applied's expense and upon reasonable notice, to conduct audits of all of Supplier's books and records and of any financial statements or other information provided by Supplier. This Article 16.2(c) does not limit Applied's rights under Article 16.2(b).

17.           Assignment and Succession.

         (a) The Agreement shall be binding upon, and inure to the benefit of, each of the parties and its respective successors and permitted assigns. Neither Supplier nor Applied shall assign, transfer to or permit to vest in another person the Agreement, or its rights, interests and obligations under the Agreement, in whole or in part, whether voluntarily or by operation of law, (i) without the express, prior written consent of the other party, or (ii) except as permitted by the following provisions of this Article 17, as applicable.

         (b) Applied may assign the Agreement in whole or in part to any other person(s), as follows:

         (i) Assignment in whole or in part is permitted if Applied remains obligated, either primarily or equally with the assignee, for performance of the obligations assigned by Applied;

         (ii) Assignment in whole or in part is permitted in connection with, or to effect, a change in manufacturing operations resulting from an agreement between Applied and a Subassembler under Section 4.7 of the Agreement, or to accomplish a change in manufacturing of any Applied Systems relating to such an agreement;

         (iii) Assignment in whole or in part is permitted in connection with, or to effect, a sale or transfer of assets used in manufacturing operations of Applied Systems, where such occurs to facilitate or as part of any bona fide change in the organization or structure of the manufacturing or integration of Applied Systems, which may include manufacture or integration by a third party, and which may be related to changes as to any product line(s), type(s) or model(s) of Applied System(s), line(s) of business of Applied, or geographic or other reorganization; or

         (iv) Assignment in whole or in part is permitted in connection with, or to effect, arrangements or agreements for outsourcing, contract, turnkey or similar manufacturing, or for modular build, of Applied Systems or assemblies or subassemblies, where such occurs to facilitate (or as part of) any bona fide change in the organization or structure of the manufacturing or integration of Applied

CONFIDENTIAL TREATMENT REQUESTED

                  Systems, which may include manufacture or integration by a third party, and which may be related to changes as to any product line(s), type(s) or model(s) of Applied System(s), line(s) of business of Applied, or geographic or other reorganization.

An assignee from Applied under an assignment made by Applied pursuant to this
Article 17(b) may not further assign, either in whole or in part, the Agreement (or the portion of the Agreement assigned to the assignee) without the prior written consent of Supplier to such subsequent assignment.

         (c) A transfer or vesting of the Agreement, and rights and obligations hereunder, in whole but not in part, in another person in the event of or incident to a merger, consolidation or business combination to which Applied is a party shall be permitted.

         (d) Supplier may assign the Agreement, in whole or in part, to any other person, and the Agreement may be transferred to, or vest in, another person, in whole but not in part, by reason of a merger, consolidation or business combination to which Supplier is a party, as follows:

         (i) Assignment, in whole or in part, is permitted if, after notice from Supplier under Article 17(f), Applied (x) has determined, in the reasonable discretion of Applied, that: (A) such person is reasonably likely to qualify, or is then qualified, as a "preferred" supplier under the then-current standards of Applied, without prejudice to subsequent assessments during the term of the Agreement; (B) such person and the terms of the assignment do not present an adverse risk to Applied with respect to: manufacturing process, delivery cycle time, product pricing, quality, or financial responsibility or condition; (C) such person and the terms of the assignment do not present an adverse risk to Applied with respect to protection, confidentiality, misuse or misappropriation of, access to, or control over confidential or proprietary information, trade secrets and like property of Applied (or in which it has an interest); (D) such person and the terms of the Assignment do not present an adverse risk to Applied that a Competitor of Applied (or an Affiliate of such a Competitor (as the terms Competitor and Affiliate are defined in Article 16.1(c)) would be or become a party to, or in control of a party to, the Agreement or the Related Agreements; and (y) has issued its written consent based on such determination. In its assessment as to financial responsibility and condition under Clause B above, Applied may consider whether the Performance Guaranty Agreement will continue in effect as to the Agreement (or portion assigned).

         (ii) Transfer or vesting, in whole but not in part, is permitted in the event of a merger, consolidation or business combination of Supplier with or into, or a sale of all outstanding stock of Supplier to, another entity that is wholly owned (directly or indirectly) by KHC, or as part of a transfer of a substantial part of the assets of Supplier to a third party that is wholly owned (directly or indirectly) by KHC, provided that a transaction under this Article 17(d)(ii) does not cause or result in a material change in the nature of the business conducted by

CONFIDENTIAL TREATMENT REQUESTED

                  Supplier prior to such transaction or a material adverse change in the management or operations of Supplier.

         (e) Any assignee or successor of Applied or Supplier shall also assume, be bound by and be (or become) a party to and obligated under this Agreement, the IPA and other Related Agreements (as such agreements are then in effect), either in whole (if the permitted assignment or other transaction is as to the Agreement in whole), or in part (if in part).

         (f) Each party shall endeavor to provide the other with prior written notice and, if applicable, a request for consent with respect to a transaction to which this Article 17 applies, and a brief description of the transaction and of the assignee or transferee at least seventy-five (75) days before the closing of such transaction. Further, each party shall give the other party, at least fifteen (15) days prior to the closing of such a transaction, written notice of, and, if applicable, a request for consent as to, any proposed or permitted transaction to which this Article 17 applies and a brief description of the transaction and of the assignee or transferee of such transaction, if not previously provided. Failure to give such notice shall not, by itself, affect the validity of such assignment or transfer as between the parties thereto.

         (g) In the event of, and to the extent of, an assignment, merger or other transaction to which Supplier is a party with respect to the Agreement of a type described in Article 17(d), Supplier shall maintain during the period prior to the assignment, merger or such other transaction becoming effective the supply of Item(s) without interruption or delay and without breach of other provision of the Agreement. An assignment or transfer of this Agreement, or of obligations hereunder, shall not apply to, or relieve an assigning or transferring party of, the obligations, liabilities and debts accrued, incurred or existing at the date of assignment or transfer or subsequently accruing, arising, or existing under or in connection with transactions between the parties prior to such date, but the assigning or transferring party shall remain primarily and directly obligated and liable for such obligations, liabilities and debts.

         (h) Any assignment, merger or other transaction subject to this Article 17 that is not made in compliance with this Article 17, shall, at the option of the party (Applied or Supplier, as the case may be) that is not a party to such assignment, merger or other transaction, be deemed a breach of and a default under the Agreement and not be binding upon that party. The party, Applied or Supplier, exercising such option to declare breach and default shall give written notice of such exercise to the other party, and shall not be required to proceed with any period of review or cure under Article 25, however, the party so in breach shall continue to be bound by, and shall perform and observe all its obligations applicable under this Agreement through the conclusion of a Wind Down Period, if applicable, and thereafter under provisions that survive.

         (i) Assignment of this Agreement in part shall mean that all rights, interests and obligations of the party assigning and all terms, provisions and conditions of the Agreement shall be assigned to and assumed by (or apply to) the assignee with respect to the Item(s), product line(s), type(s) or model(s) of Applied System(s) or FDSs, or line(s) of business to which the assignment applies (the "Assigned Products"). Notwithstanding the foregoing, (i) only those pricing provisions (whether set forth in Attachment 1 or elsewhere in the Agreement) applicable to Assigned Products affected by the assignment shall be assigned to the assignee and (ii) the

CONFIDENTIAL TREATMENT REQUESTED

liability of Supplier to Applied and any assignee(s) of Applied * below shall be apportioned pursuant to the assignment among Applied and each assignee * liability of Supplier to Applied and such assignee(s) *. In the event of an assignment, the parties shall cooperate in the implementation of operational processes and procedures to effect the assignment.

18.           Gratuities.

         Supplier represents and warrants that it has not offered or given and will not offer or give any gratuity to induce any person or entity to enter into, execute or perform the Agreement or any other agreement between Supplier and Applied. Upon Applied's written request, an officer of Supplier shall certify in writing that Supplier has complied with and continues to comply with this Article. Any breach of this representation and warranty shall be a material breach of the Agreement and any other agreement between Applied and Supplier.

19.           [Omitted]

20.           [Omitted]

21.           Disclaimers and Limitations of Liability as to Excluded Damages.

         (a) As used in this Article 21, "Excluded Damages" means all special, indirect, punitive, consequential or contingent damages that arise from or relate to the Agreement.

         (b) The exclusions and limitations of this Article 21 as to the liabilities of Applied * for Excluded Damages are expressly made a part of the Agreement and are accepted by each party.

         (c) Subject to the exceptions provided in Article 21(e), Applied EXCLUDES all liability to Supplier for Excluded Damages, whether or not Applied has been advised of the possibility of such Excluded Damages.

         (d) *:

         (e) An exclusion or limitation, as applicable, that is provided by this
Article 21 shall only apply to Excluded Damages and further shall not apply to damages of any type, obligations of a party, or claims or liabilities against a party that:

         (i) arise from or relate to matters covered by an indemnity under
Article 22 of this Exhibit 1;

         (ii) arise from or relate to the IPA, or matters covered by an indemnity under the IPA; or

         (iii) arise from or relate to, or are for, personal injury, death, or damage to or loss of tangible property.

* Material has been omitted and filed separately with the Commission.

CONFIDENTIAL TREATMENT REQUESTED

22.           Indemnity.

         (a) Supplier's Indemnity Obligation. In the event a third party brings a claim or asserts liability against Applied alleging that Items or the work product of Services ("Work Product"), as provided by Supplier under this Agreement, or the manufacture, use, sale or offer for sale of such Items or Work Product by Applied or the use of same by Applied's customers infringes, misappropriates or otherwise violates third party IP Rights (an "Applied Third Party Claim"), SUPPLIER SHALL DEFEND, INDEMNIFY AND OTHERWISE HOLD HARMLESS APPLIED against such Applied Third Party Claim, including the payment of reasonable fees and expenses of any attorneys and other professionals employed by Applied in accordance with Article 22(f) in defending the Applied Third Party Claim and the payment of any judgment finally awarded against Applied or the payment of any settlement amount agreed to by Supplier to settle such Applied Third Party Claim. Supplier will not be liable for any settlement of an Applied Third Party Claim made by Applied without Supplier's consent, except as provided in Article 22(h) below.

         (b) Exceptions to Supplier's Indemnity Obligation. Supplier's obligations pursuant to Article 22(a) will not apply to any claims or assertions of liabilities if: (x) Supplier would not otherwise be liable for inducing or contributing to infringement, misappropriation or other violation; and (y) the infringement, misappropriation or other violation: (1) was unavoidably caused by Supplier's compliance with specifications or designs furnished and required by Applied or by Applied's non-compliance with Supplier's prior written advice or warning of a possible and likely infringement, misappropriation or other violation relating to such compliance, or (2) arises from a combination not performed by Supplier of Items and/or Work Product with other equipment, hardware, software, materials or components not provided by Supplier and any such claim or assertion of infringement, misappropriation or other violation would not arise but for such combination, or (3) is a direct result of Supplier's combination of components mandated by Applied.

         (c) *

         (d) Reduction of Indemnification Amounts. The amount that any party is or may be required to pay to or on behalf of any other person pursuant to an indemnity under this Article 22 shall be reduced (including retroactive reduction or reimbursement) by (i) any amounts received by an indemnified party from an insurance carrier or paid and resolved by an insurance carrier on behalf of the insured indemnified party (in a manner that results in no further liability to the indemnified person), in either case net of any applicable premium adjustment, retrospectively rated premium, deductible, retention, cost or reserve paid or held by or for the benefit of the insured, or (ii) any other amounts or tax benefits actually recovered by or on behalf of such indemnified person in reduction of such payment. If an indemnified person shall have received the payment required by this Article 22 from an indemnifying party and shall subsequently actually receive insurance proceeds or other amounts or tax benefits in respect of such payment

* Material has been omitted and filed separately with the Commission.

CONFIDENTIAL TREATMENT REQUESTED

as specified above, then such indemnified person shall pay to such indemnifying party a sum equal to the amount of any such double recovery actually received. This provision shall not, however, operate to relieve a party of liability to an insurer subrogated to the rights of the insured.

         (e) Indemnified Party's Obligations. A party seeking indemnification
(i) shall give the other party prompt written notice of any Applied Third Party Claim or Supplier Third Party Claim, as applicable (each a "Third Party Claim"), that may give rise to any indemnification obligation under this Article 22, together with the estimated amount (if reasonably available) of such Third Party Claim, and (ii) shall provide reasonable cooperation and assistance to the indemnifying party in the defense and/or settlement of such claim, including, to the extent reasonably requested, the retention, and the provision to the indemnifying party (which shall pay the reasonable costs incurred in providing or collecting such records) of records and information reasonably relevant to such Third Party Claim. Failure to give such notice or to provide the cooperation provided for herein shall not affect the indemnification obligations hereunder in the absence of material prejudice to the indemnifying party. Except for the foregoing obligation to pay the reasonable costs incurred in providing or collecting records, the indemnifying party shall not be liable under this
Article 22 for any internal personnel costs or expenses (including opportunity costs) suffered or incurred by the indemnified party in connection with a Third Party Claim.

         (f) Selection of Counsel. The indemnifying party shall have the right to conduct and control the defense and, as herein provided, settlement (at its own expense) of any such Third Party Claim through counsel of its own choosing by so notifying the party seeking indemnification within thirty (30) calendar days of the indemnifying party's first receipt of notice of the Third Party Claim; provided, however, that any such counsel shall be reasonably satisfactory to the party seeking indemnification. If the indemnifying party assumes such defense, the party seeking indemnification shall have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the indemnifying party. If, under applicable standards of professional conduct, a conflict with respect to any significant issue between any indemnified party and the indemnifying party exists in respect of such Third Party Claim, the indemnifying party shall also pay the reasonable fees and expense of such additional counsel as may be required to be retained by reason of such conflict.

         (g) Indemnified Party's Consent to Settlement. The indemnifying party shall not, without the prior written consent of the indemnified party: (i) agree to the settlement, compromise or discharge of such Third Party Claim unless, by its terms, such settlement, compromise or discharge actually, fully and finally discharges the indemnified party from the full amount of liability in connection with such Third Party Claim; nor (ii) agree to the entry of any judgment or enter into any settlement that: (1) provides for injunctive or other non-monetary relief adversely affecting the indemnified party, or (2) does not include as an unconditional term thereof the giving of a release for all liability with respect to such claim by each claimant or plaintiff to each indemnified party that is the subject of such Third Party Claim.

         (h) Consequences of Breach by Indemnifying Party. In the event that the indemnifying party does not assume and conduct the defense of a Third Party Claim in

CONFIDENTIAL TREATMENT REQUESTED

accordance with this Article 22, or fails to perform any of its other obligations under Article 22(a), (c), (f) or (g), and therefore is in breach of its obligations under this Article 22: (i) the indemnified party may defend such Third Party Claim in any manner it reasonably may deem appropriate (and the indemnified party need not consult with, or obtain any consent from, the indemnifying party in connection therewith); (ii) the indemnified party may consent to the entry of any judgment or enter into any settlement with respect to such Third Party Claim, provided that, before so consenting to entry of judgment or entering into a settlement : (1) the indemnified party gives the indemnifying party written notice of the terms of the proposed consent judgment or settlement, and (2) the indemnifying party does not thereafter comply with its obligations under this Article 22 in respect of the Third Party Claim and, within three Business Days after receipt of such notice, give to the indemnified party a signed written statement acknowledging that the indemnifying party is liable under this Article 22 in respect of the Third Party Claim and undertakes to comply promptly with its obligations under this Article 22; and (iii) subject to compliance by the indemnified party with the foregoing obligations, as applicable, the indemnifying party will remain liable to the fullest extent provided in this Article 22.

         (i) IPA Indemnity Obligations. The indemnities and related obligations under this Article 22 are in addition to the indemnities and related obligations provided in the IPA; however, this Article 22 shall not apply to any Third Party Claim that is also subject to an indemnity provided in the IPA. Accordingly, the indemnity provisions in the IPA shall supersede the provisions of this Article 22 in respect of any Third Party Claim to which the IPA indemnity applies, to avoid any double indemnity liability or conflicting indemnity liability. The parties' indemnity obligations as to matters covered by the IPA shall be as provided in the IPA, except as to Excluded Damages that are limited by Article 21(d).

         (j) Relation to Warranty Terms. Limitations or disclaimers of warranties shall not be construed or applied to alter or affect the obligations and liabilities of Applied or Supplier, as the case may be, that arise under or are provided for by the indemnity provisions of this Article 22 or of the IPA.

23.           Force Majeure.

         (a) A failure by either party to perform its obligations under the Agreement due to causes, events or conditions beyond its control and without the fault or negligence of the party shall be deemed excusable during the period in which the cause of the failure persists. Such causes may include, but not be limited to, acts of God or the public enemy, acts of the government in either sovereign or contractual capacity, fires, floods, epidemics, strikes, freight embargoes and unusually severe weather. If the failure to perform by Supplier is caused by the default of a sub-tier supplier of Supplier, and such default arises out of causes beyond the control of both Supplier and sub-tier supplier, and without the fault or negligence of either of them, Supplier will not be liable for any excess cost for failure to perform, unless the supplies or services to be furnished by the sub-tier supplier were obtainable from other sources in sufficient time to permit Supplier to meet the required delivery releases of Items. When Supplier or Applied becomes aware of any potential force majeure condition as described above, that party shall immediately notify the other of the condition and provide relevant details.

CONFIDENTIAL TREATMENT REQUESTED

         (b) A failure by Supplier to perform its obligations under this Agreement will be deemed excused to the extent caused by Applied's failure to timely perform its obligations under the FUAs or under the IS&T Agreement (as such is modified by the Agreement), each as in effect from time to time, including but not limited to, an interruption in services or failure to provide or maintain services that Applied is obligated to provide under an FUA or such IS&T Agreement, which interruption or failure is not timely cured by Applied, adversely affects Supplier's ability to perform under the Agreement, and Supplier is unable to perform through use of available alternative services.

24.           Changes.

         Applied may at any time, by a written order and without notice to Guarantors, make changes within the general scope of the Agreement to any one or more of the following:

         (a)          Specifications;

         (b)          method of shipment or packing;

         (c)          place and date of delivery; or

         (d)          place and date of inspection or acceptance.

         Changes in costs, pricing or other terms resulting from changes made pursuant to this Article shall be determined pursuant to the Agreement. If any such change not otherwise provided for under the Agreement causes an increase or decrease in the cost of or time required for performance of the Agreement, an equitable adjustment shall be made in the Contract Price or delivery schedule, or both, and the Agreement shall be modified in writing accordingly. No claim by Supplier for adjustment under this Article 24 shall be valid unless in writing and received by Applied within sixty (60) days from the date of receipt by Supplier of the notification of change, provided, however, such period may be extended upon the written approval of Applied. However, nothing in this Article shall excuse Supplier from proceeding with the Agreement as changed or amended.

25.           Termination for Default; Other Remedies.

         (a) Any of the following events, failures, occurrences or breaches and, when applicable with respect to an event, failure, occurrence or breach to which
Article 25(a)(i) or (a)(iii) applies, the failure of Supplier, after notice by Applied under Article 25(b), to cure or correct same, if curable, during the Business Review Process under Section 7.2.5 of the Agreement (or such period as is established by the Business Review Process) shall constitute a "Default" under the Agreement:

         (i) the recurring material failure by Supplier to deliver Items on time and in compliance with the warranty provisions of the Agreement;

         (ii) Supplier's becoming insolvent; the filing by Supplier of a voluntary petition under any bankruptcy, insolvency or like law; the filing against Supplier of an involuntary petition under any bankruptcy, insolvency or like law

CONFIDENTIAL TREATMENT REQUESTED

                  (which is not dismissed within 45 days after its filing); the making of an assignment by Supplier for the benefit of creditors; and/or any material adverse change in the business, properties, operation or condition (financial or otherwise) of Supplier;

         (iii) other than those failures to which Article 25(a)(i) applies, the material failure by Supplier to perform, observe, or comply with any term, provision, or condition of the Agreement, including recurring failures that together constitute a material failure, or the occurrence of any event or condition constituting a default or breach in a material respect under any term, provision or condition of the Agreement; or

         (iv) (a) the occurrence of any event or condition constituting a material default under or breach of any provision of (i) the Performance Guaranty Agreement, as in effect from time to time, or (ii) the APA or an FUA, as in effect from time to time, without cure or correction after notice pursuant to the APA or an FUA, as applicable, or (b) the exercise by Applied of a right of termination of the IPA in accordance with its terms pursuant to Section 5.2 of the IPA.

Upon the occurrence of a Default, Applied shall have the right, at its option, to terminate the Agreement, either in whole or in part. A termination in part for Default shall apply to the Items, product line(s), type(s) or model(s) of Applied Systems or FDSs, or line(s) of business affected by the Default and as to which Applied exercises its right to terminate for Default (the "Terminated Products").

A termination of the Agreement in part for a default or the exercise of other rights and remedies pursuant to Section 7.2.1 or Section 7.2.2 with respect to the particular Item(s) affected shall not be subject to the procedural requirements of this Article 25. A default as to which Section 7.2.1 or Section
7.2.2 applies may, however, also become an element of a Default under this
Article 25. In addition to its rights of termination for Default as to the Agreement under this Article 25, Applied shall have the rights provided by the UCC as to transactions governed by such statute (and by other law of the State of California where the UCC does not apply) to terminate for default (or cancel) or revoke acceptance with respect to any particular Item(s) and to recover its damages in connection with such Item(s), without the application of the procedures of this Article 25 or the Business Review Process.

         (b) Following the occurrence of an event, failure, occurrence or breach that constitutes or may constitute a Default under Article 25(a), Applied may, at its sole option, initiate and proceed with termination of the Agreement, as follows:

                  (i) Applied shall give initial notice to Supplier, in accordance with Section 1.2.2 of the Agreement, which shall include the following: notice of the Default or potential Default and of Applied's intent to terminate the Agreement; notice that the parties shall proceed with the Business Review Process as referred to in Article 25(a) with respect to an event, failure, occurrence or breach to which Article 25(a)(i) or 25(a)(iii) applies, (except that a breach as to the 15 day notice under Article 17(f) shall not be subject to the Business Review Process); notice of

CONFIDENTIAL TREATMENT REQUESTED

                  any event, occurrence, failure or breach which is determined by Applied to be an incurable or uncorrectable Default; and notice of the period of cure or correction for any event, occurrence, failure or breach (that is curable or correctable but not otherwise subject to the Business Review Process) established by Applied in such notice (such a period to be not less than ten (10) days).

                  (ii) If (x) the event, occurrence, failure, or breach has not been cured to Applied's reasonable satisfaction at or before the expiration of the Business Review Process (where applicable) or of such period for cure or correction as is established by such process, or at the expiration of such other period (of not less than ten (10) days) established by Applied for matters not otherwise subject to the Business Review Process, or (y) the event, occurrence, failure or breach is incurable, Applied may at such time or at any time thereafter issue a written or electronic notice of termination (a "Notice of Termination for Default"), and the Agreement shall terminate on and as of the date for termination specified in the Notice of Termination for Default.

         (c) *

         (d) *

         (e) (i) The rights and remedies of each party pursuant to this Article 25 or any other provision of the Agreement for any purpose are in addition to and shall not limit or preclude resort to any other rights and remedies provided by agreement, by law (subject to procedural requirements of the Agreement) or in equity. With respect to equitable relief, a party may proceed to seek and obtain such relief, where authorized under applicable law, without the declaration of a Default * or compliance with other procedural requirements of the Agreement.

         (ii) In the event of a Default *, the non-defaulting party shall retain, and may exercise, all rights and remedies provided for by this Agreement or other applicable law for the recovery of damages and/or other relief or remedies with respect to the failure, breach, default or other event (subject, however, to applicable limitations of the Agreement as to damages and to procedural requirements of the Agreement). Termination of the Agreement for Default * shall constitute "cancellation" under the UCC.

    (f) Damages shall not be recoverable with respect to Items for which no Authorized Demand Signal has been accepted by Supplier prior to the effective date of termination.

26.           Termination for Convenience.

    (a) Applied may terminate the Agreement with respect to some or all of the Items at any time for Applied's convenience (to "terminate for convenience" or a "Termination for Convenience"), by giving Supplier written or electronic notice of such Termination for Convenience in accordance with Section 1.2.2 of the Agreement, which notice shall state the extent of the termination and the conduct requested of Supplier in connection therewith as to

* Material has been omitted and filed separately with the Commission.

CONFIDENTIAL TREATMENT REQUESTED

matters described in Article 27 below, but excluding Article 27(v) (a "Notice of Termination for Convenience"). Upon the effective date of the Notice of Termination for Convenience, the Agreement shall terminate to the extent indicated in the Notice of Termination for Convenience, and Applied shall pay to Supplier the Termination Charges as determined in accordance with paragraphs (c) and (d) below.

         (b)          Each Notice of Termination for Convenience shall:

         (i) Specify the Item(s), product lines, types of Applied Systems, or other method by which the Item(s) or scope of the Termination for Convenience will be determined, if less than all.

         (ii) Specify the effective date of the Termination for Convenience, which shall be at least three (3) months after the date of issuance of the Notice of Termination for Convenience.

         (iii) Provide such instructions or procedures as shall in Applied's commercially reasonable judgment be appropriate to implement Section 4.11 of the Agreement as to the Termination for Convenience.

Upon a Termination for Convenience of the Agreement in whole or in part by Applied, Supplier shall promptly follow Applied's directions as set forth on the Notice of Termination for Convenience, and the parties shall implement the Wind Down Procedures of Section 4.11, as applicable.

         (c) Within ninety (90) days from the effective date of termination pursuant to a Notice of Termination for Convenience, Supplier shall deliver to Applied a written statement setting forth all of Supplier's claims in connection with the Termination of Convenience (the "Termination Charges"), in the form and containing such documentation as required by Applied. Failure by Supplier to deliver such claim for Termination Charges within said ninety (90) day period shall constitute a waiver by Supplier of all claims against Applied for such Termination for Convenience and a release of all Applied's liability arising out of such Termination for Convenience.

         (d) If Applied does not agree with the amount specified in Supplier's claim for Termination Charges, Applied and Supplier will attempt to agree upon a reasonable amount for Termination Charges. If Applied and Supplier fail to agree upon such an amount within * after receipt by Applied of the claim for Termination Charges from Supplier, then the Termination Charges will be conclusively presumed to be the sum of the following (provided that no costs shall be duplicated):

*





* Material has been omitted and filed separately with the Commission.

CONFIDENTIAL TREATMENT REQUESTED

         (c) The provisions of this Article 26 apply solely to a Termination for Convenience by Applied and shall not affect or impair any right of Applied to terminate the Agreement due to the default or breach of Supplier as provided in
Article 25 or to seek any remedies in the event of such breach or default of Supplier as otherwise permitted.

         (d) Applied shall have the right to initiate Termination for Convenience, in whole or in part, based on the occurrence of a Notice Event. Such right to terminate for convenience shall not limit Applied's right to terminate for convenience, in whole or in part, at any other time.

27.           Post-termination Obligations.

         On the date termination of the Agreement becomes effective as specified in the applicable Notice of Termination for Default or for Convenience, Supplier shall (i) stop work being performed by Supplier pursuant to the Agreement, (ii) cancel orders for parts and/or materials with Supplier's sub-tier suppliers and cease ordering any such parts and/or materials, (iii) cancel work being performed by Supplier's sub-tier suppliers for Supplier for the Agreement, (iv) assign to Applied Supplier's interests in contracts with Supplier's sub-tier suppliers (to the extent such contracts are assignable, are for goods used in the manufacture of Items, and any required consents to assignment are obtained),
(v) (except in the case of Termination for Convenience) make commercially reasonable efforts to furnish Applied with releases of claims from Supplier's sub-tier suppliers resulting from orders and/or work canceled by Supplier, (vi) protect all property in which Applied has or may acquire an interest, and (vii) comply with the provisions of this Agreement, and of the TLA as to Tooling, Test Fixtures and Wind Down.

CONFIDENTIAL TREATMENT REQUESTED

                                  ATTACHMENT 18

                                     FORM OF
                        ON-SITE REPRESENTATIVE AGREEMENT



This On-Site Representative Agreement ("Agreement") is made this day of ____, by and between Applied Materials, Inc. ("Applied") and Kinetics Fluid Systems, Inc. ("Supplier") (collectively referred to as the "Parties").

Whereas, Supplier provides parts or services to Applied or desires to sell parts or services to Applied under the terms of, and pursuant to, a Global Supply Agreement effective as of June 1, 2002 ("GSA"); and

Whereas, the Parties agree that if certain duties and functions were to be performed by an employee of Supplier on Applied's premises or at an Applied facility it would facilitate Supplier's performance and benefit both Supplier and Applied;

Now, therefore the Parties agree as follows:

1.       Statement of Work

         Supplier will assign, at no cost to Applied, an individual on-site representative ("OSR") to perform, on Applied's premises, functions ("OSR Functions") described in the Statement of Work attached hereto as Exhibit No. 1 (the "SOW").

         Supplier agrees to notify Applied immediately of any changes in its staffing assignments involving the OSR, or in the OSR Functions, whereby access to Applied's facilities or IS&T systems may no longer be essential to performing the OSR Functions.

2.       Status of OSR

         The OSR is an employee of Supplier, subject to its right of direction, control and discipline. The OSR is not an employee of Applied, nor shall he or she be entitled to any rights, benefits, or privileges of an Applied employee. Prior to the commencement by the OSR of an assignment at Applied, Supplier represents that it will review this Agreement with the OSR, inform the OSR of the obligations under this Agreement and the "Joinder" required under this Agreement, and have the OSR enter into a "Kinetics Employee Joinder" in the form set out in
         Schedule 4.4 ("Joinder") to the Restated and Amended Intellectual Property Agreement between Applied and Supplier of even date with the GSA (the "IPA").

CONFIDENTIAL TREATMENT REQUESTED

3.       Confidentiality and Performance

         Applied shall inform the OSR of hours of access to Applied's premises, pertinent safety regulations, and all other requirements which Applied deems necessary. The OSR shall comply with any applicable policies and regulations of Applied. Compliance with all policies and regulations of Applied is mandatory and is the responsibility of both the OSR and Supplier; failure to comply with these policies and regulations will be cause for immediate removal of the OSR from the premises.

         Supplier agrees that the OSR Functions to be performed by the OSR will comply with this Agreement, including Attachments 1 and 2 to this OSR Agreement, and will also comply with any purchase, confidentiality, supplier-planner access, nondisclosure, intellectual property, joint design, joint development or other agreements that may be in effect between Supplier and Applied and including the Amended and Restated Intellectual Property Agreement with an Effective Date of June 1, 2002 (the "Related Agreements") at the time this Agreement is executed by the Parties or that is subsequently in effect.

4.       OSR Associated Expenses

         All salary, benefits, and travel and business expenses for OSR will be the sole responsibility of Supplier.

5.       Access

         Subject to Applied's approval and the completion of the security background check, the OSR may be granted access to the following:

                  - Only those specific Applied facilities to which the OSR requires access in order to perform the tasks stated in the SOW

                  - Telephone and fax lines (for matters related to Applied only)

                  - Computer/modem and/or database or system information access as deemed necessary by Applied in order for the OSR to perform the tasks stated in the SOW.

         If a Joinder is attached to this Agreement and executed by the OSR, then such Joinder shall apply to all "Confidential Information" (as therein defined), and all Applied databases, applications and servers, that the OSR obtains, accesses or is exposed to as a result of the OSR Functions under this Agreement. If a Joinder is not attached and executed by the OSR, the OSR shall not have access to any information that is confidential, proprietary, or sensitive or to any Applied databases, applications or servers.

CONFIDENTIAL TREATMENT REQUESTED

6.       Termination of Agreement

         This Agreement may be terminated immediately by either Party at any time without penalty; if not earlier terminated, this Agreement shall terminate upon completion of the tasks identified in the SOW.

7.       Entire Agreement

         This Agreement, including its Attachments, and together with all Related Agreements constitutes the entire agreement between Supplier and Applied Materials with respect to OSR Functions, and with respect to OSR Functions it supersedes all preexisting agreements or arrangements, except for (a) the GSA and any Facilities Use Agreement as in effect for Applied facilities which the OSR may access, (b) any Supplier-Planner Access Agreement now or hereafter in effect, (c) any claims or causes of action of Applied relating to breach of a pre-existing OSR agreement or arrangement, and (d) any ongoing duty or obligation(s) of Supplier under a pre-existing OSR agreement or arrangement. In the event of any conflict between the terms of this Agreement and the terms of a Related Agreement, the GSA or any Facilities Use Agreement as in effect for Applied facilities which the OSR may access, precedence shall be given in accordance with Section
         1.3.2.2 of the GSA.



Kinetics Fluid Systems, Inc.                        Applied Materials, Inc.
("Supplier")                                        ("Applied")


By:                                                 By:
    ------------------------                            -----------------------


Its:                                                Its:
    ------------------------                            -----------------------


Date:                                               Date:
    ------------------------                            -----------------------

CONFIDENTIAL TREATMENT REQUESTED

Exhibit 1 - Statement of Work

(On-site Representative Agreement)

This Attachment describes the activities and services included in the OSR Functions of the Supplier's OSR. Changes in the OSR Functions may be made by agreement of Applied and Supplier. The OSR Functions include

         - Daily consultation with Applied's representatives concerning Supplier performance, production or project scheduling, and resolution of problems or errors.

         - Evaluation and reporting of problems or errors, and of anticipated problems, and constraints or delays.

         - Consultation with Applied's engineering and production representatives concerning product quality, product delivery, and product technical problems and revisions.

         -        [To be added and revised by Applied's representatives.]

         -        [To be added and revised by Applied's representatives.]

CONFIDENTIAL TREATMENT REQUESTED


                                    EXHIBIT 2

                        On-Site Representative Agreement


                  The "Joinder" required by this On-Site Representative Agreement is the "Kinetics Employee Joinder" set out in
                  Schedule 4.4 to the Amended and Restated Intellectual Property Agreement of the Parties identified in this On-Site Representative Agreement.

CONFIDENTIAL TREATMENT REQUESTED

                                  ATTACHMENT 19

                             TOOLING LOAN AGREEMENT

         This Tooling Loan Agreement, is dated as of June 1, 2002 (the "Effective Date"), and made by and between Applied Materials, Inc., a Delaware corporation ("Applied"), and Kinetics Fluid Systems, Inc., a California corporation ("Supplier"). This Tooling Loan Agreement, together with all Attachments hereto, is referred to herein as the "Agreement." This Agreement is entered into in connection with the Global Supplier Agreement between Applied and Supplier, which itself has an effective date of June 1, 2002 ("GSA"), and is the Tooling Loan Agreement referred to in Sections 4.2.1 through 4.2.4 of the GSA.

         Solely for Supplier's use in fulfilling its obligations to Applied under the GSA, under Design Services Agreements and Development Services Agreements entered into from time to time as contemplated by the GSA (the terms "Design Services Agreement" and "Development Services Agreement" being used herein as defined in the GSA), and under the Amended and Restated Intellectual Property Agreement of even date ("IPA"), Applied has agreed to loan to Supplier, on the terms and conditions contained herein, the property identified in the Attachments to this Agreement (collectively, the "Tooling"), which Attachments will be updated from time to time. The Tooling includes * identified in Schedule 4.2.2.(c) to the GSA, the * provided under the "IS&T Agreement" identified in
Section 2.9.1.1 of the GSA, and * in or used in the operation of *. The GSA, Design Services Agreements, Development Services Agreements, and the IPA, all as amended from time to time, are collectively called the "Operational Agreements."

         In consideration of the premises, the agreements of the parties set forth herein and in the Operational Agreements, and Applied's lending the Tooling to Supplier, Applied and Supplier agree as follows:

1. 0     Ownership.

         (a) Title to and ownership of the Tooling (other than * "Third Party Applications", as such term is defined in the IPA) shall remain exclusively in Applied at all times, and Supplier shall have no ownership or beneficial interest therein, except as provided in Section 1.3 (b) as to Supplier Provided Improvements. Title to and ownership of * Third Party Applications shall remain exclusively in the owner of same, and Supplier shall have no ownership or beneficial interest therein. Supplier shall affix and maintain prominently on each item of Tooling a label indicating that the Tooling is owned by Applied or the other owner thereof. All additions, attachments, alterations, and modifications to the Tooling (except for *) shall become part of the Tooling and the exclusive property of Applied or the other owner thereof.

         (b) Supplier authorizes Applied to file this Agreement or any copy hereof, as well as to make any other filings, in any jurisdiction as Applied may deem appropriate to protect its

* Material has been omitted and filed separately with the Commission.

CONFIDENTIAL TREATMENT REQUESTED

interests or those of any other owner of Tooling. Upon Applied's request, Supplier shall execute or obtain from third parties and deliver to Applied such statements or other instruments as Applied deems necessary or advisable to confirm or perfect the interests of Applied or other owner in the Tooling, including filings under the Uniform Commercial Code and landlord or mortgagee waivers, and Supplier hereby grants to Applied the right to execute Supplier's name thereon where permitted by law.

         (c) Supplier shall, at its expense, protect and defend title to the Tooling of Applied or other owner against all persons claiming against or through Supplier, at all times keeping the Tooling free from any legal process or encumbrance whatsoever including but not limited to liens, attachments, levies, executions and other claims by third parties, and shall give Applied immediate written notice of any such third party claim and shall indemnify Applied against any cost, liability or loss caused thereby.

         (d) The Tooling is, and shall at all times be and remain, personal property notwithstanding that the Tooling or any part thereof may now be, or hereafter become, in any manner affixed or attached to real property or any improvements thereon.

1.1      Delivery.

         Applied shall package the Tooling for shipment to Supplier to provide for handling and protection of the Tooling sufficient to comply with the carrier's requirements and consistent with the manner in which Applied packages shipments of a like nature for its own use. Absent Applied's agreeing otherwise in writing, Applied shall arrange shipping as it deems appropriate to the applicable destination specified in the Attachment applicable to the item of Tooling. Upon delivery of the Tooling to Supplier, Supplier shall inspect the Tooling. If Supplier believes the Tooling is not in good working order and repair, it shall notify Applied promptly in writing. If such notice is not received by Applied within five business days after installation of the Tooling by Supplier, then Supplier shall be deemed to have accepted the Tooling, and the Tooling shall be deemed in good working order and repair.

1.2      Risk of Loss.

         Supplier shall bear all risks of loss, damage or destruction to the Tooling from and after the date the Tooling is delivered to Supplier until Applied accepts return of the Tooling. During such period, Supplier shall maintain, in addition to any other insurance required under its other contracts with Applied, all risk insurance with respect to the Tooling, comprehensive general liability insurance covering bodily injury, property damage, contractual liability, products liability and completed operations and workers compensation and employer's liability insurance with financially sound and reputable insurers in amounts and on terms customarily insured against in similar circumstances (or in such greater amounts or on such different terms as may be requested by Applied). Supplier shall furnish evidence of such insurance to Applied prior to execution of this Agreement, and such insurance shall require the insurer to give at least 30 days' advance notice to Applied of any material alteration or cancellation thereof (at least 10 days' prior notice as to cancellation for nonpayment of premiums). In the event of any loss or damage to the Tooling, Supplier shall pay Applied within 45 days following the event of loss or damage the amount of loss or damage to the Tooling, which, in the event of a total loss shall be the value

CONFIDENTIAL TREATMENT REQUESTED

of the item of Tooling. Applied shall have the discretion to determine whether to replace any item of Tooling that is lost, damaged or destroyed.

1.3      Use, Maintenance and Alteration.

         (a) Supplier shall cause each item of Tooling to be installed and used at the applicable location set forth in the Attachment applicable to the item, and shall not copy, remove, reinstall or modify any software, and shall not relocate any Tooling to any other location (except as provided in Section 4.2.2
(a) of the GSA) without Applied's prior written permission. Except as otherwise agreed in writing by Applied, Supplier shall use the Tooling solely to fulfill its obligations to Applied under one or more of the Operational Agreements, all in compliance with this Agreement and the Operational Agreements. Supplier shall operate, protect, maintain and calibrate the Tooling in compliance with all applicable laws, rules and regulations (including those relating to safety), the conditions of all applicable insurance policies and best industry practices (including any maintenance schedules delivered by Applied or furnished by the Tooling manufacturer or distributor). Supplier shall obtain training for the Supplier personnel who will operate the Tooling, and Supplier shall operate the Tooling in compliance with such training. Under no circumstances shall Supplier operate the Tooling in a manner which could cause injury or death to any person or damage or injury to any property, including the Tooling. If Applied or the Tooling manufacturer or distributor specifies certain parties who are authorized to service the Tooling or special equipment required to maintain or calibrate the Tooling, Supplier shall use such authorized parties and/or special equipment. Supplier shall maintain logs and reports of the maintenance and operation of the Tooling and permit Applied, on reasonable prior notice, to inspect the Tooling to determine whether the Tooling is being used, protected, maintained and calibrated in accordance with this Agreement and to make copies of such logs and reports. Supplier shall correct immediately any deficiencies disclosed by such inspection upon notice from Applied. No such inspection or lack of inspection by Applied shall in any way diminish the sole responsibility of Supplier for the proper use, protection, maintenance and calibration of all Tooling. If an item of Tooling becomes inoperable, Supplier shall (subject to the limitations of Section 1.3(b) below) make immediate reasonable attempts to restore it to operating condition before requesting assistance from Applied's * Department.

         (b) Without the prior written consent of Applied, Supplier shall not make any alterations, modifications or additions to the Tooling except as provided in this Section 1.3(b). Further, Supplier shall comply with the IPA, as such applies to all Tooling or to the use of or rights in Tooling. Modifications or improvements to Tooling that constitute Capacity FDS Hardware or Product Change Hardware provided or purchased by Applied pursuant to Section 4.2.3 of the GSA shall be owned by Applied as part of the Tooling. Supplier may acquire and install on the Tooling, * those alternations, modifications, improvements or additions to Tooling that are items of Capacity FDS Hardware or Product Change Hardware that have been proposed by Supplier and Applied does not provide or procure under the procedures of Section 4.2.3 of the GSA and * (the "Supplier Provided Improvements").

         (c) Costs associated with Applied approved or directed alterations, modifications, improvements or additions, as well as any third-party calibration services required to keep the

* Material has been omitted and filed separately with the Commission.

CONFIDENTIAL TREATMENT REQUESTED

Tooling within specified dimensional or sampling tolerances, shall be borne by Applied. Supplier shall not undertake, or incur any costs associated with, such activity until an authorizing purchase order has been received from the Applied organization ordering the Items that require usage of the Tooling.

         (d) Routine care, maintenance, and calibration performed by Supplier as part of normal operations shall be done at no cost to Applied.

         (e) Supplier shall comply with the requirements of the * Support Work Instruction (Form *) which can be found at http://*

1.4      Reserved Rights; Return of Tooling.

         (a) Applied may at its discretion, which discretion is to be reasonably exercised, access, inspect, modify, upgrade, replace, or remove from use any Tooling. Applied may also direct Supplier to allow Applied or its representatives to use Tooling at Supplier's location on a temporary basis as part of Applied's efforts to review and develop its products and processes. Supplier agrees to accept, subject to the terms of this Agreement, and incorporate into its manufacturing, testing and other processes any item of Tooling designated and furnished by Applied.

         (b) To the extent practicable, Applied will give Supplier reasonable advance notice of any action by Applied under the preceding Section 1.4 (a) or that would otherwise make the Tooling unavailable for use by Supplier on a temporary or permanent basis. If Applied requires a temporary or permanent cessation of use of any Tooling and such results in delays in Supplier's testing or delivery of Items under the GSA, then the extension period provided to Supplier under Section 4.2.4(b) of the GSA shall apply until Tooling required for testing or completion of Items is returned to use or replaced by Applied, unless otherwise agreed at the time.

         (c) At the time of termination or expiration of the GSA, in whole or in part, and also as provided in Section 4.2.4 of the GSA, Applied may exercise rights to purchase, repossess or remove Tooling in accordance with the GSA and this Agreement and the procedures of Section 4.2.4 of the GSA. In the event of Termination for Default pursuant to the GSA, Applied may require that Supplier return any or all items of Tooling to Applied, and in that event Supplier shall return such item(s) of Tooling, labeled and shipped in accordance with Applied's then current policies and specifications, which Supplier shall obtain from Applied. Supplier shall deliver each such item of Tooling at the appropriate location (which may be Supplier's facility in those instances in which Applied is proceeding under Section 4.2.4 of the GSA) in proper operating order, free from any legal process or encumbrance whatsoever. As to items of Tooling to which the IPA applies, Supplier shall also comply with Section 5.3 of the IPA upon termination or expiration of the IPA. If Supplier shall fail to deliver, as required, any item of Tooling in good working order and condition (reasonable wear and tear excepted), Supplier shall be responsible for all costs and expenses incurred by Applied in replacing the Tooling or in returning the Tooling to such required condition or any reduction in the value as a result thereof.

* Material has been omitted and filed separately with the Commission.

CONFIDENTIAL TREATMENT REQUESTED

         (d) Upon receipt of notice from Applied that Applied will purchase, repossess or remove Tooling, Supplier shall remove from the affected Tooling all Supplier Provided Improvements. If Supplier has not removed such Supplier Provided Improvements at the time Applied takes possession of the Tooling pursuant to the notice, Applied shall be entitled to remove such improvements, using commercially reasonable procedures, and shall tender possession of such removed Supplier Provided Improvements to Supplier.

2.0      Exclusions of Warranties.

         SUPPLIER ACCEPTS EACH ITEM OF TOOLING "AS IS" AND "WITH ALL FAULTS." SUPPLIER ACKNOWLEDGES THAT IT HAS HAD AN OPPORTUNITY TO INSPECT THE TOOLING, AND THAT SUPPLIER IS EXPERIENCED IN THE OPERATION AND MAINTENANCE OF SUCH TOOLING. APPLIED MAKES NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, IN RESPECT OF THE TOOLING OR ANY PART THEREOF. APPLIED HEREBY DISCLAIMS ALL IMPLIED WARRANTIES, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTIES OF TITLE, MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE AND WARRANTIES OF NONINFRINGEMENT; PROVIDED, THAT THE EXCLUSION AND DISCLAIMERS OF THIS AGREEMENT ARE, HOWEVER, SUBJECT TO, AND SHALL NOT ALTER, IMPAIR OR MODIFY, ANY WARRANTIES MADE BY APPLIED IN THE IPA OR GSA THAT ARE APPLICABLE TO TOOLING.

2.1      Exclusion of Certain Damages.

         IN NO EVENT SHALL APPLIED BE LIABLE FOR ANY SPECIAL, INDIRECT, PUNITIVE, CONSEQUENTIAL OR CONTINGENT DAMAGES ("EXCLUDED DAMAGES") THAT ARISE FROM OR RELATE TO THIS AGREEMENT FOR ANY REASON, WHETHER OR NOT APPLIED HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, AND APPLIED EXCLUDES AND SUPPLIER WAIVES ANY LIABILITY OF APPLIED FOR ANY SUCH EXCLUDED DAMAGES; PROVIDED, THAT THIS EXCLUSION AS TO EXCLUDED DAMAGES IS, HOWEVER, SUBJECT TO AND SHALL NOT ALTER, IMPAIR OR MODIFY ANY INDEMNITY OBLIGATION OF APPLIED PURSUANT TO THE IPA OR GSA THAT IS APPLICABLE TO TOOLING OR THIS AGREEMENT.

3.0      [Omitted.]

3.1      Intellectual Property.

         (a) Nothing in this Agreement shall be deemed to grant to Supplier any license or other right under any of Applied's intellectual property (including, without limitation, Applied's patents, copyrights, trade and service marks, trade secrets and Confidential Information, such latter term being used as defined in the IPA) for Supplier's own benefit or to provide or offer Items or other products or services to any party other than Applied.

         (b) The IPA shall apply to and govern the rights and obligations of Applied and of Supplier with respect to "IP Rights" and "Confidential Information" (as such terms are defined in the IPA) in or relating to Tooling, including *, *, and * in or used in the operation of * or *.

* Material has been omitted and filed separately with the Commission.

CONFIDENTIAL TREATMENT REQUESTED

3.2      Injunctive Relief; Reports.

         Supplier acknowledges and agrees that Applied would suffer immediate and irreparable harm for which monetary damages would be an inadequate remedy if Supplier were to breach its obligations under Sections 1.4 or 3.1. Supplier further acknowledges and agrees that equitable relief would be appropriate to protect Applied's rights and interests if such a breach were to arise, or were threatened, or were asserted.

4.0      Entire Agreement; Amendments.

         (a) This Agreement (including the Attachments hereto and provisions incorporated herein by reference), provisions of the GSA applicable to Tooling (including Section 4.2 of the GSA), those provisions of the IPA applicable to Tooling (including related software) and the IS&T Agreement (such term being used as defined in the GSA), all as amended, set forth the entire understanding and agreement of the parties as to the loan of the Tooling and supersede all prior agreements, understandings, negotiations and discussions between the parties as to such subject matter. The parties may be, or may become, parties to other agreements relating to the manufacture or sale of products to Applied or the provision of services to Applied, which other agreements shall govern their respective subject matters.

         (b) No amendment to, modification of or waiver of any provision of this Agreement will be binding unless in writing and signed by a duly authorized representative of the party sought to be bound.

4.1      Notices.

         Revisions, updates or other amendments or modifications to this Agreement (including Attachments) shall be effective only if in set out in a writing (or other record) executed (or authenticated) by each of Applied and Supplier, and communications hereunder may be given by mail, fax or e-mail to the individuals listed below.

     Supplier:

                (Name)            Joe Foster, Senior Vice President

                (Address 1)       2805 Mission College Blvd.

                (Address 2)       Santa Clara, California  95054

                (Phone)           (408) 935-4570

                (FAX)             (408) 934-6302

                (E-mail)          jfoster@kineticsgroup.com

* Material has been omitted and filed separately with the Commission.

CONFIDENTIAL TREATMENT REQUESTED

Applied:

Applied Materials, Inc.

9700 U.S. Hwy 290 East M/S 3300

Austin, Texas  78724

Phone:   512-272-2535

Fax:     512-272-3908

Attn:    Mr. Craig Romick (email address is: Craig_A_Romick@AMAT.com)

Each party shall advise the other in writing of any change to such party's contact persons.

4.2      Applicable Law; Consent to Jurisdiction; Venue.

         This Agreement shall be governed by, subject to and construed in accordance with the internal laws of the State of California, excluding conflicts of law rules. The parties incorporate by reference Article 11 of
Exhibit 1 of the GSA and agree that the provisions of such Article apply to this Agreement.

4.3      Assignments.

         The parties incorporate by reference Article 17 of Exhibit 1 of the GSA and agree that the provisions of such Article apply to this Agreement.

4.4      Waiver.

         In the event Applied delays or fails to insist on performance of any of the terms and conditions set forth herein or delays or fails to exercise any of its rights or privileges under this Agreement, such delay or failure shall not constitute a waiver of such terms, conditions, rights or privileges.

4.5      Indemnity by Supplier.

         SUPPLIER SHALL DEFEND, INDEMNIFY AND HOLD HARMLESS APPLIED FROM AND AGAINST, AND SHALL SOLELY AND EXCLUSIVELY BEAR AND PAY, ANY AND ALL CLAIMS, SUITS, LOSSES, PENALTIES, DAMAGES (WHETHER ACTUAL, PUNITIVE, CONSEQUENTIAL OR OTHERWISE) AND ALL LIABILITIES AND THE ASSOCIATED COSTS AND EXPENSES, INCLUDING ATTORNEY'S FEES, EXPERT'S FEES, AND COSTS OF INVESTIGATION (ALL OF THE FOREGOING BEING COLLECTIVELY CALLED "INDEMNIFIED LIABILITIES"), WHICH ARISE FROM OR RELATE TO, OR ARE FOR, PERSONAL INJURY, DEATH, OR DAMAGE TO OR LOSS OF TANGIBLE PROPERTY RESULTING (IN WHOLE OR IN PART) FROM THE USE OR OPERATION OF THE TOOLING BY SUPPLIER, OTHER THAN (a) AS A RESULT OF DEFECTS IN THE TOOLING EXISTING AT THE TIME OF DELIVERY TO SUPPLIER OR (b) FOR INFRINGEMENT OR OTHER MATTERS AS TO WHICH APPLIED HAS WARRANTY OR INDEMNITY OBLIGATIONS TO SUPPLIER. THIS INDEMNITY IS SUBJECT TO, AND SHALL NOT ALTER, IMPAIR

CONFIDENTIAL TREATMENT REQUESTED

OR MODIFY, ANY WARRANTY OR INDEMNITY BY APPLIED OR SUPPLIER TO OR FOR THE BENEFIT OF THE OTHER UNDER THE IPA OR GSA.

4.6      Supplier's Expense and Risk; Taxes.

         Supplier shall perform all of its obligations hereunder at its own expense and risk, including without limitation those specified herein as being at Supplier's expense. Supplier shall be responsible for paying any use tax assessed in connection with the loan of Tooling contemplated by this Agreement.

4.7      Captions and Severability.

         Captions in this Agreement are for the convenience of the parties only and shall not affect the interpretation or construction of this Agreement. In the event any provision of this Agreement is held to be invalid or unenforceable, such provision shall be severed from the remainder of this Agreement, and such remainder will remain in force and effect.

4.8      Counterparts and Attachments.

         This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Particular items of Tooling subject to this Agreement may be added or deleted by the parties from time to time; as items are added or deleted, a new Attachment (or an amendment to a current Attachment) to this Agreement shall be executed by the parties to identify changes in Tooling.



                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

CONFIDENTIAL TREATMENT REQUESTED

IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective duly authorized officers, all as of the Effective Date.



APPLIED:                                              SUPPLIER:

APPLIED MATERIALS, INC                                KINETICS FLUID SYSTEMS, INC.

By:      /s/ Paul Hohlstein                           By:      /s/ Dan Rubin
   --------------------------------                      ---------------------------------

Name:    Paul Hohlstein                               Name:    Dan Rubin
     ------------------------------                        -------------------------------

Title:   Vice President                               Title:   President
      -----------------------------                         ------------------------------

CONFIDENTIAL TREATMENT REQUESTED

                  ATTACHMENT 1

The * Attachment 1 consists of:



         (a) Schedule 4.2.2(c) to the GSA as of the Effective Date;

         (b) The Test Fixture Software (as defined in Section 4.2.3(c) of the GSA, and which is not required to be scheduled);

         (c) The * identified on Addendum * to the * Agreement and all * the Third Party Applications set out on Schedule 2.3.8 to the IPA and the * identified under * in Schedule 2.8 to the IPA; and

         (d) The * identified under * in Schedule 2.8 to the IPA.

* Material has been omitted and filed separately with the Commission.

CONFIDENTIAL TREATMENT REQUESTED

As to Tooling delivered *, the following form shall be used:

                           Supplement to Attachment 1


Applied Materials, Inc. ("Applied") and the below named Supplier ("Supplier") agree that the property described below to Supplier has been delivered to Supplier as "Tooling" under, and is subject to, that certain Tooling Loan Agreement dated as of _________ __, _____ between Applied and the Supplier:



Place of Delivery for Tooling and any Packaging or Shipping Instructions:

[ Enter "Deliver To" Address]



Detailed Description of Each Item of Tooling         Identification Number              Agreed Value
--------------------------------------------         ---------------------              ------------


--------------------------------------------         ---------------------              ------------


--------------------------------------------         ---------------------              ------------


--------------------------------------------         ---------------------              ------------



TOTAL VALUE OF TOOLING
                      $ TBD


Dated:
      --------------------------------------

* Material has been omitted and filed separately with the Commission.

CONFIDENTIAL TREATMENT REQUESTED

APPLIED MATERIALS, INC                               KINETICS FLUID SYSTEMS, INC.

By:                                                  By:
      ----------------------------------                    ----------------------------------

Name:                                                Name:
      ----------------------------------                    ----------------------------------

Title:                                               Title:
      ----------------------------------                    ----------------------------------